UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☑        Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
TransUnion
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 21, 2024

Dear Fellow Stockholders:

I am pleased to invite you to join our Board of Directors and senior leadership for our 2024 Annual Meeting of Stockholders (Annual Meeting), which will be held on Thursday, May 2, 2024, at 12:00 p.m. Central Daylight Time. Our Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast.

The attached Notice of Annual Meeting of Stockholders and proxy statement will serve as your guide to the business to be conducted at the meeting. We are also mailing a Notice of Internet Availability of Proxy Materials (Notice) to our stockholders. We believe the Notice process allows us to provide our stockholders with the information they desire in a timely manner, while saving costs and reducing the environmental impact of our Annual Meeting. The Notice contains instructions on how to access our 2023 Annual Report (which includes our 2023 Form 10-K), proxy statement and proxy card over the Internet, as well as instructions on how to request a paper copy of the materials, if desired.

Your vote is very important to us. We encourage you to sign and return your proxy card and/or vote by telephone or via the Internet following the instructions on the Notice as soon as possible, so that your shares will be represented and voted at the Annual Meeting. Instructions on how to vote are on page 10.

We urge you to read the accompanying proxy statement carefully and to vote FOR the director nominees proposed by the Board of Directors and FOR proposals 2 through 5, in accordance with the recommendations of the Board of Directors.

On behalf of your Board of Directors, thank you for your confidence in TransUnion. We look forward to your continued support.

Chris Cartwright

President & Chief Executive Officer

555 West Adams Street

Chicago, Illinois 60661

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, May 2, 2024

12:00 p.m. Central Daylight Time

The 2024 Annual Meeting of Stockholders of TransUnion (Annual Meeting) will be held at 12:00 p.m. Central Daylight Time on Thursday, May 2, 2024. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and TransUnion. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers About the Annual Meeting” beginning on page 7.

We are holding the Annual Meeting for the following purposes:

1.

To elect each of George M. Awad, William P. (Billy) Bosworth, Christopher A. Cartwright, Suzanne P. Clark, Hamidou Dia, Russell P. Fradin, Charles E. Gottdiener, Pamela A. Joseph, Thomas L. Monahan, III, Ravi Kumar Singisetti and Linda K. Zukauckas to the Board of Directors for a term of one year;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as TransUnion’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To hold a non-binding advisory vote to approve the compensation of TransUnion’s named executive officers;

4.

To amend and restate TransUnion’s Amended and Restated 2015 Omnibus Incentive Plan to, among other things, increase the number of shares authorized for issuance by 4 million shares and extend the term of the plan through the tenth anniversary of the effective date of such amendment and restatement;

5.	To amend TransUnion’s 2015 Employee Stock Purchase Plan, as Amended and Restated, to increase the number of shares authorized for issuance by 3 million shares; and

6.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The close of business on March 7, 2024 is fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination, by any stockholder, at our offices in Chicago, Illinois during normal business hours for a period of ten days before the Annual Meeting. Please contact our Corporate Secretary, Rachel W. Mantz, at (312) 985-2000 if you wish to inspect the list of stockholders before the Annual Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission’s “Notice and Access” rule that allows us to provide stockholders with notice of their ability to access proxy materials via the Internet. Under this process, on or around March 21, 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials (Notice) to certain of our stockholders informing them that our proxy statement, 2023 Annual Report (which includes our 2023 Form 10-K) and voting instructions will be available on the Internet as of the same date. The proxy statement will also be made available to all other stockholders on or around March 21, 2024. As more fully described in the Notice, all stockholders may choose to access our proxy materials via the Internet or may request printed materials.

By order of the Board of Directors,

Rachel W. Mantz

Senior Vice President, Deputy General

Counsel and Corporate Secretary

March 21, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice of the 2024 Annual Meeting, the proxy statement and our 2023 Annual Report

(which includes our 2023 Form 10-K) are available at: www.proxyvote.com

2024 Proxy Statement Contents

i

New Plan Benefits	52
History of Grants Under the Amended 2015 Plan	52
Registration	53
Vote Required	53

PROPOSAL 5: APPROVAL OF AMENDMENT TO TRANSUNION 2015 EMPLOYEE STOCK PURCHASE PLAN	54

Material Changes to the ESPP	54
Summary of the Amended ESPP	54
Federal Income Tax Consequences	56
Plan Benefits	57
ESPP Shares Purchased Since Inception	57
Registration	57
Vote Required	57

COMPENSATION DISCUSSION AND ANALYSIS	58

Executive Summary	58
Executive Compensation Philosophy and Governance Practices Align with Stockholders’ Interests and Reflect Best Practices, Discouraging and Mitigating Excessive Risk Taking	61
Role of Compensation Committee, Management and Compensation Consultant in Compensation Decisions	63
Overview of 2023 Target Compensation Mix	63
Key Executive Compensation Components	65
Market Analysis and Benchmarking	66
2023 Executive Compensation Program	67

COMPENSATION COMMITTEE REPORT	78

EXECUTIVE COMPENSATION	79

Summary Compensation Table — 2023	79
Detailed Analysis of “All Other Compensation” Column	80
Grants of Plan-Based Awards — 2023	81
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	82
Outstanding Equity Awards at Fiscal Year-End — 2023	83
Options Exercised and Stock Vested — 2023	84
Nonqualified Deferred Compensation — 2023	84
Payments upon Termination and Change in Control — 2023	86

PAY RATIO DISCLOSURE	90

PAY VERSUS PERFORMANCE DISCLOSURE	91

RISK ASSESSMENT IN COMPENSATION PROGRAMS	96

EQUITY COMPENSATION PLAN INFORMATION	96

OTHER INFORMATION	97

Other Business	97
Proxy Solicitation	97
Stockholder Proposals for 2025 Annual Meeting and Director Nominations	97
Additional Information Available	98

APPENDIX A – TransUnion Second Amended and Restated 2015 Omnibus Incentive Plan	A-1

APPENDIX B – Amendment to TransUnion 2015 Employee Stock Purchase Plan	B-1

ii

TransUnion

555 West Adams Street

Chicago, Illinois 60661

(312) 985-2000

www.transunion.com

PROXY STATEMENT

For the 2024 Annual Meeting of Stockholders

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors (or “Board”) to be voted at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of TransUnion, a Delaware corporation, sometimes referred to as the “Company,” “we,” “us” or “our.” The Annual Meeting will be held on Thursday, May 2, 2024 at 12:00 p.m. Central Daylight Time virtually, via live audio webcast. You will be able to attend and listen to the Annual Meeting live, submit questions and vote your shares electronically at the Annual Meeting. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers About the Annual Meeting” beginning on page 7.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are providing our stockholders access to our proxy materials and other Annual Meeting materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to our stockholders on or about March 21, 2024, unless a stockholder has previously requested printed materials. Stockholders will have the ability to access the proxy materials and our 2023 Annual Report (which includes our 2023 Form 10-K) on a website referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice. The Notice contains instructions on how you can vote on the Internet or by telephone. You will need the 16-digit control number provided on the Notice or your proxy card (if applicable) to vote.

The Notice also provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or mail will remain in effect until you terminate it.

ELECTION TO RECEIVE ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS.

You can expedite delivery and avoid costly mailings by confirming in advance your preference for electronic delivery. For further information on how to take advantage of this cost-saving service, please see page 12 of the proxy statement.

PROXY STATEMENT SUMMARY

This proxy statement summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our 2023 Annual Report (which includes our 2023 Form 10-K) carefully before voting.

Annual Meeting of Stockholders

Time and Date: Thursday, May 2, 2024 at 12:00 p.m. Central Daylight Time	Record Date: March 7, 2024	Virtual Meeting Access: www.virtualshareholdermeeting.com/TRU2024

Voting: Stockholders as of the record date are entitled to vote. We urge you to vote before the meeting.

Vote by Internet at http://www.proxyvote.com	Vote by telephone at 1-800-690-6903

Vote by mail by completing and returning your proxy card or voter instruction card	Vote your shares during the Annual Meeting at www.virtualshareholdermeeting.com/TRU2024

Voting Matters

Agenda Item	Board Vote Recommendation	Page Reference
1. Election of Directors The Board recommends the election of each of the eleven director nominees for a one-year term.	FOR each Director Nominee	37
2. Ratification of Appointment of PricewaterhouseCoopers LLP as TransUnion’s Independent Registered Public Accounting Firm The Board is asking stockholders to ratify the selection of PricewaterhouseCoopers LLP as TransUnion’s Independent Registered Public Accounting Firm for fiscal year 2024.	FOR	40
3. Advisory Vote to Approve the Compensation of TransUnion’s Named Executive Officers The Board is asking stockholders to approve, on a non-binding advisory basis, the compensation of TransUnion’s named executive officers as disclosed in this proxy statement.	FOR	43
4. Approval of TransUnion Second Amended and Restated 2015 Omnibus Incentive Plan The Board is asking stockholders to approve the amendment and restatement of TransUnion’s Amended and Restated 2015 Omnibus Incentive Plan (the “Amended 2015 Plan”) to, among other things, increase the number of shares authorized for issuance by 4 million shares and extend the term of the plan through the tenth anniversary of the effective date of such amendment and restatement.	FOR	44
5. Approval of an Amendment to the TransUnion 2015 Employee Stock Purchase Plan, as Amended and Restated The Board is asking stockholders to approve an amendment to TransUnion’s 2015 Employee Stock Purchase Plan, as Amended and Restated (the “ESPP”), to increase the number of shares authorized for issuance by 3 million shares.	FOR	54

Submitting Questions During the Annual Meeting

We are committed to ensuring, to the extent possible, that stockholders will be afforded the ability to participate at the virtual meeting similarly to how they would participate at an in-person meeting. As part of the Annual Meeting, we will answer questions following the presentation of each proposal to be voted on at the Annual Meeting, and will hold a live, online Q&A session, during which we intend to answer questions submitted before or during the Annual Meeting, as time permits. Questions must be confined to matters properly before the Annual Meeting and of general Company concern. We reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. We kindly ask stockholders not to ask more than two questions in order to allow us to answer questions from as many stockholders as possible. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/TRU2024.

Technical Assistance During the Annual Meeting

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/TRU2024. Please check in beginning at 11:45 a.m. Central Daylight Time on May 2, 2024, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting.

Corporate Governance Highlights

The Board is responsible for overseeing our assets and business affairs in an honest, fair and ethical manner driven by comprehensive corporate governance principles, including the following:

Governance Highlights

  Majority voting for directors

  Declassified Board of Directors

  No supermajority voting provisions

  Clawback policy

  Stock ownership guidelines for executives and directors

  9 of 11 director nominees are independent

  45% of director nominees self-identify as women or from traditionally underrepresented racial/ethnic groups

  No poison pill

  Independent Audit, Compensation and Nominating and Corporate Governance (“NCG”) Committees

  Mandatory retirement age of 75 for directors (subject to waiver)

  No pledging or hedging of TransUnion stock

  Active stockholder engagement

  Robust director nominee selection process

  Bylaws include proxy access provision

Director Nominees – Key Facts

The following table provides summary information about each director nominee. More detailed information about each director nominee’s background, skill set and experience can be found beginning on page 22.

Name and Occupation	Age(1)	Director Since	Independent	Committee Membership							Other Public Company Boards
				A	C	N	M	R	T	E

George M. Awad Principal, Gibraltar Capital Corporation	63	2013	☑	●			C	●			—

William P. (Billy) Bosworth Operating Managing Director, Vista Equity Partners	54	2020	☑		●				C		—

Christopher A. Cartwright President & Chief Executive Officer, TransUnion	58	2019								●	—

Suzanne P. Clark President and CEO, U.S. Chamber of Commerce	56	2017	☑	●				C			AGCO Corporation

Hamidou Dia VP, Global Head of Generative AI, Google Cloud	59	2022	☑	●					●		—

Russell P. Fradin Operating Partner, Clayton, Dubilier & Rice	68	2018	☑		C	C	●			●	Hamilton Insurance Group, Ltd.

Charles E. Gottdiener CEO, Anaplan, Inc.	59	2022					●	●	●		—

Pamela A. Joseph CEO and Executive Chair, Xplor Technologies	65	2015	☑		●	●		●		C	Paychex, Inc. Adyen N.V.

Thomas L. Monahan, III CEO, Heidrick and Struggles, Inc.	57	2017	☑	C		●				●	Heidrick and Struggles, Inc.

Ravi Kumar Singisetti(2) CEO, Cognizant Technology Solutions Corporation	52	2022	☑		●		●				Cognizant Technology Solutions Corporation

Linda K. Zukauckas Former CFO, Nielsen Holdings	62	2023	☑	●							—

(1) The age indicated for each director is as of March 7, 2024. (2) Mr. Singisetti is also interchangeably referred to herein as “Ravi Kumar” or “Mr. Kumar”.

Key:

A – Audit Committee

C – Compensation Committee

N – Nominating and Corporate

   Governance Committee

M – Mergers, Acquisitions and

   Integration Committee

R – Risk and Compliance

   Committee

T – Technology Committee

E – Executive Committee

C – Committee Chairperson

● – Committee Member

Executive Compensation Highlights

Executive Compensation Philosophy

Our executive compensation program is based on a philosophy that aligns the interests of our executives and stockholders. The following are key objectives of our compensation philosophy:

•	Attract, motivate and retain highly experienced executives who are vital to our short- and long-term success, profitability and growth;
•

Align the focus of our executives with the interests of our stockholders by rewarding executives for the achievement of strategic goals that successfully drive our strategy, operations and business performance, thereby enhancing stockholder value;

•	Differentiate rewards based on actual individual performance while also rewarding executives for our overall results; and
•	Discourage unnecessary and excessive risk-taking.

Strong Stockholder Support

Our most recent Say-on-Pay vote was held at our 2023 Annual Meeting of Stockholders, and received 95.7% stockholder support. We believe this strong Say-on-Pay vote outcome demonstrates stockholder support for our executive compensation program.

Executive Compensation Payouts are Aligned with our Named Executive Officers’ (“NEOs”) and the Company’s Performance During 2023

•

Our NEOs’ 2023 annual incentive payouts were between 38.0%-57.5% of target resulting from below target performance achievement on all three performance measures: Defined Consolidated Adjusted EBITDA, Defined Consolidated Revenue and Defined Adjusted Diluted Earnings per Share.

•

Our 2021 PSU (as defined below) performance total weighted payout was 100.0% of target resulting from above target performance achievement on Cumulative Adjusted EBITDA (30% weighting) and Cumulative Revenue (20% weighting) and below target performance on Relative TSR (as defined below) (50% weighting).

Target Compensation Mix is Linked to Company Performance and Aligned with Stockholders’ Interests

•	91% of our CEO’s 2023 target compensation and 81% of our other NEOs’ 2023 target compensation is “at-risk” based on Company and share price performance.
•	77% of our CEO’s 2023 target compensation and 62% of our other NEOs’ 2023 target compensation is based on long-term incentives aligned with stockholders.

CEO TARGET PAY MIX	ALL OTHER NEOS’ TARGET PAY MIX

See “Compensation Discussion and Analysis” on page 58 and “Executive Compensation” on page 79 for additional details on our executive compensation programs.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Where and when is the Annual Meeting?

A:

The Annual Meeting will be held on Thursday, May 2, 2024 at 12:00 p.m. Central Daylight Time virtually, via live audio webcast. You may access the virtual meeting at the following link: www.virtualshareholdermeeting.com/TRU2024. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.

Q:	Why are we holding a virtual Annual Meeting?

A:

We will continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

Q:	Who is entitled to vote at the Annual Meeting?

A:

Only stockholders of record at the close of business on March 7, 2024, the record date for the Annual Meeting, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. The record date is established by our Board. Stockholders are entitled to one vote for each share of our common stock that they owned as of the record date. On the record date, we had 194,228,797 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A complete list of such stockholders will be available for examination, by any stockholder, at our offices in Chicago, Illinois during normal business hours for a period of ten days before the Annual Meeting. Please contact our Corporate Secretary, Rachel W. Mantz, at (312) 985-2000 if you wish to inspect the list of stockholders before the Annual Meeting.

Our stock trades on the New York Stock Exchange (“NYSE”) under the ticker “TRU.”

Q:	What do I need to do to attend and participate in the Annual Meeting virtually?

A:

Both stockholders of record and stockholders whose shares are held in street name (defined below) will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/TRU2024. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. If you do not have a control number, please contact your broker, banker or other nominee as soon as possible so that you can be provided with one.

We have designed our virtual format to enhance your access, participation and communication and we are committed to ensuring, to the extent possible, that stockholders will be afforded the ability to participate at the virtual meeting similarly to how they would participate at an in-person meeting. As part of the Annual Meeting, we will answer questions following the presentation of each proposal to be voted on at the Annual Meeting, and will hold a live, online, Q&A session, during which we intend to answer questions submitted before or during the Annual Meeting, as time permits. Questions must be confined to matters properly before the Annual Meeting and of general Company concern. We reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. We kindly ask stockholders not to ask more than two questions in order to allow us to answer questions from as many stockholders as possible. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/TRU2024.

The Annual Meeting live audio webcast will begin promptly at 12:00 p.m. Central Daylight Time on Thursday, May 2, 2024. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m. Central Daylight Time, and you should allow ample time for the check-in procedures.

Q:	What is the difference between holding shares as a registered stockholder and as a beneficial owner or in “street name?”

A:

If your shares were registered directly in your name as of the record date with our transfer agent, Equiniti Trust Company, LLC, you are considered the “registered stockholder” of those shares. As a stockholder of record, we will mail the Notice, or if requested, copies of the proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee (“street name”), you are considered the “beneficial owner” of the shares that are registered in street name. In this case, the Notice or, if requested, printed proxy materials and our 2023 Annual Report were forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions included in the materials, and your broker is not allowed to vote your shares without instruction except for certain matters. However, because a beneficial owner whose shares are held in street name is not the stockholder of record, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Heather J. Russell, Executive Vice President, Chief Legal Officer, and Rachel W. Mantz, Senior Vice President, Deputy General Counsel and Corporate Secretary, to act as proxy holders at the virtual Annual Meeting as to all shares for which proxies are returned or voting instructions are provided by Internet or telephonic voting.

Q:	What routine matters will be voted on at the Annual Meeting?

A:

The ratification of the independent registered public accounting firm is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions; however, certain brokers will not vote on such matters unless they have received voting instructions from their customers.

Q:	What non-routine matters will be voted on at the Annual Meeting?

A:

The election of directors, the non-binding advisory vote on our NEOs’ compensation, the amendment and restatement of the Amended 2015 Plan and the amendment of the ESPP are each non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers. Brokers who do not receive voting instructions will only be allowed to vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024, provided such brokers provide discretionary voting.

Q:	Could other matters be decided at the Annual Meeting?

A:	We are not aware of any matters that will be considered at the Annual Meeting other than those described in this proxy statement.

However, if any other matters properly arise at the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote:

•	“FOR” the election of each of the eleven director nominees named in this proxy statement as a director for a one-year term.

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024.

•	“FOR” the approval, on a non-binding advisory basis, of our NEO compensation.

•	“FOR” the approval of the amendment and restatement of the Amended 2015 Plan to, among other things, increase the number of shares authorized for issuance by 4 million shares and to extend the term of the plan through the tenth anniversary of the effective date of such amendment and restatement.

•	“FOR” the approval of the amendment to the ESPP to increase the number of shares authorized for issuance by 3 million shares.

Q:	What is the vote required for each proposal?

A:

For Proposal 1, Election of Directors, to be elected, each director nominee must receive a majority of the votes cast (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). Any incumbent director who fails to receive the required number of votes for re-election is required to promptly tender his or her resignation, and the NCG Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. Taking into account the recommendation of the NCG Committee, the Board will determine whether to accept or reject any such resignation, or what other action should be taken, within 90 days from the date of the certification of election results. We will publicly disclose any such decision by the Board with regard to any director’s resignation. If you hold your shares in street name and do not give your broker specific voting instructions, your shares will not be voted and will not be counted in the election of the director nominees. Abstentions and broker non-votes will have no effect on the outcome of Proposal 1.

For Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm, the proposal will be approved if a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal are cast “FOR” the proposal. As Proposal 2 is advisory and non-binding, the Board will review the voting results on this proposal and take the results into account when making future decisions regarding this matter. Broker non-votes (described below) may be voted at the discretion of the broker or other nominee with respect to Proposal 2. Abstentions will have the effect of a vote against Proposal 2.

For Proposal 3, Non-Binding Advisory Vote to Approve Named Executive Officer Compensation, the proposal will be approved if a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal are cast “FOR” the proposal. As Proposal 3 is advisory and non-binding, the Board will review the voting results on this proposal and take the results into account when making future decisions regarding this matter. Broker non-votes will have no effect on the outcome of Proposal 3. Abstentions will have the effect of a vote against Proposal 3.

For Proposal 4, Amendment and Restatement of TransUnion Amended and Restated 2015 Omnibus Incentive Plan, the proposal will be approved if a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal are cast “FOR” the proposal. Broker non-votes will have no effect on the outcome of Proposal 4. Abstentions will have the effect of a vote against Proposal 4.

For Proposal 5, Amendment of the TransUnion 2015 Employee Stock Purchase Plan, as Amended and Restated, the proposal will be approved if a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal are cast “FOR” the proposal. Broker non-votes will have no effect on the outcome of Proposal 5. Abstentions will have the effect of a vote against Proposal 5.

Q:	What is a broker non-vote?

A:

NYSE permits brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called “broker non-votes.” For purposes of determining the outcome of any proposal as to which the broker has physically indicated on the proxy that it does not have, or chooses not to exercise, discretionary authority to vote, if allowed, these shares will be treated as not present and not entitled to vote with respect to that proposal, even though those shares are considered entitled to vote for quorum purposes.

Q:	What is the effect of an abstention?

A:

A stockholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the Annual Meeting. Abstentions will have no effect on the outcome of Proposal 1 and will have the effect of a vote against Proposals 2-5.

Q:	What constitutes a quorum?

A:

A majority of the aggregate voting power of the common stock entitled to be voted at the Annual Meeting is a quorum, which is required for holding and transacting business at the Annual Meeting. The shares may be present virtually or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	Who is soliciting my vote?

A:	Our Board is soliciting your vote for the Annual Meeting.

Q:	How do I vote?

A:	If you are a registered stockholder:

Virtual Meeting. Stockholders of record may attend the virtual meeting by visiting www.virtualshareholdermeeting.com/TRU2024, where you may vote and submit questions during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website. For more information on how to attend and vote at the Annual Meeting, please see the section titled “Questions and Answers About the Annual Meeting” beginning on page 7. You may also vote by any of the following methods (please vote as soon as possible):

Internet. Vote at http://www.proxyvote.com, the website for Internet voting. Follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 1, 2024.

Telephone. Vote by telephone by calling 1-800-690-6903. Follow the instructions on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 1, 2024.

Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 1, 2024.

Voting by Internet, telephone or mail will not limit your right to vote virtually at the Annual Meeting if you later decide to change your vote while attending the virtual Annual Meeting. Even if you plan to attend the virtual Annual Meeting, the Board recommends that you submit a proxy in advance via the Internet, by telephone or by mail.

If you are a beneficial owner:

Prior to the Annual Meeting. If you are the beneficial owner of your TransUnion shares, your ability to vote over the Internet, by mail or by telephone depends on your broker’s voting process. Please carefully follow the directions on your proxy card or the voter instruction card from your broker.

At the Virtual Meeting. Beneficial owners may attend the virtual meeting by visiting www.virtualshareholdermeeting.com/TRU2024. Beneficial owners are not stockholders of record and therefore you may not vote your shares at the meeting unless you obtain a “legal proxy” from your broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	Can I vote my stock by filling out and returning the Notice?

A:

No. The Notice will provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card via mail or by submitting a ballot electronically during the Annual Meeting.

Q:	If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

A:	No.
Q:	Can I change my vote?

A:	Yes. You may revoke or change a proxy before the vote is taken at the Annual Meeting by:

•	giving notice of the revocation in writing to our Corporate Secretary at 555 West Adams Street, Chicago, Illinois 60661;

•	submitting another valid proxy by mail, telephone or over the Internet that is later dated and if mailed, is properly signed, or if submitted by telephone or over the Internet, is received by 11:59 p.m. Eastern Daylight Time on May 1, 2024; or

•	if you have instructed your broker or other nominee to vote your shares, by following the directions received from your broker or nominee to change those instructions.

Q:	Who will tabulate and certify the vote?

A:

Broadridge Financial Solutions, Inc., an independent third party, will tabulate and certify the vote, and will have a representative to act as the independent inspector of elections for the Annual Meeting.

Q:	What if I have technical difficulties during the check-in time or during the Annual Meeting?

A:

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/TRU2024. Please be sure to check in beginning at 11:45 a.m. Central Daylight Time on May 2, 2024, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting, unless only preliminary voting results are available at that time. If necessary, we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of this report and other reports free of charge on our Investor Relations website, investors.transunion.com, on the “Financials” page, or by contacting our Investor Relations department at investor.relations@transunion.com. Also, the Form 8-K and other reports we file with the SEC are available to you on the Internet at the SEC’s website at http://www.sec.gov.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

A:

Most stockholders received a Notice instead of a full set of printed proxy materials. The Notice provides access to proxy materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to stockholders. On or around March 21, 2024, we will begin mailing the Notice to certain stockholders of record as of the close of business on March 7, 2024, and we will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. The Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by e-mail for the Annual Meeting and on an ongoing basis. Stockholders who previously requested printed proxy materials or electronic materials on an ongoing basis will receive those materials in the format requested.

Q:	How can I access the proxy materials over the Internet?

A:

The Notice, this proxy statement and our 2023 Annual Report are available at www.proxyvote.com prior to the day of the Annual Meeting or at www.virtualshareholdermeeting.com/TRU2024 on the day of and during the Annual Meeting.

Your Notice or proxy card will contain instructions on how to view these materials. Our proxy materials are also available on our Investor Relations website, investors.transunion.com, on the “Financials” page.

Q:	What does it mean if I receive more than one proxy card or Notice?

A:

If you receive more than one proxy card or Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on each proxy card and/or Notice to ensure that all of your shares are voted.

Q:	Who pays for the proxy solicitation related to the Annual Meeting?

A:

We will bear the entire cost of this solicitation, including the preparation, assembly, printing, mailing of the Notice and any mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers and other employees of TransUnion, in person or by telephone. No additional compensation will be paid to our directors, executive officers or other employees for these services. We have retained Georgeson LLC to assist us with the solicitation of proxies for an estimated fee of $11,500 plus expenses. We also will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of our common stock.

Q:	Can I choose to receive proxy statements and annual reports on the Internet instead of receiving them by mail?

A:

Yes. If you are a registered stockholder or beneficial owner, you can elect to receive future annual reports and proxy statements on the Internet only and not receive copies in the mail by following the instructions on your proxy card or voting instruction form. Your request for electronic transmission will remain in effect for all future annual reports and proxy statements, unless withdrawn.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

TransUnion is a global information and insights company with over 13,200 associates operating in more than 30 countries. We make trust possible by ensuring each person is reliably represented in the marketplace. We do this with a Tru™ picture of each person: an actionable view of consumers, stewarded with care. Through our acquisitions and technology investments we have developed innovative solutions that extend beyond our strong foundation in core credit into areas such as marketing, fraud, risk and advanced analytics. As a result, consumers and businesses can transact with confidence and achieve great things. We call this Information for Good®.

Our Board directs the management of our business and affairs, and also oversees our business on behalf of our stockholders. The Board and management recognize that the interests of TransUnion and our stockholders are advanced by responsibly addressing the concerns of multiple constituencies, including employees, consumers, customers and the communities in which we operate. Our Corporate Governance Guidelines support the Board in its oversight role and in fulfilling its obligation to stockholders.

Our Corporate Governance Guidelines address, among other things:

•	the composition and responsibilities of the Board,
•	director independence and qualification standards,
•	Board meeting requirements,
•	management succession planning,
•	compensation of non-management directors,
•	communications with Board members, and
•	the NCG Committee’s and the Board’s commitment to actively seek out highly qualified women and individuals from minority groups to include in the pool from which new Board candidates are chosen.

The NCG Committee regularly reviews our Corporate Governance Guidelines and recommends modifications of these guidelines to the Board when appropriate, including when NYSE and SEC regulations require changes.

You can find our Corporate Governance Guidelines on our Investor Relations website, investors.transunion.com, on the “Corporate Governance—Governance Documents” page.

Board Leadership Structure and Role of Board in Risk Oversight

Board Leadership Structure

Our Board of Directors is currently led by Ms. Pamela Joseph, our Non-Executive Chairperson. Whenever the Chairperson of the Board is also the CEO or is a director who does not otherwise qualify as an “independent director,” the independent directors will elect from among themselves a Lead Director of the Board. Following nomination by the NCG Committee, each independent director will be given the opportunity, by secret ballot, to vote in favor of a Lead Director nominee or to write in a candidate of his or her own. The Lead Director will be elected by a plurality and will serve until the Board meeting immediately following the next annual meeting of stockholders, unless otherwise determined by the Board. Since the CEO position is currently separate from our Chairperson position, we do not have a Lead Director at this time.

We believe that the separation of the Chairperson and the CEO roles is appropriate for us at this time. The Board believes that this leadership structure is appropriate because it strikes an effective balance between management and independent director participation in the Board process. The Non-Executive Chairperson role allows our President & Chief Executive Officer to focus on his management responsibilities in leading the business, setting our strategic direction and optimizing our performance and operations. At the same time, the Non-Executive Chairperson can focus on Board leadership, provide guidance to the CEO, and focus on corporate governance and our overall business strategy. The Board believes that the separation of functions between the CEO and the Non-Executive Chairperson of the Board provides independent leadership of the Board in the exercise of its oversight responsibilities, increases the accountability of the CEO and creates transparency into the relationship among executive management, the Board and our stockholders.

Role of the Board in Risk Oversight

The Board of Directors has extensive involvement in the oversight of risk management related to TransUnion and our business, which is implemented through regular reporting to the Board by the Audit Committee and Risk and Compliance Committee. The Risk and Compliance Committee was established in July 2022 and its responsibilities include providing oversight and advice to the Board regarding: (1) the identification, evaluation, oversight and mitigation of material risks to TransUnion; and (2) our risk assessment and enterprise risk management framework.

The Audit Committee reviews our accounting, reporting and financial practices, including the quality and integrity of our financial statements and our financial reporting and disclosure practices, the soundness of our internal controls for finance and accounting, and, together with the Risk and Compliance Committee, our compliance with applicable legal and regulatory requirements. The Audit Committee reviews and discusses with management, our independent auditor and the Risk and Compliance Committee, our guidelines and policies governing the process by which risk assessment and enterprise risk management is undertaken, including our major financial and other risk exposures, and the steps management has taken to monitor and mitigate the risk of such exposures. The Audit Committee also periodically reviews with management (including the Chief Legal Officer and Chief Risk and Compliance Officer) and our independent auditor, any correspondence with, or other action by, regulators or governmental agencies, and any employee complaints, submissions or published reports that raise concerns regarding our financial statements, accounting or auditing matters, or compliance with law or our Code of Business Conduct.

Responsibilities of the Risk and Compliance Committee include oversight of the Company’s management of risks, as outlined in the Global Risk Taxonomy approved by our Enterprise Risk Management Committee (“ERMC”), assessment of the quality and effectiveness of our capabilities, policies and controls (including the methods of identifying, assessing, monitoring and mitigating such risks), and review of our enterprise risk management framework, enterprise risk appetite, compliance infrastructure and material risk exposures. The ERMC is chaired by our Chief Risk and Compliance Officer and consists of our Chief Executive Officer and his direct reports. The Risk and Compliance Committee reviews and approves our Global Risk Appetite Statement annually, which summarizes our approach to taking, managing and responding to risks, and provides parameters to guide management on risk decisions. The Risk and Compliance Committee also oversees the quality and effectiveness of our information security framework, including capabilities, policies and controls, and methods for identifying, assessing and mitigating information and cybersecurity risks, and assesses the effectiveness of our management of information security-related risks. The committee also meets periodically with our Chief Legal Officer, Chief Risk and Compliance Officer and other appropriate legal, risk or compliance staff to review any legal or regulatory matters that may have a material impact on our business or operating strategy.

As described above, through regular meetings with management, including the finance, legal, risk and compliance and internal audit functions, the Audit Committee and Risk and Compliance Committee review and discuss the significant areas of risk to our business and summarize for the Board areas of compliance risk and appropriate mitigating factors. In addition, our Board receives periodic operating performance reviews from management.

Executive Sessions of the Board

Our non-management directors regularly meet in executive session without management present. Ms. Joseph, our Board Chairperson, presides at such sessions.

Director Independence

Our Board of Directors has affirmatively determined that each of Mses. Clark, Joseph and Zukauckas, Dr. Awad and Messrs. Bosworth, Dia, Fradin, Kumar and Monahan has no material relationship with the Company and qualifies as an independent director under the standards established by NYSE, as currently in effect.

In making that determination, the Board considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and applied the following standards under NYSE rules, which provide that a director will not be considered independent if he or she:

•	is currently an employee of the Company or has an immediate family member who is one of our executive officers;
•	has been a Company employee within the past three years or has an immediate family member who has been an executive officer within the past three years;
•

has, or has an immediate family member who has, received within the past three years more than $120,000 during any twelve-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than a family member’s compensation for service as a non-executive employee;

•

is a current partner or employee of a firm that is our internal or external auditor; has an immediate family member who is a current partner of such a firm; has an immediate family member who is a current employee of such firm and personally works on our audit; or was, or has an immediate family member who was within the last three years, a partner or employee of such a firm and personally worked on our audit within that time;

•

has, or has an immediate family member who has, been employed as an executive officer of another company where any of our present executives have served on the other company’s compensation committee during the past three years; or

•

is currently employed as an executive officer or employee, or has an immediate family member who is currently employed as an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1 million or (b) 2% of such other company’s consolidated gross revenues.

The purpose of the independence review by our Board is to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director or director nominee is independent. As a result of its review of our nominees for director, the Board determined that Mses. Clark, Joseph and Zukauckas, Dr. Awad and Messrs. Bosworth, Dia, Fradin, Kumar and Monahan are independent under NYSE rules. Mr. Cartwright does not qualify as an independent director because he is currently the President & Chief Executive Officer of the Company, and Mr. Gottdiener does not qualify as an independent director because he was employed by the Company within the past three years. There are no family relationships between any of the nominees for director or between any nominee and any executive officer of our Company.

Mandatory Retirement

Any director who reaches age 75 while in office must resign when he or she reaches the age of 75. A director elected to the Board before his or her 75th birthday may continue to serve until the later of (1) the expiration of the director’s then-current term and (2) the annual stockholders’ meeting coincident with or next following his or her 75th birthday. On the recommendation of the NCG Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interest of the Company.

No Term Limits

The Board believes we benefit from the service of directors who have developed, through valuable experience over time, an increasing insight into the Company and its operations. The NCG Committee will review periodically the appropriateness of each director’s continued service.

Stockholder Engagement

We employ a broad stockholder engagement program that provides management and our Board with valuable insight and feedback from investors throughout the year. Senior management communicated with investors throughout the year by means of quarterly press releases, conference calls, investor conferences and in-person meetings. We also conducted hundreds of additional investor calls throughout the year. During 2023, we engaged with stockholders representing more than 65% of our outstanding common stock and with more than 80% of actively managed shares. Key areas of focus for our discussions included financial and operating performance, strategic initiatives, human capital management, long-term growth opportunities and capital allocation.

Throughout the year, we also reached out to some of our largest stockholders to specifically understand their expectations related to corporate governance and environmental, social and governance (which we refer to as “sustainability” or “ESG”), including expectations related to Board diversity, skills and experience; responsible usage of emerging technologies such as artificial intelligence; risk management standards; efforts around financial inclusion; and environmental impact.

Proxy Access

Based on stockholder feedback, in February 2024, the Board adopted a proxy access provision in our Fifth Amended and Restated Bylaws (“Bylaws”). The new bylaw enables an eligible stockholder, or a group of up to 20 stockholders, owning at least three percent (in aggregate, if applicable) of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to the greater of two nominees or 20% of the number of directors on the Board that the common stockholders are entitled to elect, provided that the nominating stockholders and the proposed Board nominees satisfy the requirements in our Bylaws.

Communications with Directors

We have established a process for communications with directors. All interested parties (including our stockholders) who would like to communicate with, or otherwise make their concerns known directly to the chairperson of any of our Board committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Executive Vice President, Chief Legal Officer (Heather Russell, heather.russell@transunion.com), 555 West Adams Street, Chicago, Illinois 60661, who will forward such communications to the appropriate party. Such communications may be made confidentially or anonymously.

Meetings and Meeting Attendance

During 2023, each of our directors attended at least 75% of the Board and Board committee meetings on which he or she served (held during the period that such director served). Our Board of Directors met eight times during 2023. Directors are expected to attend our annual stockholders’ meeting. For our 2023 Annual Meeting of Stockholders, all members of our Board who were then-serving attended the meeting.

Sustainability Overview

We are dedicated to making meaningful, positive contributions to the world and the communities we serve. We are making an impact through our targets in advancing underrepresented and underserved people, enabling life-changing access to credit in mature and emerging markets, and using alternative and trended data to help consumers improve their access to credit, which in turn also promotes the demand for our credit-supporting information and insights.

Sustainability Oversight

At the Board level, TransUnion’s sustainability program (including climate change and other ESG-related risks and matters) is overseen by the NCG Committee. The NCG Committee receives updates from management on such matters on a quarterly basis, including climate-related risks. TransUnion’s Sustainability Office completed a climate risk assessment in 2023 with participation from leaders in risk, compliance, legal, finance and operations, the results of which are discussed in our 2023 Sustainability Report. For the avoidance of doubt, neither our 2023 Sustainability Report nor any disclosures included on our corporate website are incorporated by reference into this proxy statement or otherwise incorporated herein.

Sustainability Program

We strive to maintain a comprehensive program across the sustainability issues most salient to our business and measure our progress in these areas. As discussed below, our sustainability program focuses on enhancing financial inclusivity; maintaining robust corporate governance, compliance and security programs; supporting our diverse workforce and the communities in which we do business; and addressing climate change.

Financial Inclusion

Our business, at its core, is grounded in increasing financial inclusion and economic opportunity. As a pioneer in alternative and trended credit data, we leverage the data assets we steward to help create a more robust picture of consumers whose credit risk can be difficult to accurately assess using only traditional scoring methods. We also foster consumer education through our various partnerships and charitable contributions, and we underpin our financial inclusion efforts with policy advocacy and research.

For additional detail regarding our international impact in advancing inclusion with new product offerings and inclusion partnerships, please see our 2023 Sustainability Report.

Governance, Compliance and Security

We work to maintain robust governance, compliance and security programs to promote alignment with the requirements of our industry and to uphold our high standards.

•

Corporate Governance Practices—We maintain a corporate governance program that upholds high ethical, legal and industry standards. Management regularly reports to the NCG Committee regarding our corporate governance program and seeks the committee’s input regarding any proposed modifications to our governance structure.

•

Business Ethics—We handle sensitive information that we use to help individuals make life-changing decisions every day. It is imperative we protect the integrity and security of sensitive data, which requires us to employ professionals with the highest ethical standards. Failure to protect such sensitive data could lead to negative consequences for TransUnion including reputational damage, fines, lawsuits and/or government intervention. To help secure sensitive data, we place great importance in training and holding our employees accountable for compliance with all applicable legal and ethical standards. Furthermore, to promote the high ethical standards required to conduct our business, we maintain several programs, policies and processes. For example, our Code of Business Conduct sets forth the standards by which we operate with each other, our consumers, customers, vendors and business partners. In order to ensure that our associates, officers and Board members are well-informed and have the guidance to act in a manner consistent with our values, everyone at TransUnion is required to review and affirm the Code of Business Conduct annually. The Audit Committee and Risk and Compliance Committee periodically review with management any correspondence with, or other action by, regulators or governmental agencies, and any employee complaints, submissions or published reports that raise concerns regarding compliance with our Code of Business Conduct.

•

Data Security—The security and protection of personal data is our highest priority. We are committed to aligning with industry-leading cyber risk management best practices and complying with all applicable legal and regulatory requirements. Our Information Security program is based on ISO/IEC 27001:2022 principles, including a global-level Information Security Department that develops our security policies, standards and procedures, and we consistently evolve our approach to protect against increasing security threats around the world. At the Board level, our Risk and Compliance Committee is responsible, on behalf of the Board, for oversight of our compliance with applicable global data privacy and security regulations and requirements, and assesses the effectiveness of systems, controls and procedures we use to facilitate compliance with such requirements. The Risk and Compliance Committee also oversees the quality and effectiveness of our information security framework, and assesses the effectiveness of our management of information security-related risks. At the management level, the ERMC sets our risk strategy within the boundaries of our Global Risk Appetite Statement, which is reviewed and approved annually by the Risk and Compliance Committee and which helps prioritize risks identified and mitigated throughout the Company. We regularly engage independent third-party organizations to evaluate our security program to conduct independent security assessments and we maintain a Third Party Risk Management program, performing risk management assessments of our vendors, and continuously monitoring third-party risk.

•

Artificial Intelligence—We approach new technologies from a security-first standpoint to protect the data we steward. Our intentional, responsible approach to new technology selection and adoption, including artificial intelligence (“AI”), is rooted in our AI Principles, which align with our mission, values and beliefs. Our cross-functional, management level, Data Risk Committee (the “DRC”) is responsible for implementing processes to efficiently and effectively manage risks associated with our use of emerging technologies, including AI. The DRC has developed a robust AI risk assessment framework, and is responsible for monitoring the full landscape of emerging global AI regulations and adapting the framework in accordance with changes to applicable regulations and technologies. The DRC escalates issues to the ERMC, as appropriate, which ensures that the risks related to AI-use are aligned with the Global Risk Appetite Statement. The ERMC escalates AI-related risk issues to the Risk and Compliance Committee, as appropriate. For additional detail regarding our AI governance and the use of AI at TransUnion, please see our 2023 Sustainability Report.

•

Data Privacy—TransUnion’s business is based on innovative sourcing, processing and provisioning of data to internal and external stakeholders. Privacy compliance is of paramount importance to the ongoing operation of TransUnion, promoting a strong industry reputation, maintaining operational efficiency and positively affecting regulator, customer and investor confidence. We have invested a significant amount of resources into enhancing our data privacy efforts in recent years. Since 2022, we have more than doubled our number of privacy associates. In 2023, we also introduced a new global data privacy framework that governs and supports the management of data privacy across TransUnion. In addition, we periodically conduct privacy-focused assessments of our products and processing activities for compliance with privacy regulations and alignment with consumer expectations. Our assessments consider the nature of the data use and notice made available to consumers, along with information security, individuals’ privacy rights and expectations and any relevant data quality considerations. At the Board level, our Risk and Compliance Committee is responsible for oversight of our compliance with applicable global data privacy and security regulations and requirements.

People, Diversity and Communities

Our talented, highly trained employees bring their experience, perspective and creativity to their teams around the world. We support our employees by providing competitive benefits and development opportunities. Our workforce is comprised of approximately 13,200 knowledgeable and passionate employees around the world.

•

Diversity, Equity, Inclusion and Belonging (“DEIB”)—We strive to build a culture where everyone feels like they are in the right place and empowered to succeed. Not only is inclusion valuable to our people, creating equal opportunities helps our business better serve the different perspectives and evolving needs of our customers and consumers. We have implemented several measures designed to make progress toward more balanced gender and racial representation, including setting enterprise goals related to gender and racial/ethnic representation. We also adopted a three-pronged DEIB approach focused on Our People, Our Culture and Our Marketplace. While we believe that these efforts are important to our business and long-term performance, we are an equal opportunity employer, and we strive to make employment decisions (including hiring, firing, promotion, or compensation) without regard to any legally protected characteristics. This policy is in our Code of Business Conduct, and is communicated broadly among our executives and employees.

•

Communities—TransUnion recognizes the importance of having a robust and responsible supply chain, which can be augmented through supplier diversity initiatives that allow us to work with a wider range of suppliers. Additionally, through our GoodWorks@TU program, we give back to the communities where we operate with volunteerism and philanthropic donations. Our teams organize group volunteer efforts, including a dedicated month of service every April, and many of our associates commit their personal time to a variety of causes. In 2023, we partnered with several community organizations, including Credit Abuse Resistance Education, Credit Builders Alliance and GenesysWorks. Additionally, our legal team routinely volunteered for pro-bono work in 2023, working on matters to help children with disabilities access benefits, supporting transgender individuals with legal name and gender marker changes and assisting the elderly with power of attorney and living will documentation.

We value our people and communities and work diligently to provide expanded opportunities in and outside the workplace. We are dedicated to providing a welcoming, diverse, inclusive and growth-oriented work environment that enables our people to reach their full potential. We also strive to expand just and equitable economic inclusion of all communities, providing the foundation for enhanced quality of life.

Climate Change and Environment

TransUnion maintains a holistic climate strategy to reach our climate targets and reduce our impact on the environment. Our strategy is designed to help us meet our climate ambitions by focusing on the way we impact the environment the most – energy consumption.

We set two emission reduction targets in 2021: reaching operational net zero Scope 1 and Scope 2 GHG emissions by 2025; and 30% reductions on leased real estate Scope 3 emissions by 2030, using 2019 as a baseline. Currently, we consider our Scope 2 GHG emissions to be those indirect emissions from our owned (as distinct from our leased) properties and leased sites within our operational control. In addition, we consider scope 3 GHG emissions to include leased real estate, other than leased real estate within our operational control and captured in our scope 2 GHG emissions. We consider leased sites where TransUnion has sufficient influence over facilities to impact energy consumption and/or sourcing to generally fall within operational control. Our plan for achieving these reduction targets is to utilize renewable energy purchases (either directly or by pairing electricity with renewable energy credits), migrate data from TransUnion-operated data centers to cloud providers and consolidate real estate. While we work toward emissions reduction, and for emissions that TransUnion is unable to reasonably avoid, we are purchasing renewable energy credits and carbon offsets to help mitigate our impact and support the clean energy transition.

In 2023, we purchased renewable energy credits to help mitigate the majority of our Scope 2 emissions, as well as carbon offsets covering our remaining Scope 1 and Scope 3 (leased real estate) emissions. Also in 2023, TransUnion continued to work with an external consulting partner to conduct a climate risk assessment to identify related risks and opportunities. The assessment leveraged insights from internal stakeholders, as well as climate projections and research, emerging and existing climate policy and regulation, and peer benchmarking.

More information on our sustainability practices, as well as certain information regarding our approach to sustainability disclosures and related risks, is available in our 2023 Annual Report on Form 10-K and our 2023 Sustainability Report.

Considerations for Board Nominees

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on each person’s background and experience as reflected in the information discussed below in the section titled “Background and Experience of Directors” and each of the directors’ individual biographies. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Our NCG Committee is responsible for reviewing the qualifications of potential director nominees and recommending to the Board candidates to be nominated for election to the Board, and whether members of the Board should stand for reelection. Our Corporate Governance Guidelines and NCG Committee Charter set forth the selection criteria for evaluating potential director nominees, including, but not limited to, a potential candidate’s strength of character, mature judgment, industry knowledge or experience, independence of thought, ability to work collegially with other members of the Board and any other factors the NCG Committee considers appropriate, including the NCG Committee’s and the Board’s commitment to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which new Board candidates are chosen. Each individual is evaluated in the context of the Board as a whole, with the objective of recommending a group that can best steer the success of our business. The NCG Committee will evaluate the effectiveness of this policy by continuing to review the makeup of our Board, including the diversity of the Board.

The NCG Committee considers diversity broadly to include differences of professional experience, viewpoint, individual characteristics, qualities and skills, resulting in naturally varying perspectives among the directors. Important individual qualifications for our directors include strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The NCG Committee considers candidates with demonstrated skills or experience in the following areas, among others: business or regulatory acumen, industry knowledge and experience, relevant career experience and financial experience, as well as those skills listed in the “Background and Experience of Directors” table set forth on page 22. The NCG Committee may also consider the extent to which a candidate would fill a present need on the Board.

In identifying qualified candidates for our Board, our NCG Committee reviews candidates’ existing commitments to other businesses and potential conflicts of interest with other pursuits. The NCG Committee evaluates legal considerations such as antitrust issues, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. Our NCG Committee will consider director candidates from many sources, including stockholders. Stockholder recommendations must follow certain procedures under SEC rules and regulations and our Bylaws. Any such recommendations must be in writing and delivered to the NCG Committee at the following address: Corporate Secretary, 555 West Adams Street, Chicago, Illinois 60661. The NCG Committee will evaluate all candidates for the Board in the same manner, including those candidates proposed by stockholders.

Our Third Amended and Restated Certificate of Incorporation provides for an unclassified Board of Directors. At the Annual Meeting, all director nominees elected by our stockholders will be elected to hold office for a term of one year, or until their successors are duly elected and qualified.

Board Evaluations

Our Board and each of its committees performs an annual self-assessment to evaluate their effectiveness in fulfilling their respective obligations. For the Board self-evaluation, each director provides responses to a written questionnaire, and the Chairperson of the Board reviews the results. Topics in the 2023 assessment included a review of the Board’s roles and responsibilities, meetings, compensation, access to information, Board composition, communications and additional matters. A summary identifying any themes or issues that emerged in the evaluations is presented to the Board on an anonymous basis and is reviewed and discussed by the Board in an executive session. The NCG Committee also uses the results of the evaluations to periodically consider the mix of skills and experience the directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

Each committee also conducts its own annual self-evaluation and reports the results to the chairperson of the applicable committee and the Chairperson of the Board, including a comparison of the committee’s performance against the requirements of its written charter. Feedback received from committee evaluations is compiled anonymously and reviewed and discussed by each committee in an executive session annually, and addressed with management, as appropriate. Pursuant to its charter, the NCG Committee also periodically reviews the performance of each committee and makes recommendations to the Board for the creation of additional, or elimination of existing, committees.

Management Succession Planning

The Board and the Compensation Committee require senior management to report (at least annually) on succession planning, which includes, among other things, an assessment of the experience, performance and skills for possible successors to the CEO and other executive officer positions. The Board collaborates with senior management to ensure that effective plans are in place for management succession, including reviewing succession plans relating to the CEO and other executive officer positions, as well as potential successors who occupy these positions. Additionally, pursuant to its charter, the Compensation Committee oversees and approves the management continuity planning process.

Background and Experience of Directors

Our director nominees reflect a wide range of diverse backgrounds, skills and experiences, ranging from government relations to several current and former CEOs from varying industries. We believe that identifying the primary skills of our directors provides a meaningful representation of the balance of skills of our Board as a whole. Our directors’ diverse viewpoints and unique experiences enhance the quality of our Board’s discussions and the ability to execute on our business strategy.

The table below, which is current as of March 7, 2024, highlights the experience and skills of our director nominees that we believe are critical to the success of TransUnion and are based on the findings from our ongoing stockholder engagement efforts.

Qualifications

Senior Leadership/CEO	●	●	●	●	●	●	●	●	●	●	●

Global Technology		●	●		●	●	●	●	●	●	●

Data Analytics; Privacy	●	●	●	●	●		●		●	●	●

Risk Management and Regulatory	●	●	●	●		●		●		●	●

Cybersecurity	●	●			●	●	●		●	●

Corporate Governance	●	●		●		●		●		●	●

Finance and Accounting	●	●	●			●		●		●	●

Global Perspective	●	●	●	●	●	●	●	●	●	●	●

TU Industry Knowledge	●	●	●	●			●	●			●

Organizational Transformation	●	●	●	●		●	●	●	●		●

Sustainability/ESG				●		●		●		●

Demographics

Tenure (years)	10	3	4	6	1	5	2	8	1	6	1

Age	63	54	58	56	59	68	59	65	52	57	62

Gender	M	M	M	F	M	M	M	F	M	M	F

Race/Ethnicity

Asian									●

Black/African American					●

White/Caucasian	●	●	●	●		●	●	●		●	●

5.1 years Average Tenure of Independent Director Nominees	59 years Average Age of Director Nominees	45% Women and Underrepresented Groups 5 of 11 Directors Nominees identify as Women or as members of traditionally underrepresented racial/ethnic groups

Director Nominee Biographies

The specific experience and qualifications of each our director nominees are described below. The age indicated for each of our director nominees is as of March 7, 2024. All of our current directors will be seeking election at the Annual Meeting. See “Proposal 1: Election of Directors” for more information.

Dr. George M. Awad

Independent

Age: 63

Director Since: November 2013

Founder and Principal, Gibraltar Capital Corporation; Prior CEO, Citigroup Consumer Finance

Board Committees

•  Audit

•  Mergers, Acquisitions and Integration, Chairperson

•  Risk and Compliance

Previous Public Company Board Experience

Walter Investment Management Corp. (2016-2019)

Dr. Awad is a respected investor, having founded his own successful investment firm. He also has substantial leadership experience as a CEO of multiple global financial services companies. His global business acumen and financial expertise are assets to the Board.

Dr. George M. Awad is the founder and principal of Gibraltar Capital Corporation, which he founded in 2011. Gibraltar Capital Corporation is a wealth management and advisory firm providing investment and business advice to wealthy, internationally-based families. He is a highly accomplished executive with exceptional operating experience in running large, global businesses across the full suite of consumer financial services products, most recently as CEO of Consumer Finance for Citigroup, with prior positions as CEO of North America Cards and CEO of Global Consumer Group EMEA. Dr. Awad served on the board of directors of Walter Investment Management Corp. from 2016 to 2019 and as the Chairman of the Board from June 2016 to February 2018.

Dr. Awad earned his B.S. from the American University of Beirut, his M.B.A. from the University of Pittsburgh - Katz Graduate School of Business and his Doctorate in Management from Case Western Reserve University.

William P. (Billy) Bosworth

Independent

Age: 54

Director Since: September 2020

Operating Managing Director, Vista Equity Partners

Board Committees

•  Compensation

•  Technology, Chairperson

Previous Public Company Board Experience

Tableau Software, Inc. (2015-2019)

Mr. Bosworth brings years of CEO experience, leading innovative data companies to drive growth and expand globally. He also has substantial board of director experience with both public and private companies. The Board values his technology expertise, particularly in areas such as open source software and data analytics.

William P. (Billy) Bosworth has served as an Operating Managing Director at Vista Equity Partners since February 2023, where he serves on the boards of several privately-held companies. He previously served as CEO of Dremio Corporation, a data analytics company, from February 2020 to February 2023, where he also served on the board of directors from August 2019 to May 2023. Mr. Bosworth served as the CEO of DataStax, Inc., a data management company, from 2011 to 2019. Under his leadership, DataStax was the primary backer of the open source Apache Cassandra project and provider of a mission-critical database to some of the largest brands in the world. Mr. Bosworth also served on the board of directors of Tableau Software, Inc. from 2015 until its acquisition by Salesforce in 2019.

Mr. Bosworth earned his B.S. in Information Science and Data Processing from the University of Louisville.

Christopher A. Cartwright Age: 58 Director Since: May 2019 President & Chief Executive Officer, TransUnion Board Committees • Executive

Mr. Cartwright is the President & Chief Executive Officer of TransUnion, which enables him to provide direct insight into the operations of the Company. He has deep knowledge of the global information industry and has overseen organizational transformation at various levels of management within our organization.

Christopher A. Cartwright has served as the President & Chief Executive Officer of TransUnion since May 2019. He joined the Company in August 2013, previously serving as Executive Vice President, U.S. Information Services, where he helped drive TransUnion’s transformation into a global information and insights company as the head of the largest business unit, including providing consumer reports, risk scores, analytical services and decision technology to customers in the U.S. across the financial services, insurance, tenant and employment screening and public sector industries.

Prior to joining TransUnion, Mr. Cartwright was the Chief Executive Officer of Decision Insight Information Group, a portfolio of independent businesses providing real property information, software and services to insurance, finance, legal and real estate professionals in the United States, Canada and Europe. Mr. Cartwright also spent almost 14 years at Wolters Kluwer, a global information services and workflow solutions company, where he held a variety of executive positions of increasing responsibility, culminating in CEO of the Corporate and Financial Services Division and Shared Services, North America. Prior to Wolters Kluwer, he was Senior Vice President, Strategic Planning & Operations for Christie’s Inc. and Strategy Consultant for Coopers and Lybrand.

Mr. Cartwright earned his bachelor’s degree in business administration and his master’s in public accountancy from The University of Texas at Austin. He serves on the Board of Directors of P33 Chicago and the Board of Trustees of the Museum of Science and Industry.

Suzanne P. Clark

Independent

Age: 56

Director Since: June 2017

President and CEO, U.S. Chamber of Commerce

Board Committees

•  Audit

•  Risk and Compliance, Chairperson

Current Public Company Board Experience

AGCO Corporation (NYSE: AGCO)

Ms. Clark brings unique and global perspectives regarding macroeconomic, social and political environments from her decades of experience in government relations and from leading the world’s largest business organization. She also brings significant corporate governance, privacy and risk management expertise to TransUnion as well as seasoned public company board experience, including with regard to sustainability and ESG considerations.

Suzanne P. Clark is currently the President and Chief Executive Officer of the U.S. Chamber of Commerce, where she focuses on strategy, government relations and market innovation in support of the Chamber’s more than 3 million member companies internationally. Ms. Clark was appointed Chief Executive Officer of the U.S. Chamber of Commerce in March 2021, and has served as its President since June 2019. Ms. Clark served as Senior Executive Vice President from January 2017 until June 2019 and as Executive Vice President of the U.S. Chamber of Commerce from September 2014 until January 2017. She has served on the board of AGCO Corporation (NYSE: AGCO) and on its Talent and Compensation Committee (Chair) since April 2017 and its Sustainability Committee since April 2022. Ms. Clark also serves on the board of The Economic Club of Washington, D.C. She has been honored by Washingtonian Magazine as one of the “100 Most Powerful Women in Washington” and was recognized by Barron’s in the “100 Most Influential Women in U.S. Finance” list.

Ms. Clark earned her B.A. and her M.B.A. from Georgetown University.

Hamidou Dia Independent Age: 59 Director Since: July 2022 VP, Global Head of Generative AI Solution Architecture, Google Cloud Board Committees • Audit • Technology

Mr. Dia has a strong track record of delivering large scale IT transformations for leading international technology companies. His experience transforming engineering organizations from on-premise to cloud-based is particularly relevant as we continue our own technology transformation.

Hamidou Dia has served as VP, Global Head of Generative AI Solution Architecture at Google Cloud since April 2023. He is also a member of the Go-To-Market Advisory Board for CapitalG, Alphabet’s Independent Growth Fund. Mr. Dia previously served as VP, Global Head of Solutions Engineering at Google Cloud from April 2019 until April 2023, where he led the Global Solution Engineering organization. Prior to that, Mr. Dia held several roles at Oracle from 1999 to 2019, most recently as Senior Vice President, North America Technology Solution Engineering and Cloud Customer Success. Serving as chief architect of the North American technology division, he oversaw a team of over 1,600 sales engineers and drove the transformation of the sales engineering organization from an on-premises to a cloud sales engineering organization.

Mr. Dia earned his bachelor’s and master’s degrees in computer science from the University of Nantes, France.

Russell P. Fradin

Independent

Age: 68

Director Since: July 2018

Operating Partner, Clayton, Dubilier & Rice, Inc.

Board Committees

•  Compensation, Chairperson

•  Nominating and Corporate Governance, Chairperson

•  Mergers, Acquisitions and Integration

•  Executive

Current Public Company Board Experience

Hamilton Insurance Group, Ltd. (NYSE: HG)

Previous Public Company Board Experience

Best Buy Co., Inc. (NYSE: BBY) (2013-2020)

Mr. Fradin in an accomplished CEO and private equity investor with significant leadership experience at both public and private companies. His proven experience guiding companies through organizational transformation processes is valuable to the Board as we complete the integration of our recent acquisitions.

Russell P. Fradin became an operating partner with the private investment firm Clayton, Dubilier & Rice, Inc. (“CD&R”) in 2016. Prior to joining CD&R, Mr. Fradin served as President and CEO at SunGard Data Systems, from 2011 until the company’s acquisition by FIS in 2015. He previously served as the Chairman and CEO of Aon Hewitt, a global leader in human resource solutions. During his tenure, Mr. Fradin oversaw the successful 2010 merger between Aon Consulting and Hewitt Associates, having been CEO of Hewitt since 2006. Additional former roles include CEO of the BISYS Group, and senior executive positions at Automatic Data Processing and McKinsey & Company. Since 2016, Mr. Fradin has served on the board of Hamilton Insurance Group, Ltd. (NYSE: HG), which completed its initial public offering in November 2023. He has served on Hamilton’s Compensation and Personnel Committee (Chair) since 2022. Mr. Fradin also served on the board of Best Buy Co., Inc. (NYSE: BBY) from April 2013 until June 2020.

Mr. Fradin earned his B.S. in economics from the Wharton School at the University of Pennsylvania and his M.B.A. from Harvard Business School.

Charles E. Gottdiener Age: 59 Director Since: February 2022 CEO, Anaplan, Inc. Board Committees • Mergers, Acquisitions and Integration • Risk and Compliance • Technology

Mr. Gottdiener is an experienced CEO who has successfully overseen the implementation of innovative solutions to drive growth and organizational transformation at multiple companies. The Board values his technology and industry experience, particularly as the former CEO of Neustar, TransUnion’s largest acquisition to date.

Charles E. Gottdiener has served as Chief Executive Officer and a member of the Board of Directors of Anaplan, Inc., a business planning and decision-making platform, since December 2022. Previously, he served as President & Chief Executive Officer of Neustar, Inc. (“Neustar”) from 2018 until TransUnion’s acquisition of Neustar in December 2021, during which time, Mr. Gottdiener helped transform Neustar into a leading global information services and technology company. Prior to joining Neustar, Mr. Gottdiener served as a Managing Director with Providence Equity Partners where he was Head of Portfolio Operations beginning in 2010, and Chief Operating Officer from 2014 to 2018. He also served as an interim CEO or Board member of several Providence portfolio companies including Blackboard, SRA International, Altegrity, Survey Sampling, VRAD and Ascend Learning. Previously, Mr. Gottdiener spent seven years with Dun & Bradstreet, where he served in a number of strategy and operating leadership roles including as President of the global risk, analytics and internet solutions business.

Mr. Gottdiener earned his B.A. in Psychology from Grinnell College, where he also served as a trustee of the College, and his M.B.A. from the Wharton School of the University of Pennsylvania.

Pamela A. Joseph

Independent

Age: 65

Director Since: September 2015

CEO & Executive Chair, Xplor Technologies

Board Committees

•  Compensation

•  Nominating and Corporate Governance

•  Risk and Compliance

•  Executive, Chairperson

Current Public Company Board Experience

Paychex, Inc. (Nasdaq: PAYX)

Adyen, N.V. (ADYEN.AS)

Ms. Joseph has served as the Chairperson of the Board since 2020. She brings extensive leadership experience as a seasoned CEO and provides insights from her service as a director for multiple public and private companies to our Board. She also has deep industry and technology knowledge, as well as experience overseeing organizational change.

Pamela A. Joseph has served as Chief Executive Officer of Xplor Technologies, a cloud-based payment processing platform company, since October 2022, and has served as Xplor’s Executive Chair since 2021. She is also an Operating Partner for Advent International. Ms. Joseph previously served as the Chief Executive Officer of Clearent, a payments processing company, from 2019 to 2021.

Ms. Joseph served as the President and Chief Operating Officer of Total System Services, Inc. from May 2016 until September 2017, and was the Vice Chairman of U.S. Bancorp Payment Services and Chairman of Elavon (formerly NOVA Information Systems, Inc.), a wholly-owned subsidiary of U.S. Bancorp, from 2004 until June 2015. Ms. Joseph serves on the board of directors of Paychex, Inc., a payroll provider (Nasdaq: PAYX), and also serves on its Nominating and ESG Committee (Chair), Compensation & Leadership Committee and Corporate Development Advisory Committee. Ms. Joseph also serves on the board of directors of Adyen, N.V., a Netherlands-based payment processor (ADYEN.AS), and serves on its Audit Committee.

Ms. Joseph earned her B.S. from the University of Illinois at Urbana-Champaign.

Ravi Kumar

Independent

Age: 52

Director Since: July 2022

CEO, Cognizant Technology Solutions Corporation (Nasdaq: CTSH)

Board Committees

•  Compensation

•  Mergers, Acquisitions and Integration

Current Public Company Board Experience

Cognizant Technology Solutions Corporation (Nasdaq: CTSH)

Previous Public Company Board Experience

Digimarc Corporation (Nasdaq: DMRC)

Mr. Kumar contributes decades of experience driving innovative change at global technology companies to our Board. Mr. Kumar’s technical leadership, data expertise and experience overseeing technology transformation processes are valuable assets to our Board.

Ravi Kumar Singisetti has served as CEO and a member of the Board of Directors of Cognizant Technology Solutions Corporation (Nasdaq: CTSH), a multinational information technology services and consulting company, since January 2023. From 2015 to 2022 he served as the President of Infosys, a global IT consulting and services company, where he led the Infosys Global Services Organization across all global industry segments. Mr. Kumar held additional roles at Infosys from 2002, including Executive Vice President, Global Head of the Insurance, Healthcare, and Cards and Payments business unit and Senior Vice President & Global Head of Consulting & Systems Integration. From 2021 to 2023, Mr. Kumar served on the Board of Directors of Digimarc Corporation (Nasdaq: DMRC). Mr. Kumar also serves on the Board of Governors of the New York Academy of Sciences and the Board of Directors of the U.S. Chamber of Commerce.

Mr. Kumar earned his bachelor’s degree in engineering from Shivaji University and his M.B.A. from Xavier Institute of Management, India.

Thomas L. Monahan, III

Independent

Age: 57

Director Since: June 2017

CEO, Heidrick and Struggles, Inc. (Nasdaq: HSII)

Board Committees

•  Audit, Chairperson

•  Nominating and Corporate Governance

•  Executive

Current Public Company Board Experience

Heidrick and Struggles, Inc. (Nasdaq: HSII)

Mr. Monahan has extensive experience guiding global growth and technological change. The Board values his financial and accounting expertise and experience serving on public company boards. He also has a dedicated record overseeing entities committed to sustainability efforts.

Thomas L. Monahan, III has served as the CEO and a member of the board of directors of Heidrick and Struggles, Inc. (Nasdaq: HSII), a global leadership advisory and technology firm providing executive search, leadership assessment and development, organization and team effectiveness, and performance technology tools, since March 2024.

Mr. Monahan is the former Chief Executive Officer of DeVry University, serving in such role from 2020 to 2023, and he has served as Executive Vice Chair of DeVry since September 2023. He also founded Norton Street Holdings, a private investment vehicle, in 2017. He also served as Executive Chairman of PK Global, a leading digital services firm, owned by the Carlyle Group, from 2018 until its sale in 2021. Mr. Monahan previously served as Chairman and Chief Executive Officer of CEB, Inc. from 2008 until its April 2017 merger with Gartner Inc. (NYSE: IT), and served as CEO from 2005 to 2017. CEB provided data and insights to lift the performance of the world’s leading companies. In his 21 years at CEB, Mr. Monahan led significant global growth and digitization of product delivery. He served as a member of the board of Convergys Corporation (NYSE: CVG) from 2008 through 2018. Mr. Monahan is also a board member at the Nature Conservancy of Maryland/Washington, D.C., and a founding director of and investor in the Climate Board Company, an innovative platform that analyzes and documents corporate best practices in mitigating and managing the impact of climate change.

Mr. Monahan earned his B.A. from Harvard University and his M.B.A. from New York University.

Linda K. Zukauckas Independent Age: 62 Director Since: January 2023 Former CFO, Nielsen Holdings Board Committees • Audit Previous Public Company Board Experience MTS Systems (2019-2021)

Ms. Zukauckas brings deep finance and accounting expertise to the Board as a former CFO of a public company. She also has extensive leadership and corporate governance experience from her roles at multiple public and private global companies.

Linda K. Zukauckas served as Chief Financial Officer of Nielsen Holdings from February 2020 until February 2023, departing in connection with Nielsen’s take-private transaction. Prior to Nielsen, she held executive leadership roles at American Express from November 2011 to January 2020, most recently Executive Vice President/Deputy Chief Financial Officer from 2018 to 2020, and previously, EVP/Controller and Chief Accounting Officer. From 2000 to 2011, Ms. Zukauckas held various senior finance roles at Ally Financial, including strategy/M&A, divisional CFO, head of corporate planning, global controller/Chief Accounting Officer and global head of internal audit. Ms. Zukauckas currently serves on the board of Zelis, a privately-held healthtech platform that is modernizing the healthcare financial experience.

Ms. Zukauckas earned her bachelor’s degree in business administration from Texas Tech University.

Board Committees

The standing committees of our Board of Directors consist of Audit; Compensation; Nominating and Corporate Governance; Mergers, Acquisitions and Integration; Risk and Compliance and Technology committees. We also have an Executive Committee of our Board.

The Board has adopted written charters for each of its committees, which can be found on our Investor Relations website, investors.transunion.com, on the “Corporate Governance—Governance Documents” page. Listed below are the members of each Board committee as of March 7, 2024.

AUDIT COMMITTEE(1)

2023 Committee Meetings: 5 Committee Members: Thomas L. Monahan, III, Chairperson (I) George M. Awad (I) Suzanne P. Clark (I) Hamidou Dia (I) Linda K. Zukauckas (I)

•   Assist our Board in overseeing and advise our Board on:

¡  the quality and integrity of our financial statements and our financial reporting and disclosure practices;

¡  the soundness of our system of internal controls regarding finance and accounting;

¡  our compliance with applicable legal and regulatory requirements;

¡  our independent registered public accounting firm’s qualifications, performance and independence;

¡  the performance of our internal audit function;

¡  compliance with our Code of Business Conduct; and

¡  compliance with our related person transaction policy.

•   Retain our independent registered public accounting firm.

•   Pre-approve audit and non-audit services to be provided by our independent registered public accounting firm.

•   Consult with our independent and internal auditors regarding audits of our consolidated financial statements and the adequacy of our internal controls.

•   Prepare the audit committee report for our proxy statement.

•   Our Board has determined that each member of the Audit Committee qualifies as an independent director under NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•   Our Board has determined that each of Mr. Monahan, Dr. Awad and Ms. Zukauckas qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

I = Independent

(1)	Ms. Zukauckas was appointed to serve on the Audit Committee, effective January 30, 2023.

COMPENSATION COMMITTEE(1)(2)

2023 Meetings: 7 Committee Members: Russell P. Fradin, Chairperson (I) William P. (Billy) Bosworth (I) Pamela A. Joseph (I) Ravi Kumar Singisetti (I)

•   Assist our Board of Directors in discharging its responsibilities relating to:

¡   establishing and reviewing our overall compensation philosophy and approving the compensation of our CEO, executive officers and non-management directors;

¡   monitoring our incentive and equity-based compensation plans;

¡   overseeing our management succession and continuity planning process; and

¡   preparing the compensation committee report in our proxy statement.

•   Review and approve annual compensation decisions for our CEO and other executive officers, including adjustments to base salary, bonus, equity and equity-based incentives and other benefits.

•   Review and make recommendations to the Board regarding compensation for non-management directors for their Board and committee service.

•   Review and discuss with management, at least annually, management’s assessment of whether risks arising from our compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company.

•   Review and evaluate the succession plans relating to the CEO and other executive officers and make recommendations to the Board accordingly.

•   Consult directly with our independent compensation consultants, Frederic W. Cook & Co., Inc. (“FW Cook”), as needed, and with management to review and evaluate our compensation practices, which include both our executive and director compensation programs.

I = Independent

(1)

The Compensation Committee charter authorizes the Compensation Committee to form and delegate its authority to a subcommittee composed solely of one or more members of the Compensation Committee for any purpose that the Compensation Committee deems appropriate. Accordingly, on May 11, 2021, the Compensation Committee established a subcommittee (the “Section 16b Subcommittee”), composed of members of the Compensation Committee who meet the criteria for a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, which has the non-exclusive responsibility and authority to make grants and take actions on behalf of the Compensation Committee that impact executive officers and directors of the Company under Section 16b-3 of the Exchange Act, including making grants or taking actions under the Amended 2015 Plan. In 2023, the members of our Section 16b Subcommittee were Mr. Kumar and Ms. Joseph. Mr. Prozes also served as a member of the Section 16b Subcommittee until his retirement on March 31, 2023. On May 4, 2023, the Compensation Committee determined that all of the members of the Compensation Committee as of such date qualified as “non-employee directors” and therefore the Section 16b Subcommittee was disbanded.

(2)

Mr. Prozes served as the Chairperson and a member of the Compensation Committee until his retirement on March 31, 2023. Mr. Fradin was appointed by the Board to serve as the Chairperson of the Compensation Committee, effective April 1, 2023, following Mr. Prozes’ retirement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE(1)

2023 Meetings: 4 Committee Members: Russell P. Fradin, Chairperson (I) Pamela A. Joseph (I) Thomas L. Monahan, III (I)

•   Assist our Board of Directors in discharging its responsibilities relating to:

¡   identifying qualified individuals to become new Board members and selecting the director nominees for the annual meetings of stockholders or filling vacancies that may occur between meetings;

¡   reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection, or recommending that the Board select the director nominees for our annual meeting of stockholders;

¡   recommending Board members to serve on Board committees and evaluating the operations and performance of such committees;

¡   developing and recommending to the Board applicable corporate governance principles and taking a leadership role in shaping the corporate governance of the Company;

¡   reviewing the adequacy of our charter and Bylaws and recommending to the Board of Directors any proposed modifications;

¡   overseeing the annual self-evaluation of the Board and each Board committee, as well as overseeing individual director and management evaluations; and

¡   maintaining an informed status on Company issues related to corporate social responsibility, philanthropy, public policy and the Company’s visibility as a global corporate citizen.

I = Independent

(1)	Mr. Prozes served as a member of the NCG Committee until his retirement on March 31, 2023.

MERGERS, ACQUISITIONS AND INTEGRATION COMMITTEE

2023 Meetings: 5 Committee Members: George M. Awad, Chairperson (I) Russell P. Fradin (I) Charles E. Gottdiener Ravi Kumar Singisetti (I)

•   Assist our Board of Directors by:

¡   analyzing and making recommendations to the Board with respect to potential opportunities for strategic business combinations, acquisitions, mergers, dispositions, divestitures and similar strategic transactions involving the Company (each a “Strategic Transaction”);

¡   ensuring fairness of process with respect to any proposed Strategic Transaction;

¡   expediting and facilitating the process of reviewing, negotiating and consummating potential Strategic Transactions; and

¡   evaluating the post-closing integration and performance of consummated Strategic Transactions.

I = Independent

RISK AND COMPLIANCE COMMITTEE

2023 Meetings: 4 Committee Members: Suzanne P. Clark, Chairperson (I) George M. Awad (I) Charles E. Gottdiener Pamela A. Joseph (I)

•   Assist our Board of Directors by:

¡   assessing the quality and effectiveness of our capabilities, policies, controls and methods for identifying, evaluating, monitoring and mitigating material risks;

¡   overseeing the quality and effectiveness of our risk assessment and enterprise risk management framework, information security framework and our compliance function;

¡   overseeing our compliance with legal and regulatory requirements, including monitoring compliance with consumer financial laws and applicable global data privacy and security regulations;

¡   overseeing the quality and effectiveness of our information security framework, including capabilities, policies and controls, and methods for identifying, assessing and mitigating information and cybersecurity risks; and

¡   reviewing with management the adequacy and effectiveness of internal controls associated with our risk assessment and enterprise risk management framework (in coordination with the Audit Committee).

TECHNOLOGY COMMITTEE

2023 Meetings: 4 Committee Members: William P. (Billy) Bosworth, Chairperson (I) Hamidou Dia (I) Charles E. Gottdiener

•   Assist our Board of Directors in discharging its responsibilities related to:

¡   overseeing our product, data, information technology and innovation, functionality and availability strategy and approach and monitoring performance against our functionality and availability strategy and goals;

¡   overseeing the integration and alignment of our technology/product/data-related strategy with our overall business and strategy;

¡   assessing and reviewing major technology/product/data-related projects and investments; and

¡   reviewing our technology/product/data-related systems and processes.

EXECUTIVE COMMITTEE(1)

2023 Meetings: None Committee Members: Pamela A. Joseph, Chairperson (I) Christopher A. Cartwright Russell P. Fradin (I) Thomas L. Monahan, III (I)	• Exercise the powers and authority of the Board during the intervals between meetings of the full Board of Directors.

I = Independent

(1)	Mr. Prozes served as a member of the Executive Committee until his retirement on March 31, 2023.

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to all directors, officers and employees. You can find our Code of Business Conduct on our Investor Relations website, investors.transunion.com, on the “Corporate Governance—Governance Documents” page, and a copy of the Code of Business Conduct may also be obtained free of charge upon a request directed to TransUnion, 555 West Adams Street, Chicago, Illinois 60661, Attn: Corporate Secretary.

In the event that we amend or waive any of the provisions of the Code of Business Conduct that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or Controller, and other senior financial officers performing similar functions, we intend to disclose the relevant information on our website.

Related Person Transactions

Related Person Transactions Policies and Procedures

Our Board of Directors has adopted a written Related Person Transaction Policy, which provides that any “Related Person Transaction” must be reviewed and approved or ratified in accordance with specified procedures. The term “Related Person Transaction” includes any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which (1) the aggregate dollar amount involved exceeds $120,000 in any fiscal year, (2) the Company is, or is proposed to be, a participant, and (3) any person who is or was (since the beginning of the last fiscal year) a director, a nominee for director, an executive officer or a beneficial owner of more than five percent of any class of our voting securities, or a member of the immediate family of any such person, had, has or will have a direct or indirect material interest (other than solely as a result of being a director or being less than a five percent beneficial owner of another entity).

Our policy requires each director, nominee and executive officer to notify the Executive Vice President, Chief Legal Officer in writing of any Related Person Transaction in which the director, nominee, executive officer or an immediate family member has or will have an interest and to provide specified details of the transaction. The Executive Vice President, Chief Legal Officer will deliver a copy of the notice to the Audit Committee, which will then review the material facts of each proposed Related Person Transaction and approve, ratify or disapprove the transaction.

The vote of a majority of disinterested members of the Audit Committee is required for the approval or ratification of any Related Person Transaction. The Audit Committee may approve or ratify a Related Person Transaction if the Audit Committee determines, in its business judgment, based on the review of all available information, that the transaction is fair and reasonable to the Company, that there is a business or corporate interest supporting the Related Person Transaction, and that the Related Person Transaction is in the best interests of the Company.

In making this determination, the Audit Committee will consider, among other things:

•	the business or corporate purpose of the transaction;

•	whether the transaction is entered into on an arms-length basis and on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the transaction would impair the independence of the director or executive officer;

•	whether the transaction would otherwise present an improper conflict of interest; and

•	whether the transaction would violate any law or regulation applicable to us or any provision of our Code of Business Conduct.

The policy also contains categories of pre-approved transactions that the Board has identified as not having a significant potential for an actual or potential conflict of interest or improper benefit.

In any case where the Audit Committee determines not to approve or ratify a Related Person Transaction, the matter will be referred to the Executive Vice President, Chief Legal Officer for review and consultation regarding the appropriate disposition of such transaction, arrangement or relationship including, but not limited to, termination of the transaction or rescission or modification of the transaction in a manner that would permit it to be ratified and approved.

Compensation Committee Interlocks and Insider Participation

Messrs. Fradin (Chairperson), Bosworth and Kumar and Ms. Joseph were members of the Compensation Committee during 2023. Mr. Prozes was the Chairperson and a member of the Compensation Committee prior to his retirement on March 31, 2023. None of these individuals is or has been an officer or employee of the Company or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on our Compensation Committee. None of our executive officers serves on the board of directors or as a member of the compensation committee of another entity at which a member of our Compensation Committee serves as an executive officer. Additionally, none of our executive officers serves on the compensation committee of another entity at which a member of our Board of Directors serves as an executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 7, 2024, by:

•	each person that is the beneficial owner of more than 5% of our outstanding common stock;

•	each member of our Board;

•	each of our “named executive officers” (as defined in the section titled “Compensation Discussion and Analysis” in this proxy statement); and

•	all of the members of our Board and our executive officers as a group.

The information below is based on a total of 194,228,797 shares of our common stock outstanding as of March 7, 2024.

To our knowledge, unless otherwise disclosed in the footnotes to this table, and subject to applicable community property laws, we believe that the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 7, 2024 are deemed to be outstanding for calculating the percentage ownership of the person holding the options, but are not deemed outstanding for the purposes of calculating the percentage ownership of any other person. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o TransUnion, 555 West Adams Street, Chicago, Illinois 60661.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
5% or greater stockholders:
The Vanguard Group(1)	17,909,990	9.22%
Directors and Named Executive Officers:
George M. Awad	48,483	*
William P. (Billy) Bosworth	7,865	*
Suzanne P. Clark	17,548	*
Hamidou Dia	5,022	*
Russell P. Fradin	13,545	*
Charles E. Gottdiener	5,083	*
Pamela A. Joseph	34,703	*
Thomas L. Monahan, III	19,071	*
Ravi Kumar Singisetti	5,022	*
Linda K. Zukauckas	7,781	*
Christopher A. Cartwright(2)	210,499	*
Todd M. Cello	60,326	*
Venkat Achanta	11,868	*
Steven M. Chaouki	34,310	*
Timothy J. Martin	23,793	*
All Directors and Executive Officers as a Group:
(Consisting of 19 persons)	536,268	*

* Less than 1%.

(1)

Based solely on information obtained from a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 13, 2024, reporting beneficial ownership as of December 29, 2023. Vanguard has shared voting power over 127,597 shares, sole dispositive power over 17,477,750 shares and shared dispositive power over 432,240 shares. Vanguard’s business address is 100 Vanguard Blvd., Malvern, PA 19355.

(2)	Represents 204,808 shares of common stock held by Mr. Cartwright and 5,691 shares of common stock held by CarDelCo, LLC.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the rules of the SEC require our directors, executive officers and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. As a practical matter, we assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on our review of the reports filed during 2023 and related written representations, we determined that no director, executive officer or beneficial owner of more than 10% of our common stock failed to file a report on a timely basis during 2023.

PROPOSAL 1: ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the eleven people named below for election as directors at our Annual Meeting. Each of the nominees for director has agreed to be named in this proxy statement and to serve as a director if elected.

Nominees:

Dr. George M. Awad

William P. (Billy) Bosworth

Christopher A. Cartwright

Hamidou Dia

Suzanne P. Clark

Russell P. Fradin

Charles E. Gottdiener

Pamela A. Joseph

Thomas L. Monahan, III

Ravi Kumar Singisetti

Linda K. Zukauckas

If elected, each of the eleven director nominees will serve a term of one year on our Board, until our 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified in accordance with our Bylaws.

The affirmative vote of a majority of votes (meaning the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee) cast virtually or represented by proxy and entitled to vote at the Annual Meeting will elect each of the eleven nominees for a one-year term. If any nominee for director receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, our Corporate Governance Guidelines provide that such person will tender to the Board his or her resignation as a director. The NCG Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken, and, taking into account the recommendation of the NCG Committee, the Board will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of election results. We will publicly disclose any such decision by the Board with regard to any director’s resignation. Unless instructions to the contrary are given, all properly delivered proxies will be voted “FOR” the election of these eleven nominees as directors.

In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our Board may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

The relevant experiences, qualifications, attributes and skills of each nominee that led our Board to recommend each of the above persons as a nominee for director are described in the section titled “Background and Experience of Directors.”

The Board of Directors recommends a vote “FOR” each of the foregoing nominees to serve as a director for a one-year term.

Director Compensation

The following table discusses the compensation earned by our non-employee directors in 2023. During 2023, all of our non-employee directors were independent other than Mr. Gottdiener. Mr. Cartwright, our President & Chief Executive Officer, is not included in the table below because he did not receive any additional compensation for his service on the Board. Mr. Cartwright’s 2023 compensation is presented in the “Summary Compensation Table—2023” found on page 79.

The Compensation Committee annually reviews non-employee director compensation with its independent compensation consultant, FW Cook, to confirm that pay is aligned with the market and that of our Custom Comparator Group (as defined below) used for executive compensation benchmarking, but is not excessive.

After its annual compensation review in May 2023, upon the recommendation of FW Cook, the Compensation Committee recommended, and the Board approved, a $20,000 increase (from $170,000 to $190,000) in the grant value of the annual restricted stock granted to our non-employee directors to align with our Custom Comparator Group.

In 2023, our non-employee directors were eligible for the annualized compensation amounts described below. The non-employee directors are paid on a quarterly basis for their service on our Board of Directors and Committees:

Board of Directors’ Annual Retainer	$95,000
Board Chairperson Fee	$150,000
Audit Committee Chairperson Fee	$30,000
Compensation Committee Chairperson Fee	$25,000
Nominating and Corporate Governance Committee Chairperson Fee	$20,000
Mergers, Acquisitions and Integration Committee Chairperson Fee	$20,000
Risk and Compliance Committee Chairperson Fee	$20,000
Technology Committee Chairperson Fee	$20,000
Committee Member Fees	$10,000

In addition, in 2023, our non-employee directors received restricted stock grants with a grant value of $190,000 under our Amended 2015 Plan, which vest on the one-year anniversary of the grant date. The restricted stock grants provide the directors with the same rights as stockholders generally, including the right to receive dividends paid on our common stock.

The total compensation earned by our non-employee directors in 2023 is shown in the table below.

Non-Employee Director Compensation Table – 2023

Name	Fees Earned in Cash ($)		Stock Awards(1) ($)		All Other Compensation ($)		Total ($)
George M. Awad	145,000		189,951		—		334,951
William P. (Billy) Bosworth	135,000		189,951		—		324,951
Suzanne P. Clark	135,000		189,951		—		324,951
Hamidou Dia	115,000		189,951		22,428	(2)	327,379
Russell P. Fradin	161,250		189,951		—		351,201
Charles E. Gottdiener	125,000		189,951		—		314,951
Pamela A. Joseph	275,000		189,951		—		464,951
Thomas L. Monahan	145,000		189,951		—		334,951
Andrew Prozes	35,000	(3)	—		—		35,000
Ravi Kumar Singisetti	115,000		189,951		—		304,951
Linda Zukauckas	105,000		359,890	(1)	—		464,890

(1)

The amounts shown in this column represent the full grant date fair value of the restricted stock grant in 2023 as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note 19 “Stock-Based Compensation,” of the consolidated financial statements contained in our 2023 Annual Report on Form 10-K. Dr. Awad, Messrs. Bosworth, Dia, Fradin, Gottdiener, Monahan and Singisetti, and Mses. Clark, Joseph and Zukauckas each received a grant of 2,989 shares of restricted stock under our Amended 2015 Plan on May 4, 2023. Ms. Zukauckas also received a grant of 2,442 shares of restricted stock under the Amended 2015 Plan upon her appointment to the Board on January 30, 2023. These are the only outstanding restricted stock grants for each director as of December 31, 2023.

(2)	The amount shown for Mr. Dia reflects amounts reimbursed to Mr. Dia for a new director training program in which he participated in 2023.
(3)	The amount shown for Mr. Prozes reflects prorated annual retainer and applicable fees for his service as a non-employee director until his retirement from the Board on March 31, 2023.

Stock Ownership Requirements

We maintain a formal stock ownership policy requiring all non-employee directors to hold TransUnion common stock, which includes unvested restricted stock, in an amount equal to five times the Board of Directors’ annual retainer. To attain the desired multiple, each director must retain 75% of the after-tax value of his or her shares received pursuant to any equity grant after January 1, 2016, until such multiple is achieved. All applicable directors have met their stock ownership requirements as of December 31, 2023, except for Ms. Zukauckas, who was appointed to the Board in 2023, Messrs. Dia, Gottdiener and Kumar, who were appointed to the Board in 2022, and Mr. Bosworth, who was appointed to the Board in 2020.

Business Expenses

The non-employee directors are reimbursed for their business expenses related to their attendance at our meetings, including room, meals and transportation to and from Board and committee meetings. On rare occasions, a director’s spouse may accompany a director when traveling on TransUnion business.

Director and Officer Liability (“D&O”) Insurance

D&O insurance insures our individual directors and officers against certain losses that they are legally required to bear as a result of their actions while performing duties on our behalf. Our D&O insurance policy does not break out the premium for directors versus officers and, therefore, a dollar amount cannot be assigned to the coverage provided for individual directors.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the year ending December 31, 2024. We are not required under SEC regulations to submit this proposal. However, the Board believes it is appropriate and a good corporate governance practice to do so.

Ratification of Appointment of PricewaterhouseCoopers LLP

The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024 will be approved if a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal are cast “FOR” the proposal. Unless instructions to the contrary are given, all properly delivered proxies will be voted “FOR” ratification.

If the appointment is not ratified by the stockholders, the Audit Committee will consider the appointment of a different independent registered public accounting firm.

A representative of PricewaterhouseCoopers LLP is expected to be present at the virtual Annual Meeting, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

Audit and Related Fees

The following table sets forth fees for audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements and fees billed for other services for the years ended December 31, 2023 and 2022:

Category (in millions)	2023	2022
Audit fees(1)	$6.4	$5.7
Audit-related fees(2)	2.6	4.0
Tax fees(3)	0.3	1.7
All other fees(4)	—	—

Total	$9.3	$11.4

(1)

Consists of fees for professional services rendered for the integrated audit of our annual consolidated financial statements and internal control over financial reporting and the review of our interim consolidated financial statements included in our quarterly reports filed with the SEC, and services normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, accounting consultations on matters addressed during the audit or interim reviews, and SEC filings, including comfort letters, consents and comment letters.

(2)

Consists of fees and expenses for services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” These services include due diligence related to business acquisitions and disposals, carve-out audits and attestation services.

(3)

Consists of professional fees and expenses related to tax planning, tax advice and tax compliance services, of which $0.2 million and $0.6 million is for tax compliance services in each of 2023 and 2022, respectively.

(4)	Consists of fees for products and services provided by our independent registered public accounting firms that are not included in the first three categories above, which round to zero in both years.

Our Audit Committee has established guidelines to approve services and fees for any non-audit services to be provided by our independent registered public accounting firm, all in accordance with applicable laws, regulations and rules. The Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, provided that any such pre-approvals will be presented to the full Audit Committee at its next scheduled meeting.

Notwithstanding the foregoing, pre-approval is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided constitutes not more than five percent of the total amount of revenue paid by TransUnion to our independent auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by TransUnion at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee.

Audit Committee Report

The Audit Committee of our Board of Directors currently consists of the directors whose names appear below. Each member of the Audit Committee is “independent” and meets the financial literacy requirements of NYSE’s listing standards. The primary purposes of the Audit Committee are to assist the Board in monitoring:

•	the integrity of TransUnion’s financial statements and financial reporting processes and systems of internal control;

•	the qualifications and independence of TransUnion’s independent registered public accounting firm;

•	the performance of TransUnion’s internal audit function and independent registered public accounting firm; and

•	TransUnion’s compliance with legal and regulatory requirements.

The Audit Committee is responsible for appointing, retaining and terminating our independent registered public accounting firm and also performs the specific functions set forth in its charter, which is available on our website.

The Audit Committee has reviewed and discussed with TransUnion’s management and PricewaterhouseCoopers LLP, TransUnion’s independent registered public accounting firm, the audited financial statements of TransUnion included in its Annual Report on Form 10-K for the year ended December 31, 2023.

The Audit Committee has discussed with TransUnion’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP such independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in TransUnion’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

This report is submitted on behalf of the Audit Committee.

Thomas L. Monahan, III, Chairperson

George M. Awad, Committee Member

Suzanne P. Clark, Committee Member

Hamidou Dia, Committee Member

Linda K. Zukauckas, Committee Member

The foregoing Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE

NAMED EXECUTIVE OFFICER COMPENSATION

As discussed in the section titled “Compensation Discussion and Analysis,” which begins on page 58 of this proxy statement, the Board believes that our long-term success depends largely on the talents of our employees. Our compensation program plays a significant role in our ability to attract, retain and motivate the highest quality employees. The Board believes that our current compensation program directly links executive compensation to performance and the achievement of strategic goals, and aligns the interests of our executive officers with those of our stockholders.

This proposal provides stockholders with the opportunity to cast a non-binding advisory vote to approve the compensation program. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. The “say-on-pay” vote is being provided pursuant to SEC regulations. While the vote does not bind the Board to any particular action, the Board values the input of the stockholders, and will take into account the outcome of this vote in considering future compensation arrangements.

The Board encourages you to review carefully the sections titled “Compensation Discussion and Analysis” beginning on page 58 and “Executive Compensation” beginning on page 79, and to cast a non-binding advisory vote to approve our executive compensation programs through the following resolution:

“RESOLVED, that the compensation paid to TransUnion’s named executive officers, as disclosed in the 2024 proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

In 2022, based on the results of the advisory stockholder vote held at the 2022 annual meeting of stockholders regarding the frequency of future “say-on-pay” votes, the Board determined “1 YEAR” as the frequency of our future say-on-pay votes. Unless the Board modifies its determination on the frequency of future “say-on-pay” advisory votes, the next say-on-pay vote will be held at the annual meeting of stockholders in 2025.

The compensation of our named executive officers as disclosed in this proxy statement will be approved, on a non-binding advisory basis, if a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal are cast “FOR” the proposal. Unless instructions to the contrary are given, all properly delivered proxies will be voted “FOR” the approval of the compensation of our named executive officers.

The Board of Directors recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 4: APPROVAL OF TRANSUNION SECOND AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN

On June 18, 2015, our stockholders approved our 2015 Omnibus Incentive Plan (the “2015 Plan”) and on May 12, 2020, our stockholders approved our Amended 2015 Plan. The Board believes that it is advisable to further amend and restate our Amended 2015 Plan in order to increase the number of shares of our common stock available for issuance under the Second Amended 2015 Plan by an additional 4 million shares, to extend the term of the Amended 2015 Plan to the tenth anniversary of the Second Restatement Effective Date (as defined below) and to make certain additional updates to the Amended 2015 Plan to clarify certain whistleblower protections. These changes will be incorporated in the Second Amended and Restated 2015 Omnibus Incentive Plan (the “Second Amended 2015 Plan”), which amends and restates the Amended 2015 Plan. Following the recommendation of the Compensation Committee, the Board adopted, subject to stockholder approval, the Second Amended 2015 Plan on February 21, 2024. The Board recommends that stockholders approve the Second Amended 2015 Plan. If our stockholders do not approve the Second Amended 2015 Plan, the Amended 2015 Plan will remain in effect in its current form.

In accordance with SEC disclosure requirements, the following is a description of the material features of the Second Amended 2015 Plan. The Second Amended 2015 Plan is set forth in its entirety as Appendix A to this proxy statement. The following description and summary are qualified in their entirety by reference to Appendix A.

Material Changes to the Amended 2015 Plan

The Second Amended 2015 Plan makes the following material amendments to the Amended 2015 Plan:

•	Increases the number of shares of common stock reserved for issuance under the Second Amended 2015 Plan by 4 million shares (from 12.4 million shares to 16.4 million shares); and

•	Extends the term of the Second Amended 2015 Plan through the tenth anniversary of the Second Restatement Effective Date.

As of March 1, 2024, 1,859,314 shares of common stock were available for issuance of future awards under the Amended 2015 Plan, assuming the maximum of 200% of the target number of outstanding Performance Share Units (“PSUs”) will be vested. As of March 1, 2024, 4,542,161 full value awards remain outstanding under the Amended 2015 Plan, no stock options were issued under the Amended 2015 Plan and 27,964 stock options remain outstanding under the frozen TransUnion Holding Company, Inc. 2012 Management Equity Plan. As of March 1, 2024, the average weighted per share exercise price of all outstanding stock options was $15.88 and the weighted average remaining contractual term was 1.3 years. Based on past trends and current expectations for possible future awards, we are recommending that an additional 4 million shares of common stock be made available for issuance under the Second Amended 2015 Plan, sufficient to cover equity awards for the next several years. On March 1, 2024, the closing price of a share of our common stock was $78.71.

Common measures for the use of stock incentive plans include the run rate and the overhang rate. The run rate measures the annual dilution from equity awards granted during a particular year. We calculate this based on all target awards granted under the Amended 2015 Plan in a given year as a percent of the number of shares of our common stock outstanding in that year. Our run rates for 2021, 2022 and 2023 were approximately 0.59%, 0.78% and 1.12%, respectively. In February 2024, the Compensation Committee approved time-based and performance-based equity compensation awards in the form of RSUs and PSUs covering approximately 1,531,825 shares of common stock. The run rate may increase in future years as the number of our associates who are eligible to receive equity awards grows, and if we continue to have equity awards as an important component of compensation for our executives and other key employees to better align their interests with the interests of our stockholders.

The overhang rate is a measure of potential dilution to stockholders. We calculate this based on all unissued shares under the Amended 2015 Plan plus outstanding PSUs and RSUs as a percentage of the total number of shares of common stock outstanding. As of December 31, 2023, our overhang was approximately 4.69%. With the increase in the number of shares reserved for issuance under the Second Amended 2015 Plan, our overhang as of December 31, 2023 would have been 6.75%. After reviewing the grant practices of our Custom Comparator Group, we believe these are reasonable levels and provide us with the appropriate flexibility to ensure meaningful equity awards in future years to our executives and other key employees to better align their interests with the interests of our stockholders.

The Amended 2015 Plan is also being amended to clarify the applicability of certain whistleblower protections to participants under the Second Amended 2015 Plan, as provided under federal laws and regulations.

Summary of the Second Amended 2015 Plan

Purpose

The purpose of the Second Amended 2015 Plan is to provide a means through which to attract and retain key personnel and to provide a means whereby current directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.

Administration

The Second Amended 2015 Plan will be administered by the Compensation Committee. The Compensation Committee has the sole and plenary authority to establish the terms and conditions of any award consistent with the provisions of the Second Amended 2015 Plan. The Compensation Committee is authorized to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Second Amended 2015 Plan and any instrument or agreement relating to, or any award granted under, the Second Amended 2015 Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Compensation Committee deems appropriate for the proper administration of the Second Amended 2015 Plan; and to make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Second Amended 2015 Plan.

Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which our securities are listed or traded, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the Second Amended 2015 Plan. Any such allocation or delegation may be revoked by the Compensation Committee at any time. Unless otherwise expressly provided in the Second Amended 2015 Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Second Amended 2015 Plan or any award or any documents evidencing awards granted pursuant to the Second Amended 2015 Plan are within the sole discretion of the Compensation Committee, may be made at any time and are final, conclusive and binding upon all persons or entities, including, without limitation, us, any holder or beneficiary of any award, and any of our stockholders.

Term

The Second Amended 2015 Plan will become effective on the date on which it is approved by our stockholders (the “Second Restatement Effective Date”). Without giving effect to the amendment and restatement of the Amended 2015 Plan, the Amended 2015 Plan provides that the expiration date of the Amended 2015 Plan is May 12, 2030, the tenth anniversary of the effective date of the Amended 2015 Plan. If the Second Amended

2015 Plan is approved by our stockholders, the expiration date of the Second Amended 2015 Plan will be the tenth anniversary of the Second Restatement Effective Date. No award may be granted under the Second Amended 2015 Plan on or after the tenth anniversary of the Second Restatement Effective Date (or, in the case of incentive stock options, the tenth anniversary of the date on which the Second Amended 2015 Plan was adopted by our Board), but awards theretofore granted may extend beyond that date.

Eligibility

Any employee, director, officer, consultant or advisor to the Company or an affiliate thereof who is selected by the Compensation Committee to participate in the Second Amended 2015 Plan is eligible to receive an award thereunder. As of March 1, 2024, 1,384 employees (including 9 executive officers), 10 non-employee directors and no consultants or advisors were eligible to receive awards under the Second Amended 2015 Plan. Although consultants and advisors are eligible to participate under the terms of the Amended 2015 Plan and the Second Amended 2015 Plan, we have not granted any awards to consultants in the past under the Amended 2015 Plan.

Shares Subject to the Second Amended 2015 Plan

Without giving effect to the amendment and restatement of the Amended 2015 Plan, the Amended 2015 Plan provides that no more than 12,400,000 shares of common stock will be available for awards under the Amended 2015 Plan. The Second Amended 2015 Plan would increase this amount by 4,000,000 shares and provide that no more than 16,400,000 shares of common stock will be available for awards under the Second Amended 2015 Plan. Of this amount, the maximum number of shares for which incentive stock options may be granted is 16,400,000; the maximum number of shares for which options or SARs may be granted to any individual participant during any single fiscal year is 1,333,000; the maximum number of shares for which performance compensation awards denominated in shares may be granted to any individual participant in respect of a single fiscal year is 1,333,000 (or if any such awards are settled in cash, the maximum amount may not exceed the fair market value of such shares on the last day of the performance period to which such award relates); the maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year in respect of such non-employee director’s service on the Board, will not exceed $1,500,000 in total value; and the maximum amount that may be paid to any individual for a single fiscal year under a performance compensation award denominated in cash is $25,000,000. Except for Substitute Awards (as defined below), in the event any award terminates, lapses, or is settled without the payment of the full number of shares subject to such award, including as a result of net exercise or settlement of the award or as a result of the award being settled in cash, the undelivered shares may be granted again under the Second Amended 2015 Plan, unless the shares are surrendered after the termination of the Second Amended 2015 Plan, and only if stockholder approval is not required under the then-applicable rules of the exchange on which the shares of common stock are listed. Awards may, in the sole discretion of the Compensation Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (“Substitute Awards”), and such Substitute Awards will not be counted against the total number of shares that may be issued under the Second Amended 2015 Plan, except that Substitute Awards intended to qualify as “incentive stock options” will count against the limit on incentive stock options described above.

Options

The Compensation Committee may grant non-qualified stock options and incentive stock options under the Second Amended 2015 Plan on the terms and conditions set forth in the Second Amended 2015 Plan, and such other terms and conditions determined by the Compensation Committee that are not inconsistent with the Second Amended 2015 Plan. All stock options granted under the Second Amended 2015 Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date an option is granted (other than in the case of options that are Substitute Awards). All stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the option is intended to qualify as an incentive stock option and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The maximum term for stock options granted under the Second Amended 2015 Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. If a non-qualified stock option would expire at a time when trading of shares of common stock is prohibited by our insider trading policy (or Company-imposed “blackout period”), the term will automatically be extended to the 30th day following the end of such period. The purchase price for the shares as to which a stock option is exercised may be paid to us, to the extent permitted by law (1) in cash or its equivalent at the time the stock option is exercised, (2) in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the Compensation Committee, or (3) by such other method as the Compensation Committee may permit in its sole discretion, including without limitation (A) in other property having a fair market value on the date of exercise equal to the purchase price, (B) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased, or (C) through a “net exercise” procedure effected by withholding the minimum number of shares needed to pay the exercise price. Any fractional shares of common stock will be settled in cash.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights (“SARs”), with terms and conditions determined by the committee that are not inconsistent with the Second Amended 2015 Plan. Generally, each SAR will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the committee) equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (2) the numbers of shares of common stock covered by the SAR, less an amount equal to any statutory withholding amounts or taxes required to be withheld. The strike price per share of a SAR will be determined by the Compensation Committee at the time of grant but in no event may such amount be less than the fair market value of a share of common stock on the date the SAR is granted (other than in the case of SARs granted in tandem with or in substitution of previously granted awards).

Restricted Shares and Restricted Stock Units

The Compensation Committee may grant restricted shares of our common stock or restricted stock units (“RSUs”), representing the right to receive, upon the expiration of the applicable restricted period (or applicable deferral period), one share of common stock for each RSU, or, in the Compensation Committee’s sole discretion, the cash value thereof (or any combination thereof). Holders of restricted shares of our common stock will, subject to the other provisions of the Second Amended 2015 Plan, generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including the right to vote such restricted shares of common stock (except, that if the lapsing of restrictions with respect to such restricted shares of common stock is contingent on satisfaction of performance conditions other than, or in addition to, the passage of time, any dividends payable on such restricted shares of common stock will be retained and delivered without interest to the holder of such shares when the restrictions on such shares lapse). To the extent provided in the applicable award agreement, the holder of outstanding RSUs will be entitled to be credited with dividend equivalent payments (upon the payment by us of dividends on shares of common stock) either in cash or, at the Compensation Committee’s sole discretion, in shares of common stock having a value equal to the amount of such dividends (and interest may, at the Compensation Committee’s sole discretion, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the committee), which will be payable at the same time as the underlying RSUs are settled following the release of restrictions on such RSUs.

Other Stock-Based Awards and Other Cash-Based Awards

The Compensation Committee may issue unrestricted common stock, rights to receive grants of awards at a future date, or other awards denominated in shares of common stock (including, without limitation, performance shares or performance units), and other awards denominated in cash, including, without limitation, cash bonuses, under the Second Amended 2015 Plan, including performance-based awards.

Performance Compensation Awards

The Compensation Committee may also make performance goals applicable to an award recipient with respect to any award granted in its discretion, including, but not limited to, one or more of the performance goals set forth in the Second Amended 2015 Plan.

The Compensation Committee has the sole discretion to select the length of any applicable performance periods, the types of performance compensation awards to be issued, the applicable performance criteria and performance goals, and the kinds and/or levels of performance goals that are to apply. The performance criteria that will be used to establish the performance goals may be based on the attainment of specific levels of performance of the Company (and/or one or more affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and will be described in the Second Amended 2015 Plan. Unless otherwise determined by the Compensation Committee at the time a performance compensation award is granted, the Compensation Committee will specify adjustments or modifications to be made to the calculation of a performance goal for such performance period, based on and to appropriately reflect the following events: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (4) any reorganization and restructuring programs; (5) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year; (6) acquisitions or divestitures; (7) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (8) foreign exchange gains and losses; (9) discontinued operations and nonrecurring charges; (10) a change in our fiscal year; and (11) any other adjustments specified by the Compensation Committee. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, the manner in which the Company or our affiliates conduct our business, or any other events or circumstances, renders any performance goals to be unsuitable, the Compensation Committee may modify such goals as it deems appropriate.

Following the completion of a performance period, the Compensation Committee will review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate and certify in writing that amount of the performance compensation awards earned for the period based upon the performance formula. In determining the actual amount of an individual participant’s performance compensation award for a performance period, the Compensation Committee may make such adjustments to the amount of the performance compensation award earned as it determines in its sole discretion.

Effect of Certain Events on the Second Amended 2015 Plan and Awards

In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of our shares of common stock or other securities, issuance of warrants or other rights to acquire our shares of common stock or other securities, or other similar corporate transaction or event that affects the shares of common stock (including a change in control, as defined in the Second Amended 2015 Plan), or (b) unusual or nonrecurring events affecting us, including changes in applicable rules, rulings, regulations or other requirements that the

Compensation Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (an “Adjustment Event”) the Compensation Committee will, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (i) the share limits applicable under the Second Amended 2015 Plan with respect to the number of awards which may be granted thereunder, (ii) the number of our shares of common stock or other securities which may be delivered in respect of awards or with respect to which awards may be granted under the Second Amended 2015 Plan and (iii) the terms of any outstanding award, including, without limitation, (A) the number of shares of common stock subject to outstanding awards or to which outstanding awards relate (with any increase requiring the approval of our board of directors), (B) the exercise price or strike price with respect to any award or (C) any applicable performance measures.

In connection with any Adjustment Event, the Compensation Committee may, in its discretion, provide for any one or more of the following: (i) providing for (A) a substitution or assumption of awards (“Successor Awards”), (B) accelerating the exercisability of, lapse of restrictions on, or termination of, awards or (C) providing for a period of time for participants to exercise outstanding awards prior to the occurrence of such event; and (ii) cancelling any one or more outstanding awards and causing to be paid to the holders holding vested awards (including any awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such awards, if any, as determined by the Compensation Committee (which if applicable may be based upon the price per share of common stock received or to be received by other Company stockholders in such event), including without limitation, in the case of options and SARs, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or SAR over the aggregate exercise price thereof. For the avoidance of doubt, the Compensation Committee may cancel any stock option or SAR for no consideration if the fair market value of the shares subject to such option or SAR is less than or equal to the aggregate exercise price or strike price of such stock option or SAR.

In the event of (a) any sale, transfer, disposition, or other transaction which results in an award holder ceasing to provide services to us or any of our affiliates, or (b) a change in control, unless otherwise provided for under the terms of an award granted under the Second Amended 2015 Plan: (i) any Successor Awards issued in connection with such transaction will become fully vested and exercisable (to the extent applicable) upon specified qualifying terminations of the award holder’s employment following such transaction; (ii) with respect to any unvested performance-vesting awards, satisfaction of performance criteria will be measured based on actual performance through such event (or if performance levels cannot be measured, such criteria will be deemed to have been satisfied at target levels), and a Successor Award may be granted in respect of the vested portion of such awards.

Non-Transferability of Awards

An award will not be transferable or assignable by a participant (including, without limitation, except as may be prohibited by applicable law, pursuant to a domestic relations order) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate. The Compensation Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfers to a participant’s family members, any trust established solely for the benefit of participant or such participant’s family members, any partnership or limited liability company of which participant, or participant and participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.

Amendment and Termination

The Board may amend, alter, suspend, discontinue, or terminate the Second Amended 2015 Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if (1) such approval is necessary to comply with any regulatory requirement applicable to the Second Amended 2015 Plan or for changes in GAAP to new accounting standards, (2) it would materially increase the number of securities which may be issued under the Second Amended 2015 Plan (except for adjustments in connection with certain corporate events), or (3) it would materially modify the requirements for participation in the Second Amended 2015 Plan. Any amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not to that extent be effective without such individual’s consent.

The Compensation Committee may also, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively, subject to the consent of the affected participant if any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination would materially and adversely affect the rights of any participant with respect to such award; provided, further, that without stockholder approval, except as otherwise permitted in the “adjustments” provisions of the Second Amended 2015 Plan, (1) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR, (2) the Compensation Committee may not cancel any outstanding option or SAR and replace it with a new option or SAR (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the value of the cancelled option or SAR, and (3) the Compensation Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.

Dividends and Dividend Equivalents

The Compensation Committee, in its sole discretion, may provide part of an award with dividends, dividend equivalents, or similar payments in respect of awards, on such terms and conditions as may be determined by the Compensation Committee in its sole discretion; provided, that no dividend equivalents will be payable in respect of outstanding (1) options or SARs or (2) unearned performance compensation awards or other unearned awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents may be accumulated in respect of unearned awards and paid within 15 days after such awards are earned and become earned, payable or distributable).

Clawback/Forfeiture, Other Detrimental Activity

All awards will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any clawback, forfeiture, or other similar policy adopted by the Board or the Compensation Committee, and applicable law (including, without limitation, the applicable rules and regulations of the SEC and NYSE or any other securities exchange or inter-dealer quotation system on which the Company’s common stock is listed or quoted). In addition, to the extent a participant receives any amount in excess of what the participant should have received under the terms of an award (including by reason of a financial restatement, mistake in calculations, or other administrative error) the Company may require the participant to repay any such excess amount.

If the participant, while employed by or providing services to us or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in other detrimental activity that is in conflict with or adverse to our interests or the interests of any affiliate, as determined by the Compensation Committee in its sole discretion (except to the extent such activity is protected under applicable whistleblower provisions of federal law or regulation), the committee may cancel any or all of such participant’s outstanding awards, or require the participant to forfeit any amount or gain realized due to the vesting or exercise of such award, and must repay any such amount or gain to us.

Federal Income Tax Consequences

The following is a summary of the general material federal income tax consequences to our company and to United States taxpayers of awards granted under the Second Amended 2015 Plan. The discussion is based upon current interpretations of the Code, and the regulations promulgated thereunder. This summary describes the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state, local and non-U.S. taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options and SARs

No taxable income is reportable when a non-qualified stock option or SAR is granted to a person. Upon exercise, generally, the person will have ordinary income equal to the fair market value of our common stock, on the exercise date minus the exercise price. Any gain or loss upon the disposition of the stock received upon exercise will be a capital gain or loss to the person.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for persons who are subject to the alternative minimum tax, who may be required to recognize income in the year in which the incentive stock option is exercised). If the person exercises the incentive stock option and then sells the underlying shares of our common stock more than two years after the grant date and more than one year after the exercise date, the sale price minus the exercise price will be taxed as capital gain or loss. If the person exercises the incentive stock option and sells the shares before the end of the two- or one-year holding periods, then the person generally will have ordinary income at the time of the sale equal to the fair market value of the shares of our common stock on the exercise date (or the sale price, if less) minus the exercise price of the incentive stock option, and any additional gain on the sale will be treated as capital gain.

Restricted Stock and RSUs

A person receiving restricted stock or RSUs will not have taxable income upon the grant unless, in the case of restricted stock, the person timely elects under Code Section 83(b) to be taxed at that time. Instead, the person will have ordinary income at the time of vesting or, if later, upon delivery of shares of common stock or cash in settlement of RSUs, equal to the fair market value on the vesting date of the shares of our common stock (or cash) received.

Performance Compensation Awards

A person receiving a performance compensation award that is subject to a substantial risk of forfeiture will generally not recognize income at the time of receipt and the Company will not be entitled to a deduction at that time. A person will generally recognize ordinary income in an amount equal to any cash received or the value of any shares received on the date of payment or delivery of such cash or shares in settlement of such person’s performance compensation award. Depending on the length of time the shares acquired upon the achievement of the performance goals are held, such person will recognize either long-term or short-term capital gain or loss upon the sale of such shares.

Tax Consequences for Our Company

We generally will receive a tax deduction for any ordinary income recognized by a person with respect to an award under the Second Amended 2015 Plan (for example, upon the exercise of a non-qualified stock option). In the case of incentive stock options that meet the holding period requirements described above, the person will not recognize ordinary income; therefore, we will not receive a deduction. Our deduction may also be limited by Code Section 280G or Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per covered employee.

New Plan Benefits

Because grants under the Second Amended 2015 Plan are generally within the discretion of the Compensation Committee, it is not possible to determine the future benefits that will be received by participants, other than to non-employee directors, under the Second Amended 2015 Plan. The Second Amended 2015 Plan authorizes the grant of equity-based awards to non-employee directors in accordance with our director compensation program, as described above under “Director Compensation.” Historically, our non-employee directors have received annual equity grants under the Amended 2015 Plan or the 2015 Plan in May of each year. The table below sets forth the aggregate grant value that all non-employee directors as a group are expected to receive in 2024 pursuant to our current director compensation program. If our stockholders do not approve this Proposal 4, we expect that sufficient shares will remain available for grant to our non-employee directors in May 2024 under the Amended 2015 Plan.

Name	Dollar Value	Number of Units/Shares
Current NEOs and Position
Christopher A. Cartwright, President & Chief Executive Officer	—	—

Todd M. Cello, Executive Vice President, Chief Financial Officer	—	—

Venkat Achanta, Executive Vice President, Chief Technology, Data & Analytics Officer	—	—

Steven M. Chaouki, President, U.S. Markets and Consumer Interactive	—	—

Timothy J. Martin, Executive Vice President, Chief Global Solutions Officer	—	—

All Current Executive Officers as a Group	—	—

All Current Non-Employee Directors as a Group	$1,900,000	—

All Current Non-Executive Officer Employees as a Group	—	—

History of Grants Under the Amended 2015 Plan

The following table shows the number of shares of our common stock subject to equity awards granted under the Amended 2015 Plan since inception through March 1, 2024 for certain individuals and/or groups.

Name	RSUs/ Restricted Stock	PSUs
Current NEOs and Position
Christopher A. Cartwright, President & Chief Executive Officer	397,762	454,540

Todd M. Cello, Executive Vice President, Chief Financial Officer	112,964	155,308

Venkat Achanta, Executive Vice President, Chief Technology, Data & Analytics Officer	132,013	86,863

Steven M. Chaouki, President, U.S. Markets and Consumer Interactive	92,196	143,007

Timothy J. Martin, Executive Vice President, Chief Global Solutions Officer	70,962	109,264

All Current Executive Officers as a Group	999,042	1,221,420

All Current Non-Employee Directors as a Group	128,409	—

Name	RSUs/ Restricted Stock	PSUs

Current Non-Employee Director Nominees

George M. Awad	22,443	—

William P. (Billy) Bosworth	8,793	—

Suzanne P. Clark	17,271	—

Hamidou Dia	5,022	—

Russell P. Fradin	13,545	—

Charles E. Gottdiener	5,083	—

Pamela A. Joseph	28,528	—

Thomas L. Monahan, III	17,271	—

Ravi Kumar Singisetti	5,022	—

Linda K. Zukauckas	5,431	—

Associates of any such Directors, Executive Officers or Nominees	—	—

Other Persons Who Received or Are to Receive 5% of Such Options or Rights	—	—

All Current Non-Executive Officer Employees as a Group	3,596,978	1,768,322

Registration

If our stockholders approve the Second Amended 2015 Plan, we will file a registration statement on Form S-8 with the SEC with respect to the Second Amended 2015 Plan to cover shares issuable under the Second Amended 2015 Plan.

Vote Required

Proposal 4 will be approved if a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal are cast “FOR” the proposal. Abstentions will have the same effect as a vote against Proposal 4 and broker non-votes will have no effect on the outcome of Proposal 4.

The Board of Directors recommends a vote “FOR” the approval of the Second Amended 2015 Plan.

PROPOSAL 5: APPROVAL OF AMENDMENT TO TRANSUNION 2015 EMPLOYEE STOCK PURCHASE PLAN

On June 18, 2015, our stockholders approved our 2015 Employee Stock Purchase Plan, which was subsequently amended and restated, effective as of November 18, 2016 (the “ESPP”). The Board believes that it is advisable to further amend the ESPP in order to increase the number of shares of our common stock available for issuance under the ESPP by an additional 3 million shares. These changes will be incorporated in an amendment to the ESPP (the “ESPP Amendment” and the ESPP, as amended by the ESPP Amendment, the “Amended ESPP”). Following the recommendation of the Compensation Committee, the Board adopted, subject to stockholder approval, the ESPP Amendment on February 21, 2024, and recommends that stockholders approve the ESPP Amendment. If our stockholders do not approve the ESPP Amendment, the ESPP will remain in effect in its current form.

In accordance with SEC disclosure requirements, the following is a description of the material features of the ESPP Amendment. The ESPP Amendment is set forth in its entirety as Appendix B to this proxy statement. The following description and summary are qualified in their entirety by reference to Appendix B.

Material Changes to the ESPP

The ESPP Amendment increases the number of shares of common stock reserved for issuance under the ESPP by 3 million shares (from 2.4 million shares to 5.4 million shares).

As of March 1, 2024, 1,921,289 shares of common stock had been issued and 478,711 shares remained available for issuance under the ESPP.

Summary of the Amended ESPP

Purpose

The purpose of the Amended ESPP is to ensure that we are able to continue to provide all employees interested in participating in the Amended ESPP with the opportunity to share in our future success by acquiring shares of our common stock.

Shares Subject to the Amended ESPP

Without giving effect to the ESPP Amendment, the ESPP provides that no more than 2.4 million shares of common stock will be available for sale under the ESPP. The ESPP Amendment would increase this amount by 3 million shares and provide that no more than 5.4 million shares of common stock will be available for sale under the Amended ESPP. The number of shares that can be purchased may increase in the future with additional stockholder approval. This number may also increase or decrease proportionately, as appropriate, in the event of a future stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of our common stock, any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company or any increase or decrease in the value of a share of common stock resulting from a spinoff or split-up. If at any time the number of shares remaining available for purchase under the Amended ESPP is not sufficient to satisfy all then outstanding purchase rights, (i) the available shares will be apportioned among all participants on an equitable basis, as determined by the Plan Administrator (as defined below), (ii) the balance of any payroll deduction associated with unapportioned shares will be returned to the applicable participants, and (iii) the Plan Administrator may, in its discretion, terminate any or all Offering Periods (as defined in the Amended ESPP) then in effect. The closing price of our common stock on March 1, 2024 was $78.71.

Administration

The Amended ESPP will be administered by two or more individuals appointed by our Board (the “Plan Administrator”), provided that, notwithstanding such an appointment, our Board can take any action that the Plan Administrator is permitted to exercise pursuant to the Amended ESPP. The Plan Administrator will have full and plenary authority, subject to the provisions of the Amended ESPP, to (i) promulgate such rules and regulations as it deems necessary for the proper administration of the Amended ESPP, (ii) interpret the provisions and supervise the administration of the Amended ESPP, and (iii) take all action in connection therewith or in relation thereto as it deems advisable.

Eligibility

Generally, all Company employees are eligible to participate in the Amended ESPP if they are employed by us, or any participating affiliate, and have completed at least six months of service with us or any participating affiliate, except (i) employees who are not employed by us or an affiliate prior to the beginning of an offering period or prior to such other time period specified by the Plan Administrator, (ii) individuals who provide services to us or an affiliate as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes, and (iii) employees who reside in countries for whom such employees’ participation in the Amended ESPP would result in a violation under any corporate or securities laws of such country of residence. As of March 1, 2024, approximately 11,818 employees (including 9 executive officers) were eligible to receive awards under the ESPP.

Offering Periods

The Amended ESPP provides for two, six month Offering Periods during each calendar year, commencing on the first trading day after each January 1 and July 1, as determined by the Plan Administrator.

Contributions

The Amended ESPP permits participants to purchase shares of common stock through payroll deductions from eligible compensation in an amount selected by participants. Eligible compensation includes a participant’s base straight-time gross earnings, exclusive of payments for overtime, incentive compensation, commissions, incentive payments, premiums, bonuses, stock or other equity-based compensation, and any other special remuneration to participants during an applicable offering period. Following the start of the Offering Period, a participant may withdraw from the offering but may not otherwise change his or her level of payroll deduction with respect to such offering. A participant may not make any separate cash payment into his or her Amended ESPP account.

Exercise of Purchase Right

Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each Offering Period. The purchase price of the shares, or the methodology for determination of the purchase price, will be determined by the Plan Administrator not less than 30 days prior to the commencement of any Offering Period, but will in no event be less than the lesser of 85% of the fair market value of our common stock on either of (i) the commencement date of the applicable offering period, or (ii) the end date of a given offering period (or, in the event that the Plan Administrator shortens the applicable offering period in progress, a new purchase date, as applicable). Participants may end their participation at any time during an offering period and will be paid their accrued contributions that have not yet been used to purchase shares of common stock. Participation ends automatically upon termination of employment with us.

Non-Transferability

A participant may not transfer rights granted to the participant under the Amended ESPP other than by will, the laws of descent and distribution, or as otherwise provided under the Amended ESPP.

Change in Control

In the event of a Change in Control (as defined in the Amended ESPP) our Board may take any action it deems necessary or desirable with respect to any option or ongoing Offering Period, including terminating the Amended ESPP and returning all contributions, establishing a New Purchase Date (as defined in the Amended ESPP) and providing that each outstanding option under the Amended ESPP will be assumed or an equivalent option substituted by the successor corporation or its parent or subsidiary.

Amendment; Termination

Our Board can, or cause the Plan Administrator to, terminate the Amended ESPP at any time and for any reason. The Amended ESPP will also terminate by its own terms upon the earlier of (1) the issuance of all of the shares of our common stock available for issuance under the Amended ESPP, or (2) the tenth anniversary of the ESPP’s initial approval by the stockholders.

Federal Income Tax Consequences

The following is a summary of the general material federal income tax consequences to our company and to United States participants under the Amended ESPP. The discussion is based upon current interpretations of the Code, and the regulations promulgated thereunder. This summary describes the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state, local and non-U.S. taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

The Amended ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. An employee will not realize taxable income at the time he or she purchases shares of common stock under the Amended ESPP. The length of time an employee holds shares of common stock before disposing of them is an important variable in determining federal income tax consequences. A holding period starts the day after the day shares are purchased (i.e., the last day the common stock was traded on the NYSE in the applicable savings period).

For an employee who sells or otherwise disposes of shares of common stock purchased under the Amended ESPP, federal income tax considerations will differ, depending upon how long he or she has held the shares. Under present law, if the employee holds the shares for more than two years from the first day of an applicable offering period and one year from the applicable date of purchase before disposing of them, the employee will recognize ordinary income at the time of sale or disposition equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (2) 15% of the fair market value of the shares on the date of grant (i.e., the last day of the savings period). Any gain on the disposition in excess of the amount treated as ordinary income will be long-term capital gain. We are not entitled to take a deduction for the amount of the discount in the circumstances described above. If the sale price is less than the purchase price, then there is no ordinary income, and the employee will have a capital loss equal to the difference between the sale price and the purchase price.

Under present law, if an employee holds shares for less than two years from the first day of an appliable offering period or one year from the applicable date of purchase before disposing of them, the employee will recognize ordinary income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. We will be allowed a deduction in the year of disposal equal to the amount recognized as ordinary income.

Plan Benefits

The benefits that will be received by or allocated to persons eligible to participate in the Amended ESPP in the future cannot be determined at this time because the amount of contributions set aside to purchase shares of our common stock under the Amended ESPP (subject to the limits of the plan) are entirely within the discretion of each participant.

ESPP Shares Purchased Since Inception

During 2023, the number of shares of common stock purchased under the ESPP was 414,551. The purchases were funded by payroll deductions from the eligible employees who purchased shares, except for purchases made by employees located in Hong Kong, which purchases were made in cash payments by such employees. The table below provides details on shares purchased under the ESPP from its inception through March 1, 2024 by certain individuals and/or groups.

Name	No. of Shares	Dollar Value ($)(1)

Current NEOs and Position

Christopher A. Cartwright, President & Chief Executive Officer	—	—

Todd M. Cello, Executive Vice President, Chief Financial Officer	—	—

Venkat Achanta, Executive Vice President, Chief Technology, Data & Analytics Officer	—	—

Steven M. Chaouki, President, U.S. Markets and Consumer Interactive	—	—

Timothy J. Martin, Executive Vice President, Chief Global Solutions Officer	—	—

All Current Executive Officers as a Group(2)	5,536	372,165

All Current Non-Employee Directors as a Group(3)	—	—

ESPP Participant who is a 5% holder	—	—

All Current Employees as a Group	1,289,098	94,753,524

(1)	Based on the closing price (value) of TransUnion common stock on the purchase date.
(2)	Includes purchases made by current NEOs since the inception of the ESPP.
(3)	None of the current Non-Employee Directors are eligible to participate in the ESPP.

Registration

If our stockholders approve the ESPP Amendment, we will file a registration statement on Form S-8 with the SEC with respect to the Amended ESPP to cover shares issuable under the Amended ESPP.

Vote Required

Proposal 5 will be approved if a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal are cast “FOR” the proposal. Abstentions will have the same effect as a vote against Proposal 5 and broker non-votes will have no effect on the outcome of Proposal 5.

The Board of Directors recommends a vote “FOR” the approval of the ESPP Amendment.

COMPENSATION DISCUSSION AND ANALYSIS

The information contained in this Compensation Discussion and Analysis (“CD&A”) describes the material elements of compensation paid or awarded to our principal executive officer, principal financial officer, and our three other most highly compensated executive officers (collectively, our “named executive officers” or “NEOs”) for the fiscal year ended December 31, 2023.

For 2023, our NEOs were:

•	Mr. Christopher A. Cartwright—President & Chief Executive Officer;

•	Mr. Todd M. Cello—Executive Vice President (“EVP”), Chief Financial Officer;

•	Mr. Venkat Achanta—EVP, Chief Technology, Data and Analytics Officer;

•	Mr. Steven M. Chaouki—President, U.S. Markets and Consumer Interactive; and

•	Mr. Timothy J. Martin—EVP, Chief Global Solutions Officer.

In the Executive Summary section of this CD&A, we highlight our:

•	2023 Business Results;

•	2023 Annual Incentive Plan Performance;

•	2021 PSU Performance; and

•	2023 Executive Compensation Program Actions, Results and Changes.

In the remainder of this CD&A, we describe:

•

How our executive compensation philosophy and governance practices align with stockholders’ interests and reflect best practices, particularly by discouraging and mitigating against excessive risk taking (see page 61);

•	The role of the Compensation Committee, management and compensation consultant in compensation decisions (see page 63);

•	An overview of our NEOs’ 2023 target compensation mix (see page 63);

•	Key executive compensation components (see page 65);

•	Our market analysis and benchmarking (see page 66); and

•	Our 2023 executive compensation program (see page 67).

Executive Summary

2023 Business Results

A summary of our consolidated results as reported in our 2023 Annual Report on Form 10-K, filed with the SEC on February 28, 2024, is as follows:

•   Revenue of $3,831 million, an increase of 3% (4% on a constant currency basis; 3% on an organic constant currency basis)

•   Consolidated Adjusted EBITDA of $1,344 million, essentially flat (an increase of 1% on a constant currency basis, 1% on an organic constant currency basis)

•   Adjusted Diluted Earnings Per Share of $3.37, a decrease of 7%

•   Consolidated Adjusted EBITDA margin was 35%, compared with 36% in 2022

The results of operations for 2023 compared with 2022 were significantly impacted by various macroeconomic factors as further discussed in our 2023 Annual Report on Form 10-K.

Constant currency growth rates assume that foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates. Organic constant currency growth rates assume consistent foreign currency exchange rates and also eliminate the impact of acquisitions. Our consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition to GAAP measures, we use the non-GAAP measures of Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA Margin and Adjusted Diluted Earnings per Share as supplemental measures of our operating performance. For a more detailed explanation of why we present these measures, and how we calculate these non-GAAP measures and the reconciliation of these non-GAAP measures to their nearest GAAP measures, see our 2023 Annual Report on Form 10-K, under the heading “Non-GAAP Measures—Twelve Months Ended December 31, 2023, 2022 and 2021.”

2023 Annual Incentive Plan Performance

The following highlights the consolidated financial performance results used for our 2023 annual incentive plan. Our Defined Consolidated Adjusted EBITDA was $1,338.3 million, resulting in a payout of 53.6% of target; our Defined Consolidated Revenue was $3,820.9 million, resulting in a payout of 79.2% of target; and our Defined Adjusted Diluted Earnings per Share was $3.35, resulting in no payout under this metric. For Messrs. Cartwright, Cello, Achanta and Martin, Defined Consolidated Adjusted EBITDA has a 45% weighting and Defined Consolidated Revenue has a 20% weighting. For Mr. Chaouki, Defined Consolidated Adjusted EBITDA has a 20% weighting, Defined U.S. Markets and Consumer Interactive Adjusted EBITDA has a 25% weighting and Defined U.S. Markets and Consumer Interactive Revenue has a 20% weighting. For all NEOs, Defined Adjusted Diluted Earnings Per Share has a 20% weighting. Our 2023 annual incentive plan, including the business unit level financial objectives, individual objectives, applicable weightings and achievement is discussed in greater detail beginning on page 68 in the section titled “2023 Executive Compensation Program—Annual Incentive Plan.”

2021 PSU Performance

The following highlights the performance results for our PSUs granted in February 2021 with a performance period of January 1, 2021 to December 31, 2023 (the “2021 PSUs”). The performance metrics used for these share-based grants consist of Cumulative Adjusted EBITDA, Cumulative Revenue and Relative Total

Stockholder Return (“Relative TSR”) performance over the performance period. These metrics are defined in the grant agreements and are similar, but not identical, to the performance metrics used for our 2023 annual incentive plan as discussed above. In the context of our PSUs, both Cumulative Adjusted EBITDA and Cumulative Revenue include adjustments to remove the impact of currency fluctuation and inorganic growth. For purposes of this section, references to Cumulative Adjusted EBITDA, Cumulative Revenue and Relative TSR will have the meanings ascribed to them in the grant agreements. Overall, our Cumulative Adjusted EBITDA over the performance period was $3,475.7 million, resulting in vesting at 200% of target. Our Cumulative Revenue over the performance period was $8,832.8 million resulting in vesting at 200% of target. Our Relative TSR performance over the performance period was at the 14th percentile resulting in no payout under this metric. For our 2021 PSUs, Cumulative Adjusted EBITDA has a 30% weighting, Cumulative Revenue has a 20% weighting, and Relative TSR has a 50% weighting, resulting in an overall weighted percentage of 100% of target.

Our PSU performance is discussed in greater detail beginning on page 73 in the section titled “2023 Executive Compensation Program—Long-Term Incentive Plan—2021 PSU Performance.”

2023 Executive Compensation Program Actions, Results and Changes

We took the following actions with respect to our NEOs and executive compensation program in 2023:

•   Each of our NEOs received a base salary increase to better align their pay with peers and to market benchmarks (see page 67).

•   Actual 2023 annual incentive payouts for the NEOs ranged from 38.0% to 57.5% of target based on corporate, business unit and individual performance (see page 70).

•   Our NEOs, including our CEO, each received long-term incentive (“LTI”) awards in the form of time-vested RSUs and PSUs (see page 71).

•   Our NEOs, including our CEO, each received the grant of special one-time equity-based awards (the “Special PSU Awards”) in the form of PSUs (see page 74).

Executive Compensation Philosophy and Governance Practices Align with Stockholders’ Interests and Reflect Best Practices, Discouraging and Mitigating Excessive Risk Taking

What We Do	What We Don’t Do

  Emphasize Company performance. 91% of our CEO’s 2023 target compensation and 81% of our other NEOs’ 2023 target compensation is “at-risk” based on Company and share price performance.

  Align with stockholders. 77% of our CEO’s 2023 target compensation and 62% of our other NEOs’ 2023 target compensation consists of LTIs aligned with our stockholders’ interests.

  Incentivize both short- and long-term performance. Our LTIs have a three-year vesting or performance period complementing the one-year performance period for our annual incentive.

  Require significant stock ownership for our executives. Our executives are subject to certain stock ownership requirements.

  Compensation Committee advised by an independent compensation consultant. The independent consultant does not provide services to the Company other than advising the Compensation Committee.

  Anti-hedging and pledging stock policies for our officers, directors and employees. Our Insider Trading Policy prohibits, among other things, pledging our stock as collateral for a loan or engaging in hedging transactions.

  We maintain a Clawback Policy applicable to our executive officers, which complies with the new SEC rules and NYSE listing standards.

  Pay severance or vest PSUs and RSUs upon a “double trigger” in the event of a change in control. Our “double trigger” requires both a change in control and termination of employment either involuntarily without cause or voluntarily for good reason.

  Value Diversity, Equity, Inclusion and Belonging and hold our NEOs accountable for increasing representation through diversity, equity and inclusion metrics in our annual incentive plan.

   Provide NEOs with tax gross-ups in the event of a change in control. Taxes are our NEOs’ responsibility.

   No re-pricing of underwater stock options. We do not re-price outstanding stock options, whether vested or unvested.

   Pay dividend equivalents on unvested RSUs and PSUs. Dividend equivalents on RSUs and PSUs are paid only upon vesting. Dividend equivalents paid on PSUs are based on the number of shares earned as a result of actual Company performance.

   Provide enhanced benefit plans for our NEOs. Our NEOs generally participate in the same retirement, health and welfare plans broadly available to all U.S. salaried employees. Additionally, there are no lifetime benefits for former or retired executives.

   Offer excessive perquisites. We only offer a limited number of perquisites to NEOs to support personal financial planning, well-being and tickets for sporting, entertainment or other events.

Executive Compensation Philosophy & Practices

Our executive compensation program is based on a philosophy that aligns the interests of our executives and stockholders. The following are key objectives of our compensation philosophy, which are used to guide the Compensation Committee in making compensation decisions. These objectives are evaluated to confirm the appropriateness of each objective in light of the overall corporate strategy and market practices.

•	Attract, motivate and retain highly experienced executives who are vital to our short- and long-term success, profitability and growth;

•

Align the focus of our executives with the interests of our stockholders by rewarding executives for the achievement of strategic goals that successfully drive our strategy, operations and business performance and, thereby, enhance stockholder value;

•	Differentiate rewards based on actual individual performance while also rewarding executives for our overall results while remaining fair and equitable; and

•	Discourage unnecessary and excessive risk-taking.

In support of this philosophy, the Compensation Committee:

•	Reviews and approves corporate goals and objectives for our CEO;

•

Evaluates the performance of our CEO in light of such goals and objectives and approves the annual base salary, annual incentive, LTIs and other benefits provided to the CEO and other executive officers;

•	Reviews and recommends to the full Board, or approves, new executive compensation programs, including LTI compensation programs;

•	Periodically reviews the operation of our executive compensation programs as well as the administration of such programs to determine whether they are achieving their intended purpose(s);

•	Requires our executives to establish and maintain significant stock ownership in the Company;

•

Engages an independent compensation consultant to solely advise the Compensation Committee as to the competitiveness of our program and incentives being provided to our CEO and the other executives; and

•	Places a significant portion of each executive’s compensation at risk, contingent upon meeting measurable and meaningful performance goals.

Most Recent Say-on-Pay Voting Results

At our 2022 Annual Meeting of Stockholders, the stockholders approved, on a non-binding advisory basis, holding a non-binding advisory vote to approve the executive compensation of the NEOs on an annual basis (the “Say-on-Pay vote”). Our most recent Say-on-Pay vote was held at our 2023 Annual Meeting of Stockholders, which received 95.7% stockholder support. We believe this strong Say-on-Pay vote outcome shows support for the program and no changes have been made to the current program design as a result of the most recent Say-on-Pay vote. As discussed in this proxy statement, we will be conducting a non-binding Say-on-Pay vote at our 2024 Annual Meeting.

Role of Compensation Committee, Management and Compensation Consultant in Compensation Decisions

Pursuant to its charter, the Compensation Committee is responsible for overseeing our executive compensation program, developing and reviewing our executive compensation philosophy, and recommending to the full Board, or approving, decisions regarding executive compensation.

The Compensation Committee is ultimately responsible for making the compensation decisions with respect to our CEO and other NEOs and creating appropriate programs for the CEO and the other NEOs. The Compensation Committee seeks and considers input from senior management and an independent compensation consultant in connection with its duties. In 2023, the Compensation Committee engaged FW Cook as a consultant on executive compensation matters.

FW Cook’s engagement includes reviewing and advising on executive compensation matters principally related to the CEO, the executive officers, our senior executives and outside directors. For 2023, FW Cook assisted the Compensation Committee by (a) recommending a comparator group for benchmarking purposes and (b) providing comparator group data on compensation levels and design, including an analysis of target total compensation (base salary, annual incentives and LTIs). FW Cook also assisted the Compensation Committee in reviewing broader market practices, executive compensation trends and regulatory developments and management compensation proposals.

FW Cook performs services solely on behalf of the Compensation Committee and does not provide any other services to us. The Compensation Committee assessed the independence of FW Cook and concluded no conflicts of interest exist that would prevent FW Cook from independently representing the Compensation Committee.

Executive management regularly participates in the compensation decision-making process in the following specific respects:

•

The CEO reports to the Compensation Committee his performance evaluation of our senior executives, including the NEOs (other than himself). Together with the EVP, Chief Human Resources Officer, the CEO recommends compensation decisions for these individuals, including base salary levels, the mix of incentive awards and performance objectives; and

•	The CEO develops recommended performance objectives and targets for our incentive compensation programs.

Overview of 2023 Target Compensation Mix

The Compensation Committee annually reviews the CEO’s and other NEOs’ compensation. Through this process, the Compensation Committee evaluates all elements of target total compensation against a pre-determined group of companies (as described below in the section titled “Market Analysis and Benchmarking”). As noted in the following section, there is a significant emphasis on performance-based components of compensation. For additional detail on each compensation component, please see the sections below titled “2023 Executive Compensation Program—Base Salary,” “2023 Executive Compensation Program—Annual Incentive Plan” and “2023 Executive Compensation Program—Long-Term Incentive Plan.”

Target Compensation Mix

There is a significant emphasis on the elements that comprise performance-based pay (annual and long-term incentive awards). As illustrated in the following charts, a significant percentage of our CEO’s and all other NEOs’ 2023 target total compensation (i.e., target annual incentive, RSUs and PSUs) is linked to Company performance and aligned with the interests of our stockholders and considered “at-risk”: 91% for the CEO and 81% for our other NEOs.

CEO 2023 TARGET PAY MIX(1)	ALL OTHER NEOS’ 2023 TARGET PAY MIX(1)

(1)

Percentages calculated using 2023 annual base salary, target annual incentive and target annual LTI grant value for RSUs and PSUs. The Special PSU Awards (as defined below) are not included in the above charts.

Key Executive Compensation Components

The key components of our executive compensation program for NEOs are base salary, annual incentive, employee benefits (health, welfare, retirement and perquisites) and LTI awards, which consist of time-vested RSUs and PSUs, which are subject to a three-year performance period.

These elements are illustrated in detail below:

Component		Description	Purpose
Fixed	Base Salary	• Ongoing cash compensation based on the NEO’s role, responsibilities, market data and individual performance	• Designed to attract and retain experienced executives • Recognizes individual experiences, skills and sustained performance
	Benefits (health, welfare and retirement)	• Medical, dental, qualified and nonqualified retirement plan	• Same benefits generally available to U.S. employees
	Perquisites	• Reimbursement for financial and tax planning services and annual physical program	• Supports personal financial planning needs • Ensures personal well-being

At-Risk	Annual Incentive	• Actual pay varies between 0% and 200% of target • Uses predominantly financial objectives, including financial goals linked to a business unit where relevant, as well as individual objectives	• Incentivizes and drives the accomplishment of short-term financial and individual strategic goals
	Restricted Stock Units	• Represents 50% of target annual LTI grant value • Vest ratably over a 36-month or 42-month period from the grant date provided NEO remains continuously employed	• Aligns NEOs to long-term financial and share price performance • Designed to retain executives • Aligns NEOs with interest of stockholders
Performance Share Units

• Represents 50% of target annual LTI grant value

• Actual awarded shares vary between 0% and 200% of target

• Performance components include 3-year Cumulative Adjusted EBITDA, Cumulative Revenue and Relative TSR

• Vest 100% following three-year performance period based on actual Company performance

• Aligns NEOs to long-term financial and share price performance

• Aligns pay and performance by linking number of shares to financial and market performance

• Aligns NEOs with interest of stockholders

Market Analysis and Benchmarking

As described below, we use various tools and methods, including benchmarking, to evaluate whether each NEO’s level of pay is appropriate. For 2023, the benchmarking process for all of our NEOs is described below.

Benchmarking

The Compensation Committee benchmarks against the median for each pay component (i.e., base salary, target annual incentive and target LTI grants) and total compensation to guide our compensation objectives. We utilize the median as a point of reference and not necessarily the definitive compensation level. Consequently, our NEOs’ compensation may be positioned at a level less than or greater than the median based on time in position, experience and competitive pay objectives, as well as other factors.

Comparator Group

The Compensation Committee, with input from FW Cook and management, annually approves a company comparator group (the “Custom Comparator Group”) to be used in reviewing and benchmarking various pay components in addition to the use of general industry data.

Selection of the Custom Comparator Group begins with an initial list of potential organizations and is then filtered using various selection criteria to determine our final list of comparator companies. The following outlines the process the Compensation Committee used in selecting the Custom Comparator Group for benchmarking executive compensation in 2023.

(1)	In October 2022, Nielsen Holdings ceased to be a publicly traded company following its take-private transaction. All benchmark information was completed based on fiscal year 2021 results.

Based on the above methodology, the evaluation resulted in the following year-over-year changes to our Custom Comparator Group:

•	Additions: Dun & Bradstreet Holdings, Inc., Gartner, Inc. and RELX Group.

•	Removals: Black Knight, Inc., Bread Financial Holdings, Inc. (formerly Alliance Data Systems Corporation), CoreLogic, Inc. and IHS Markit Ltd.

2023 Executive Compensation Program

Base Salary

Each NEO receives an annual base salary as compensation for services rendered in the NEO’s position during the year. The Compensation Committee annually evaluates the performance of the CEO and determines his base salary in light of his goals and objectives, individual performance and competitive market data. The Compensation Committee also, at least annually, reviews each other NEO’s base salary based on a recommendation from the CEO, with input from our EVP, Chief Human Resources Officer, and adjusts the NEO’s base salary when appropriate. In general, the CEO recommends a base salary increase for the other NEOs when supported by additional responsibilities, strong individual performance or changes in competitive market data.

In February 2023, as part of the annual compensation review process, Messrs. Cartwright, Cello, Achanta, Chaouki and Martin each received a base salary increase to reflect strong performance and to better align their pay with executives holding comparable positions with the Custom Comparator Group.

Effective on July 1, 2023, Mr. Achanta’s role was expanded to include the responsibilities of Mr. Abhinav (Abhi) Dhar, our former EVP, Chief Information & Technology Officer. As disclosed in our Current Report on Form 8-K filed with the SEC on May 30, 2023, on May 24, 2023, the Compensation Committee approved the following compensation package for Mr. Achanta, effective July 1, 2023: (1) a base salary increase from $600,000 to $700,000; (2) a bonus target equal to 100% of his base salary; and (3) an increase in his annual LTI grant target from $2,200,000 to $2,500,000.

The following table sets forth the NEO’s 2023 annualized base salary compared to each individual’s 2022 annualized base salary.

Named Executive Officer	2023 Annualized Base Salary	2022 Annualized Base Salary
Christopher A. Cartwright	$1,058,250	$1,037,500
Todd M. Cello	$663,000	$650,000
Venkat Achanta	$700,000	$575,000
Steven M. Chaouki	$714,000	$700,000
Timothy J. Martin	$612,000	$600,000

Incentive Compensation

Outside of base salary, all other compensation received by each NEO is considered “at-risk,” including compensation received under our annual incentive plan and LTI plan.

Target Setting

The Compensation Committee set the performance targets for our 2023 annual incentive plan and LTI plan in early 2023. The Compensation Committee believes that the performance targets it established were appropriately challenging, while providing meaningful motivational value to our NEOs. The performance targets required the Company to generate significant performance while effectively managing various macroeconomic factors during 2023. The achievement of the performance targets would demonstrate that the Company successfully met the significant challenges it faced during the year.

The Compensation Committee considered the following factors when establishing the performance targets, including the related threshold and maximum target levels:

•	corporate strategy;

•	annual and long-term operating plans;

•	performance history;

•	macroeconomic environment;

•	input from FW Cook and management; and

•	difficulty of the performance targets in light of the above factors.

Annual Incentive Plan

The annual incentive plan is designed to motivate and reward our NEOs based on financial and individual performance. Financial targets are approved by the Compensation Committee at the beginning of the performance period with individual and other qualitative goals designed to successfully drive our operations and business results and to achieve our overall corporate strategy. Each NEO’s annual incentive is determined by multiplying the applicable NEO’s target annual incentive percentage by the NEO’s eligible base salary and then multiplying this result by the percentage achievement with respect to the applicable financial and individual goals, provided the threshold level of performance is achieved.

Target Levels

Each NEO has a target annual incentive expressed as a percentage of his or her eligible base salary. The target is determined by the Compensation Committee after consideration of several factors, including the NEO’s duties and responsibilities and competitive market data. Our NEOs did not receive an increase in their respective target annual incentives in 2023.

Named Executive Officer	2023 Target Annual Incentive as a Percentage of Base Salary	2023 Target Annual Incentive
Christopher A. Cartwright	150%	$1,587,375
Todd M. Cello	110%	$729,300
Venkat Achanta	100%	$700,000
Steven M. Chaouki	100%	$714,000
Timothy J. Martin	100%	$612,000

Financial and Individual Objectives, Targets, and Potential Payouts

The following table defines the various financial and individual objectives applicable for the 2023 annual incentive plan. The actual payout ranges between 0% and 200% of target for each objective depending on actual performance. The objectives of Defined Consolidated Adjusted EBITDA, Defined Consolidated Revenue and Defined Adjusted Diluted Earnings per Share (each defined below) are to incentivize our NEOs to drive the achievement of overall Company financial performance. Similarly, at the business unit level, Defined U.S. Markets and Consumer Interactive Adjusted EBITDA and Defined U.S. Markets and Consumer Interactive Revenue (each defined below) are designed to incentivize specific business unit financial performance. The Strategic Individual Objectives (as defined below) are quantitative and qualitative measures aligned to specific strategic objectives and are set individually for each NEO in a manner that would significantly advance their strategic objectives, if delivered. Additionally, these goals are designed to provide NEOs with the opportunity to achieve above target payouts only upon robust performance. In 2023, the Strategic Individual Objectives were subject to a modifier based on the Company’s Operational Standards and Risk Management Objectives (as

defined below) and a portion of each NEO’s bonus was subject to Company performance against Diversity, Equity and Inclusion Objectives (as defined below).

Objective	Definition
Defined Consolidated Adjusted EBITDA	Consolidated Adjusted EBITDA as reported in our 2023 Annual Report on Form 10-K further adjusted to eliminate the impact of foreign currency fluctuations, and to eliminate the impact of certain other legal and regulatory expenses as approved by management and the Compensation Committee for annual incentive plan purposes.
Defined Consolidated Revenue	Revenue as reported in our 2023 Annual Report on Form 10-K further adjusted to eliminate the impact of foreign currency fluctuations.
Defined Adjusted Diluted Earnings per Share	Adjusted Diluted Earnings per Share as reported in our 2023 Annual Report on Form 10-K further adjusted to eliminate the per share impact of foreign currency fluctuations, and to eliminate the per share impact of certain other legal and regulatory expenses as approved by management and the Compensation Committee for annual incentive plan purposes.
Defined U.S. Markets and Consumer Interactive Adjusted EBITDA

U.S. Markets and Consumer Interactive Adjusted EBITDA as reported in our 2023 Annual Report on Form 10-K further adjusted to eliminate the impact of foreign currency fluctuations, and to eliminate the impact of certain other legal and regulatory expenses as approved by management and the Compensation Committee for annual incentive plan purposes.

Defined U.S. Markets and Consumer Interactive Revenue	U.S. Markets and Consumer Interactive gross revenue as reported in our 2023 Annual Report on Form 10-K adjusted to eliminate the impact of foreign currency fluctuations.
Strategic Individual Objectives	Specific individual quantitative and qualitative goals aligned with our strategic objectives.
Operational Standards and Risk Management Objectives	Year-over-year continuous improvement of key metrics related to consumer inquiries, disputes, complaints and notice to furnishers.
Diversity, Equity and Inclusion Objectives	Year-over-year growth in representation of underrepresented groups in director and above positions within the United States and the year-over-year representation of women at the director level and above globally.

When determining performance targets for the 2023 annual incentive plan, the Compensation Committee approved a target for Defined Adjusted Diluted Earnings per Share that was lower than actual 2022 results because of the impact of changes in foreign exchange rates from 2022 to 2023. The 2023 annual incentive plan targets for Defined Consolidated Revenue, Defined Consolidated Adjusted EBITDA and Defined Adjusted Diluted Earnings per Share reflected 6.0%, 7.3%, and 1.7% growth on a constant currency basis, respectively, over 2022 actual results. Target growth for Defined Adjusted Diluted Earnings per Share was set lower than actual 2022 results due to increased interest expense on the Company’s outstanding indebtedness as a result of projected increasing interest rates.

The following table provides threshold, target and maximum targets for the financial objectives described above. It also provides actual 2023 results and the achievement as a percentage of target. For each financial objective the NEO receives a 50% payout at threshold performance, a 100% payout at target performance, and a 200% payout at maximum performance. The payout for performance between percentages is interpolated on a straight-line basis and performance below threshold results in a 0% payout for that financial objective. Following a review of market practices, including those of our Custom Comparator Group, in May 2023, the Compensation Committee increased the payout at threshold performance from 25% to 50% of target for 2023.

Financial Objective	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Result	Achievement (%)

Defined Consolidated Adjusted EBITDA*	$1,331.0	$1,431.2	$1,488.4	$1,338.3	53.6

Defined Consolidated Revenue*	$3,706.9	$3,902.0	$4,019.1	$3,820.9	79.2

Defined Adjusted Diluted Earnings per Share	$3.39	$3.64	$3.79	$3.35	0

Defined U.S. Markets and Consumer Interactive Adjusted EBITDA*	$1,180.1	$1,268.9	$1,319.7	$1,125.5	0

Defined U.S. Markets and Consumer Interactive Revenue*	$3,070.1	$3,231.7	$3,328.7	$3,082.6	53.9

*	Amounts reflect millions.

2023 Annual Incentive Payouts

The following table summarizes each NEO’s 2023 annual incentive plan objectives described above, including the applicable weighting, achievement as a percentage of target and payout. The weightings for each NEO are determined based on the NEO’s role, duties, and responsibilities and are designed to strengthen the link between pay and performance. Payments based on the 2023 annual incentive plan ranged from 38.0% of target to 57.5% of target.

Named Executive Officer	Objective	Weighting	Achievement	Payout
Christopher A. Cartwright, President & Chief Executive Officer	Defined Consolidated Adjusted EBITDA	45%	53.6%	$383,204
	Defined Consolidated Revenue	20%	79.2%	$251,450
	Defined Adjusted Diluted Earnings per Share	20%	0%	$0
	Strategic Individual Objectives	10%	100%	$158,738
	Diversity, Equity and Inclusion Objectives	5%	130%	$103,179

		Total	56.5%	$896,571
Todd M. Cello, EVP, Chief Financial Officer	Defined Consolidated Adjusted EBITDA	45%	53.6%	$176,058
	Defined Consolidated Revenue	20%	79.2%	$115,526
	Defined Adjusted Diluted Earnings per Share	20%	0%	$0
	Strategic Individual Objectives	10%	100%	$72,930
	Diversity, Equity and Inclusion Objectives	5%	130%	$47,405

		Total	56.5%	$411,919
Venkat Achanta, EVP, Chief Technology, Data & Analytics Officer	Defined Consolidated Adjusted EBITDA	45%	53.6%	$168,985
	Defined Consolidated Revenue	20%	79.2%	$110,885
	Defined Adjusted Diluted Earnings per Share	20%	0%	$0
	Strategic Individual Objectives	10%	110%	$77,000
	Diversity, Equity and Inclusion Objectives	5%	130%	$45,500

		Total	57.5%	$402,369
Steven M. Chaouki, President, U.S. Markets and Consumer Interactive	Defined Consolidated Adjusted EBITDA	20%	53.6%	$76,607
	Defined Adjusted Diluted Earnings per Share	20%	0%	$0
	Defined U.S. Markets and Consumer Interactive Adjusted EBITDA	25%	0%	$0
	Defined U.S. Markets and Consumer Interactive Revenue	20%	53.9%	$76,905
	Strategic Individual Objectives	10%	100%	$71,400
	Diversity, Equity and Inclusion Objectives	5%	130%	$46,410

		Total	38%	$271,321
Timothy J. Martin, EVP, Chief Global Solutions Officer	Defined Consolidated Adjusted EBITDA	45%	53.6%	$147,741
	Defined Consolidated Revenue	20%	79.2%	$96,945
	Defined Adjusted Diluted Earnings per Share	20%	0%	$0
	Strategic Individual Objectives	10%	100%	$61,200
	Diversity, Equity and Inclusion Objectives	5%	130%	$39,780

		Total	56.5%	$345,666

For the Strategic Individual Objectives, the Board (for the CEO) and the CEO (for the remaining NEOs) evaluated each of the NEOs in conjunction with such NEO’s self-evaluation, with the Compensation Committee approving the final performance. In 2023, Mr. Achanta earned a 110% payout on his Strategic Individual Objectives. All of our other NEOs, including our CEO, earned a 100% payout on their Strategic Individual Objectives. Despite market headwinds, Mr. Cartwright delivered solid revenue growth across many of our geographies and also implemented two key transformation initiatives to optimize our operating model and advance our market-leading technology. Mr. Cello delivered the migration and integration of all financial applications for the acquisitions of Neustar, Sontiq, Inc. and Argus Information and Advisory Services, Inc. and Commerce Signals, Inc., in addition to developing management reporting capabilities to enable global product reporting and planning. Mr. Achanta has been critical in identifying ways to streamline and enhance the global operating model by delivering a substantial number of initiatives that we expect will position our Company for success in the coming years, including the development of state-of-the-art-technology which integrates our products onto one platform, branded OneTru. Despite continued market headwinds, Mr. Chaouki laid the foundation for future growth by exceeding key pipeline metrics. Mr. Martin expanded and scaled a variety of our solutions, such as TruVision and TruContact Trusted Call Solutions, across various markets.

The Company also achieved our Operational Standards and Risk Management Objectives, therefore, no modification was made to each NEO’s final Strategic Individual Objectives.

In 2023, 5% of our NEOs’ annual incentives were based on certain Diversity, Equity and Inclusion Objectives, with a possible payout between 0%-200% for this portion of the annual incentive subject to changes in the Company’s year-over-year representation of underrepresented groups in director and above positions within the United States and the year-over-year representation of women at the director level or above, globally. In 2023, the Company achieved a year-over-year increase for both objectives, which resulted in an above target (130%) payout for this metric.

2024 Annual Incentive Plan

In 2024, the weightings of the financial metrics in the annual incentive plan for our NEOs, other than Mr. Chaouki, will be as follows: Consolidated Adjusted EBITDA – 35%, Consolidated Revenue – 35%, Adjusted Diluted EPS – 20%, and Strategic Individual Objectives – 10%. The weightings of the financial metrics in the 2024 annual incentive plan for Mr. Chaouki will be as follows: Consolidated Adjusted EBITDA - 20%, Adjusted Diluted EPS - 20%, Defined U.S. Markets and Consumer Interactive Adjusted EBITDA - 15%, Defined U.S. Markets and Consumer Interactive Adjusted Revenue - 35%, and Strategic Individual Objectives - 10%. Beginning in 2024, each of our NEOs’ Strategic Individual Objectives, in addition to functional objectives, will incorporate the Diversity, Equity, and Inclusion objectives that will continue to measure, in accordance with applicable legal frameworks, our progress against the year-over-year growth in representation of underrepresented groups in director level and above positions within the United States, as well as measuring the year-over-year growth in representation of women at the director level and above globally. The Operational Standards and Risk Management Objectives will continue to measure multiple metrics across our organization that are critical to effectively managing our business. This modifier will apply to each NEO’s Strategic Individual Objectives.

Long-Term Incentive Plan

2023 Annual LTI Grants

Our NEOs receive annual LTI grants, which are linked directly to the creation of stockholder value over a multi-year term. In 2023, 77% of the target total compensation opportunity provided to our CEO and 62% of the target total compensation opportunity provided to all other NEOs was equity-based and directly correlated to the Compensation Committee’s view that there should be a strong connection between an NEO’s rewards and stockholder value creation.

As noted previously, 50% of the 2023 target LTI grant value was delivered in the form of time-vested RSUs that vest ratably over a 42-month period where 33% vests on each of August 28, 2024 and August 28, 2025, and 34% vests on August 28, 2026. The remaining 50% of the 2023 target LTI grant value was delivered in the form of PSUs that vest following a three-year performance period starting January 1, 2023 and ending December 31, 2025. When dividends are paid on our common stock, unvested RSUs accrue dividend equivalents that are paid out in cash based on the number of shares that vest. Similarly, for PSUs, dividend equivalents accrue during the performance period and are paid out in cash based on the number of shares that vest as a result of actual Company performance.

The PSU grants made in 2023 have the following three performance components and weightings with the actual payout ranging between 0% and 200% of target for each performance component depending on actual Company performance:

Performance Component	Weighting
Cumulative Adjusted EBITDA(1)	30%

Cumulative Revenue(1)	20%

Relative TSR against the companies in the Commercial and Professional Services industry classification within the Russell 3000 Index (the “Relative TSR Peer Group”)	50%

(1)

Cumulative Adjusted EBITDA is calculated using the definition of Adjusted EBITDA disclosed in our 2023 Annual Report on Form 10-K, adjusted to be on an organic, constant currency basis. Cumulative Revenue is calculated based on revenue reported in our 2023 Annual Report on Form 10-K, adjusted to be on an organic, constant currency basis.

Additionally, if our actual Total Stockholder Return (“TSR”) during the performance period is negative, then the maximum payout for the Relative TSR performance component is 100%, regardless of actual performance against the Relative TSR Peer Group.

The Compensation Committee sets our financial performance targets for the Cumulative Adjusted EBITDA and Cumulative Revenue components taking into consideration our long-term strategic plan. We do not publicly disclose specific financial performance targets on a prospective basis. Prospectively disclosing these specific targets would provide competitors and others with insights into our confidential planning process and strategies and potentially harm us competitively. We design our financial performance targets to be challenging. There is a risk we will not achieve threshold or target performance resulting in either no shares or shares awarded below target.

The performance components in our PSUs granted in 2023 are Cumulative Adjusted EBITDA and Cumulative Revenue, which differ from the Defined Consolidated Adjusted EBITDA and Defined Consolidated Revenue financial components in our 2023 annual incentive plan. Each are independent financial components intended to drive different behavior. The performance targets for the annual incentive financial components are based on our annual internal operating targets and designed to incentivize our annual performance, while the performance targets for the PSU components are based on our long-term strategic plan and designed to incentivize long-term performance.

To determine the 2023 target LTI grant value for each NEO, the Compensation Committee considered target total compensation data from our Custom Comparator Group for comparable executive positions, the strategic direction of the Company and business units, and the NEO’s scope of authority and responsibility.

The target number of restricted stock units (both RSUs and PSUs) granted to each NEO was determined by dividing the target grant value by the closing stock price on the date of grant and rounding down to the nearest whole share. The aggregate grant date fair values of these RSUs and PSUs are reported in the “Summary Compensation Table—2023” in accordance with FASB ASC Topic 718.

The table below reflects the 2023 target LTI grant value for each NEO with respect to the annual LTI grant made on February 28, 2023.

Named Executive Officer	Target Annual LTI Grant Value
Christopher A. Cartwright	$9,000,000
Todd M. Cello	$2,500,000
Venkat Achanta(1)	$2,200,000
Steven M. Chaouki	$2,200,000
Timothy J. Martin	$1,800,000

(1)

Mr. Achanta’s target annual LTI grant value was subsequently increased from $2,200,000 to $2,500,000, effective as of June 30, 2023, as noted above in “2023 Executive Compensation Program–Base Salary.” As a result, Mr. Achanta received an additional LTI grant on June 30, 2023, as described below in “2023 Executive Compensation Program—Long-Term Incentive Plan— One-Time Equity Grant to Mr. Achanta.”

2021 PSU Performance

In January 2024, the Compensation Committee certified the results for the 2021 PSUs, which vested on February 16, 2024. The 2021 PSUs were tied to Cumulative Adjusted EBITDA, Cumulative Revenue and our Relative TSR against the Relative TSR Peer Group.

In February 2024, management of the Company identified an accounting adjustment to the Company’s Adjusted EBITDA (the “revision”), which impacted financial measures upon which the vesting of the 2021 PSUs was based. The revision constituted a “restatement” within the meaning of the Clawback Policy (as defined below). In accordance with the Clawback Policy, the Compensation Committee analyzed the impact of the revision on the Company’s achievement of the performance components of the 2021 PSUs and determined that the revision had no impact on the achievement of such performance components and that no recovery was required under the Clawback Policy.

The chart below details the applicable performance measures, weightings, targets and the certified performance achievement as a percentage of target. The payout for performance between percentages is interpolated on a straight-line basis and performance below threshold results in a 0% payout for that performance measure. The Compensation Committee did not exercise any discretion to adjust the final performance achievement for the 2021 PSUs.

Performance Measure*	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual	Achievement
Cumulative Adjusted EBITDA(1)	30%	$3,041.6	$3,224.1	$3,413.8	$3,475.7	200%

Cumulative Revenue(1)	20%	$8,034.2	$8,353.4	$8,681.0	$8,832.8	200%

Relative TSR	50%	25th Percentile	50th Percentile	80th Percentile and above	14th Percentile	0%
				Total Weighted Payout		100%

*	Amounts reflect millions.
(1)

Cumulative Adjusted EBITDA is calculated using the definition of Adjusted EBITDA disclosed in our 2023 Annual Report on Form 10-K, adjusted to be on an organic, constant currency basis. Cumulative Revenue is calculated based on revenue reported in our 2023 Annual Report on Form 10-K, adjusted to be on an organic, constant currency basis.

The following table illustrates the final results for each NEO’s 2021 PSUs. Mr. Achanta did not receive an annual PSU grant in 2021, as he started at the Company in December 2021, following the acquisition of Neustar.

			Actual Performance(1)
Named Executive Officer	Performance Metric(2)	# of Target PSUs	Payout %	# of Shares Earned
Christopher A. Cartwright	Cumulative Adjusted EBITDA	12,602	200%	25,204
	Cumulative Revenue	8,401	200%	16,802
	Relative TSR	21,004	0%	0
	Total	42,007	100%	42,006

Todd M. Cello	Cumulative Adjusted EBITDA	3,360	200%	6,720
	Cumulative Revenue	2,240	200%	4,480
	Relative TSR	5,601	0%	0
	Total	11,201	100%	11,200

Steven M. Chaouki	Cumulative Adjusted EBITDA	2,520	200%	5,040
	Cumulative Revenue	1,680	200%	3,360
	Relative TSR	4,201	0%	0
	Total	8,401	100%	8,400

Timothy J. Martin	Cumulative Adjusted EBITDA	1,680	200%	3,360
	Cumulative Revenue	1,120	200%	2,240
	Relative TSR	2,800	0%	0
	Total	5,600	100%	5,600

(1)	The PSUs vested on February 16, 2024 and, therefore, are reported in the “Outstanding Equity Awards at Fiscal Year-End Table—2023” for 2023.
(2)

Cumulative Adjusted EBITDA is calculated using the definition of Adjusted EBITDA disclosed in our 2023 Annual Report on Form 10-K, adjusted to be on an organic, constant currency basis. Cumulative Revenue is calculated based on revenue reported in our 2023 Annual Report on Form 10-K, adjusted to be on an organic, constant currency basis.

One-Time Special PSU Awards

On May 24, 2023, the Compensation Committee approved the grant of the Special PSU Awards to our NEOs. The Special PSU Awards were granted effective as of June 1, 2023, with the following target grant values: Mr. Cartwright—$3,600,000; Mr. Cello—$2,500,000; Mr. Achanta—$2,500,000; Mr. Chaouki—$2,200,000; and Mr. Martin—$1,800,000. The Special PSU Awards are intended to incentivize performance and further enhance the NEOs’ focus on long-term stockholder value creation while further aligning the NEOs’ interests to those of our stockholders and creating long-term retention. The Special PSU Awards consist entirely of PSUs, which will be eligible to vest based on the Company’s Relative TSR achievement compared to the Relative TSR Peer Group over a three-year performance period, commencing on May 1, 2023 and ending on April 30, 2026 (the “Special PSU Award Performance Period”).

Relative TSR Percentile Rank	Relative TSR Payout Percentage (Percent of Target Grant Value)
80th Percentile and above	200%
50th Percentile	100%
25th Percentile	50%
Between 0 Percentile to 24.99th Percentile	1% to 49%
Between 25th Percentile and up to 49.99th Percentile and less than negative 10% stock price growth percentage	0%
Less than 25th Percentile and less than or equal to 0% stock price growth percentage has context menu	0%

The payout of the Special PSU Awards will also be subject to an additional multiplier based on the absolute stock price growth percentage of the Company’s common stock during the Special PSU Award Performance Period, as further described below.

Absolute Stock Price Growth Percentage	Absolute Stock Price Growth Multiplier
40%	1.25x (cap)
25%	1.10x
Up to 10%	1.00x

Each of the Relative TSR payout percentage and the absolute stock price growth multiplier will be determined using linear interpolation if actual performance falls between any two levels. In addition, if actual TSR during the Special PSU Award Performance Period is negative, then the maximum payout for the Relative TSR performance component will be 100%, regardless of actual performance against the Relative TSR Peer Group.

The target number of PSUs granted to each NEO pursuant to the Special PSU Awards was determined by dividing the target grant value by the closing stock price on the date of grant and rounding down to the nearest whole share.

One-Time Equity Grant to Mr. Achanta

Effective on July 1, 2023, Mr. Achanta’s role was expanded to include the responsibilities of Mr. Dhar, our former EVP, Chief Information & Technology Officer. On May 24, 2023, the Compensation Committee approved a one-time equity award to Mr. Achanta with a dollar-denominated value of $300,000, effective as of June 30, 2023, consisting of 50% RSUs and 50% PSUs. The RSUs will vest ratably over a 38-month period, with 33% vesting on each of August 28, 2024 and August 28, 2025, and 34% vesting on August 28, 2026. The PSUs granted to Mr. Achanta have the same performance period and performance components and weightings as the PSUs granted as part of the annual LTI grant made to our other NEOs on February 28, 2023. The PSUs will vest, to the extent the applicable performance components are satisfied, on February 28, 2026, subject to Mr. Achanta’s continued service as of such date.

2024 Annual LTI Grants

Beginning with the 2024 annual LTI grants, the PSUs will be eligible to vest based on the following metrics and weightings over a three-year performance period, commencing on January 1, 2024 and ending on December 31, 2026: (1) the Company’s Relative TSR achievement compared to the Relative TSR Peer Group (50% weighting), (2) Cumulative Revenue (20% weighting); and (3) Cumulative Adjusted Diluted Earnings Per Share (30% weighting). Consistent with the 2023 annual LTI grants, 50% of the target LTI grant value will be delivered in the form of PSUs, as described above, and the remaining 50% of the 2024 annual LTI grant will continue to be delivered in time-vested RSUs that vest ratably over a 42-month period where 33% vests on each of August 28, 2025 and August 28, 2026, and 34% vests on August 28, 2027.

Stock Ownership Requirements

The Compensation Committee maintains a formal stock ownership policy requiring all executives (defined as the CEO and his direct reports) to hold TransUnion common stock, including unvested RSUs, in an amount equal to six times annual base salary for the CEO and three times annual base salary for all other executives. To attain the requisite multiples, the executive must retain 75% of the after-tax value of the executive’s shares received pursuant to any long-term incentive grant made after January 1, 2016 until such multiple is achieved. Executives aged 60 or older are subject to a reduced ownership requirement equal to 50% of the applicable amount.

All NEOs have satisfied their applicable stock ownership requirements as of December 31, 2023.

Prohibited Transactions; Hedging and Pledging

Our Insider Trading Policy limits the timing and types of transactions in TransUnion securities by Company directors, employees and officers (including our NEOs), and any member of such person’s immediate family sharing the same household, any corporations or other business entities they control or manage, and any trusts of which they are the trustee or otherwise have investment control over.

Subject to certain specified exceptions, among other restrictions, the Policy:

•

allows all executive officers, directors and other designated employees to trade TransUnion securities only during open window periods and only after they have pre-cleared transactions with the Executive Vice President, Chief Legal Officer (or her designee);

•	prohibits the short-selling of TransUnion securities or “selling against the box” (failing to deliver sold securities); and

•

prohibits transactions in puts, calls or other derivatives on TransUnion securities on an exchange or in any other organized market, as well as any other derivative or hedging transactions on TransUnion securities.

Transactions made pursuant to approved 10b5-1 plans, certain stock option exercises and purchases through our ESPP are examples of the types of transactions that may be permissible during blackout periods, in accordance with our Insider Trading Policy.

Our Insider Trading Policy also prohibits holding TransUnion securities in a margin account or pledging TransUnion securities as collateral for a loan unless approval is received from the Executive Vice President, Chief Financial Officer and Executive Vice President, Chief Legal Officer (or their respective designees), which approval is in their sole discretion.

Clawback Policy

The Board adopted the TransUnion Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) in accordance with the rules issued by the SEC and NYSE that took effect in 2023. Pursuant to the Clawback Policy, in the event that the Company is required to prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, the Company must recover any incentive-based compensation received by any of our current or former executive officers during the three completed fiscal years immediately preceding the date of the applicable accounting restatement to the extent the amount of such incentive-based compensation received by any such executive officer exceeds the amount that would have been received had such incentive-based compensation been determined based on the restated financial reporting measure.

Executive Benefits and Perquisites

The NEOs receive benefits that are part of a competitive total compensation package necessary to attract and retain executive talent, and are generally identical to those we provide to other U.S.-based employees. These benefits include medical, dental, vision, life and disability insurance. In addition, we offer a qualified retirement plan (described below) and, for the NEOs, a nonqualified supplemental retirement plan (described below). NEOs are also eligible to participate in an annual physical program and may receive reimbursement for financial planning and tax services up to the maximum amount of $15,000 for the CEO and $12,000 for the other NEOs.

Retirement Plans

We maintain the TransUnion 401(k) & Savings Plan (the “401(k) Plan”), which is a broad-based 401(k) savings and retirement plan in which all employees, including the NEOs, may participate. Generally, we match employees’ eligible contributions up to a certain amount and also may make a non-elective Company contribution. The Code places certain limits on the amount of contributions that may be made by and on behalf of employees to the 401(k) Plan. Therefore, to allow for contributions beyond the limits set under the Code, we also maintain the nonqualified Retirement and 401(k) Supplemental Plan (the “Supplemental Plan”). In general, under the Supplemental Plan, each NEO may defer all or some portion of the NEO’s cash compensation that the NEO was not otherwise permitted to defer under the 401(k) Plan due to limitations under the Code in order to provide additional retirement savings. Matching contributions to the Supplemental Plan are made on a discretionary basis using the same matching formula under the 401(k) Plan. Additionally, we may make a discretionary non-elective contribution on behalf of the NEOs to the Supplemental Plan at the end of the year based on a similar contribution to the 401(k) Plan.

CEO Employment Agreement and Severance Agreements

Upon his promotion to CEO, we entered into an employment agreement with Mr. Cartwright (the “Cartwright Employment Agreement”), which is summarized under “Executive Compensation—Payments upon Termination and Change in Control—2023” and the accompanying narrative.

We have also entered into a Severance and Restrictive Covenant Agreement (the “Severance Agreement”) with each of the other NEOs. The Severance Agreements are designed to maximize retention and are summarized under “Executive Compensation—Payments upon Termination and Change in Control—2023” and the accompanying narrative.

Use of Tally Sheets

In 2023, the Compensation Committee reviewed compensation summaries for each executive officer, including the NEOs. These summaries outline each component of pay and amounts paid in certain termination and change in control scenarios. Changes to our NEOs’ compensation are not based off this information; however, the Compensation Committee uses this information to confirm that pay objectives continue to be aligned with the long-term interests of our stockholders.

Federal Income Tax Considerations

Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to certain NEOs in any calendar year. Additionally, under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. However, the 2017 Tax Cuts and Jobs Act (the “Tax Act”) eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that the Compensation Committee structured to qualify as performance-based compensation under Section 162(m) of the Code that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules.

While the Tax Act limits the deductibility of compensation paid to the NEOs, such limitations will not have a material impact on our executive compensation program. Our Compensation Committee may, among other things, determine that failing to meet its objectives to attract, retain and motivate senior executives creates more risk for the Company than the financial impact of losing the tax deduction. Our Compensation Committee will continue to structure our compensation program in the best long-term interests of our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of TransUnion has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Russell P. Fradin, Chairperson

William P. Bosworth, Committee Member

Pamela A. Joseph, Committee Member

Ravi Kumar Singisetti, Committee Member

The foregoing Compensation Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table — 2023

Name/Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3)(4) ($)	Total(4) ($)

Christopher A. Cartwright President & Chief Executive Officer	2023	1,055,058	16,464,022	896,571	106,205	18,521,855
	2022	1,031,731	8,602,920	743,943	93,802	10,472,396
	2021	991,346	7,737,485	2,962,500	79,357	11,770,688

Todd M. Cello EVP, Chief Financial Officer	2023	661,000	7,239,658	411,919	62,583	8,375,159
	2022	650,000	2,404,989	341,796	100,785	3,497,570
	2021	650,000	3,063,230	1,394,250	83,096	5,190,576

Venkat Achanta(5) EVP, Chief Technology, Data & Analytics Officer	2023	646,154	7,243,525	402,369	71,193	8,363,241
	2022	575,000	1,893,198	274,871	28,648	2,771,717

Steven M. Chaouki President, U.S. Markets and Consumer Interactive	2023	711,846	6,370,929	271,321	73,062	7,427,159
	2022	696,154	2,046,784	177,500	131,535	3,051,973
	2021	649,038	1,547,428	1,316,250	80,111	3,592,827

Timothy J. Martin(5) EVP, Chief Global Solutions Officer	2023	610,154	5,212,561	345,666	58,256	6,226,637
	2022	600,000	1,432,731	286,821	84,392	2,403,944
	2021	548,077	1,531,503	1,155,000	52,879	3,287,459

(1)

The amounts shown in this column represent the aggregate grant date fair value of RSUs and PSUs granted to the NEOs calculated in accordance with FASB ASC Topic 718. For 2023 RSUs, assumptions used in the calculation of these amounts are included in Note 19, “Stock-Based Compensation,” of the consolidated financial statements in our 2023 Annual Report on Form 10-K. For PSUs based on Cumulative Adjusted EBITDA and Cumulative Revenue, the amounts are based on target performance, which is the probable outcome under FASB ASC Topic 718, and our stock price as of the grant date. For PSUs based on Relative TSR, the amounts are based on the fair value as of the grant date as determined using a risk-neutral Monte Carlo model. For the 2023 PSUs, assumptions used in the calculation of grant date fair value for the PSUs based on Relative TSR include: (i) a remaining term of 2.84 years; (ii) a risk-free rate of 4.51%; (iii) an expected dividend yield of 0%; (iv) the historical stock price volatility for the Company and our peers ranging between 19.96% and 81.64% and (v) the Company’s dividend adjusted stock price on the date of grant of $65.43. For the 2023 Special PSU Awards, assumptions used in the calculation of grant date fair value for the PSUs based on Relative TSR include: (i) a remaining term of 2.91 years; (ii) a risk-free rate of 3.97%; (iii) an expected dividend yield of 0%; (iv) the historical stock price volatility for the Company and our peers ranging between 18.65% and 79.45% and (v) the Company’s dividend adjusted stock price on the date of grant of $72.81. The table below illustrates the grant date fair value of the PSUs based on Cumulative Adjusted EBITDA and Cumulative Revenue assuming a maximum performance of 200%, and the grant date fair value of the PSUs based on Relative TSR at a target performance of 100% for each NEO. The Special PSU Awards, which for purposes of FASB ASC Topic 718 include only market conditions and not performance conditions, are not included in the table below.

Name	Performance Period	PSU Value Assuming Cumulative Adjusted EBITDA and Cumulative Revenue at Maximum Performance (and Relative TSR at Target Performance) ($)

Christopher A. Cartwright	2023 – 2025	7,814,542
	2022 – 2024	6,501,371
	2021 – 2023	5,862,458

Todd M. Cello	2023 – 2025	2,170,692
	2022 – 2024	1,817,490
	2021 – 2023	1,563,173

Name	Performance Period	PSU Value Assuming Cumulative Adjusted EBITDA and Cumulative Revenue at Maximum Performance (and Relative TSR at Target Performance) ($)

Venkat Achanta	2023 – 2025	2,174,437
	2022 – 2024	1,430,652

Steven M. Chaouki	2023 – 2025	1,910,132
	2022 – 2024	1,546,788
	2021 – 2023	1,172,405

Timothy J. Martin	2023 – 2025	1,562,894
	2022 – 2024	1,082,625
	2021 – 2023	781,536
(2)	The amounts shown in this column represent amounts earned under the annual incentive plan for the year shown and are paid in March of the following year.
(3)	Information regarding the amounts shown in this column can be found in the “Detailed Analysis of ‘All Other Compensation’ Column” table below.
(4)

Amounts reported in the “All Other Compensation” and “Total” columns for 2021 and 2022 have been adjusted to reflect (i) Company matching contributions to the Supplemental Plan for 2021 and 2022 and (ii) Company discretionary contributions to the Supplemental Plan for 2021, in each case, which were incorrectly reflected in prior years’ compensation disclosures.

(5)	Mr. Achanta was not an NEO in 2021. Mr. Martin was not an NEO in 2022 but was an NEO in 2021.

Detailed Analysis of “All Other Compensation” Column

Name	Company Match & Retirement Contribution to Qualified 401(k) Savings Plan(1) ($)	Company Match & Retirement Contribution to Nonqualified Retirement Plan(2) ($)	Other Benefits(3) ($)	Total ($)

Christopher A. Cartwright	13,200	30,193	62,812	106,205

Todd M. Cello	13,200	18,438	30,945	62,583

Venkat Achanta	13,200	12,841	45,152	71,193

Steven M. Chaouki	13,200	23,295	36,567	73,062

Timothy J. Martin	13,200	13,663	31,394	58,256

(1)

For 2023, we matched 100% of the first 3% and 50% of the next 2% percent of eligible compensation (subject to the 2023 Code limit of $330,000 (the “IRS Limit”)) contributed on a pre-tax basis to the 401(k) Plan.

(2)

For eligible compensation above the IRS Limit, we matched 100% of the first 3% and 50% of the next 2% contributed on a pre-tax basis to the Supplemental Plan. Contributions into the Supplemental Plan are also subject to FICA taxes (Social Security and Medicare taxes), which are paid, along with the applicable taxes, on behalf of the NEO by the Company. In 2023, the total FICA taxes on the Supplemental Plan Contributions, including the applicable taxes, paid on behalf of the NEOs were: Mr. Cartwright- $1,222; Mr. Cello- $746; Mr. Achanta- $387; Mr. Chaouki- $943; and Mr. Martin- $510.

(3)

The amounts in this column are based on the aggregate incremental cost to the Company for the reimbursement of tax and financial planning services (Mr. Cartwright- $15,000; Mr. Cello- $12,000; Mr. Achanta- $12,000; Mr. Chaouki- $12,000; and Mr. Martin- $12,000), annual medical examinations (Mr. Cartwright- $10,755; Mr. Cello- $4,770; Mr. Achanta- $9,472; Mr. Chaouki- $4,833; and Mr. Martin- $4,957), match on charitable contributions up to a maximum of $2,000 per calendar year under our standard Company program available to all U.S. employees (Mr. Achanta- $2,000; and Mr. Martin- $100), non-cash gifts, professional membership fees, tickets for sporting or other events (Mr. Cartwright- $5,046; Mr. Cello- $5,783; Mr. Achanta- $2,102; and Mr. Chaouki- $2,943), and for business and other related travel (Mr. Cartwright- $5,809; Mr. Achanta- $12,033; Mr. Chaouki- $1,912; and Mr. Martin- $6,745). The following NEOs were also provided tax payments for imputed income for annual medical examinations and business and other related travel under our standard Company practice applicable to all impacted U.S. employees, regardless of level: Mr. Cartwright- $17,187; Mr. Cello- $8,393; Mr. Achanta- $7,545; Mr. Chaouki- $5,864; and Mr. Martin- $7,592. Professional membership fees were paid in 2023 on behalf of the following NEOs: Mr. Cartwright- $9,015 and Mr. Chaouki-$9,015.

Grants of Plan-Based Awards — 2023

Name/Award Type	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher A. Cartwright
2023 Annual Incentive	—	—	793,688	1,587,375	3,174,750	—	—	—	—	—
2023 RSUs	2/28/2023	2/26/2023	—	—	—	—	—	—	68,776	4,500,014
2023 PSUs	2/28/2023	2/26/2023	—	—	—	34,387	68,775	137,500	—	5,564,601
2023 Special PSU Award	6/1/2023	5/24/2023	—	—	—	24,721	49,443	123,607	—	6,399,407

Todd M. Cello

2023 Annual Incentive	—	—	364,650	729,300	1,458,600	—	—	—	—	—

2023 RSUs	2/28/2023	2/26/2023	—	—	—	—	—	—	19,104	1,249,975

2023 PSUs	2/28/2023	2/26/2023	—	—	—	9,551	19,104	38,208	—	1,545,704

2023 Special PSU Award	6/1/2023	5/24/2023	—	—	—	17,167	34,335	85,837	—	4,443,979

Venkat Achanta
2023 Annual Incentive	—	—	350,000	700,000	1,400,000	—	—	—	—	—
2023 RSUs	2/28/2023	2/26/2023	—	—	—	—	—	—	16,812	1,100,009
2023 RSUs	6/30/2023	5/24/2023	—	—	—	—	—	—	1,915	150,002
2023 PSUs	2/28/2023	2/26/2023	—	—	—	8,405	16,811	33,622	—	1,360,193
2023 PSUs	6/30/2023	5/24/2023	—	—	—	956	1,914	3,828	—	189,342
2023 Special PSU Award	6/1/2023	5/24/2023	—	—	—	17,167	34,335	85,837	—	4,443,979

Steven M. Chaouki

2023 Annual Incentive	—	—	357,000	714,000	1,428,000	—	—	—	—	—

2023 RSUs	2/28/2023	2/26/2023	—	—	—	—	—	—	16,812	1,100,009

2023 PSUs	2/28/2023	2/26/2023	—	—	—	8,405	16,811	33,622	—	1,360,193

2023 Special PSU Award	6/1/2023	5/24/2023	—	—	—	15,107	30,215	75,537	—	3,910,727

Timothy J. Martin
2023 Annual Incentive	—	—	306,000	612,000	1,224,000	—	—	—	—	—
2023 RSUs	2/28/2023	2/26/2023	—	—	—	—	—	—	13,755	899,990
2023 PSUs	2/28/2023	2/26/2023	—	—	—	6,877	13,755	27,510	—	1,112,932
2023 Special PSU Award	6/1/2023	5/24/2023	—	—	—	12,360	24,721	61,802	—	3,199,639

(1)

Reflects target and maximum payment opportunities for the twelve months ended December 31, 2023 under our 2023 annual incentive plan. The threshold amount reflects a 50% payout of the target incentive opportunity, which is payable only if the applicable financial and/or individual performance goals are achieved at threshold levels. The target amount reflects a 100% payout of the target incentive opportunity if both financial and individual performance are at target levels. The maximum amount reflects a 200% payout of the target incentive opportunity, if both financial and individual performance are at maximum levels. The actual amounts paid in March 2024 under our 2023 annual incentive plan are disclosed in the “2023 Summary Compensation Table” under the “Non–Equity Incentive Plan Compensation” column.

(2)

Reflects PSUs granted during 2023 under our Amended 2015 Plan. When dividends are paid on our common stock, PSUs accrue dividend equivalents during the performance period that are paid out in cash based on the number of shares that vest as a result of actual Company performance. The performance components and vesting provisions for the PSUs are described above in the section titled “2023 Executive Compensation Program—Long-Term Incentive Plan.”

(3)

Reflects RSUs granted during 2023 under our Amended 2015 Plan. When dividends are paid on our common stock, unvested RSUs accrue dividend equivalents that are paid out in cash based on the number shares that vest. The vesting provisions for the RSUs are described above in the section titled “2023 Executive Compensation Program—Long-Term Incentive Plan.”

(4)

The amounts shown in this column represent the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718. For 2023 RSUs, assumptions used in the calculation of these amounts are included in Note 19, “Stock-Based Compensation,” of the consolidated financial statements in our 2023 Annual Report on Form 10-K. For PSUs based on Cumulative Adjusted EBITDA and Cumulative Revenue, the amounts are based on target performance, which is the probable outcome under FASB ASC Topic 718 and our stock price as of the grant date. For PSUs based on Relative TSR, the amounts are based on the fair value as of the grant date as determined using a risk-neutral Monte Carlo model. We provide information regarding the assumptions used to calculate the value of all PSU and RSU awards made to our NEOs in footnote (1) to the Summary Compensation Table above.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Cash and Stock Incentive Plans

See the section titled “Compensation Discussion and Analysis—2023 Executive Compensation Program” for a more detailed description of our 2023 annual incentive plan, which is our short-term annual cash bonus plan, and the 2023 grant of equity awards to our NEOs.

Cartwright Employment Agreement

As mentioned above, we entered into the Cartwright Employment Agreement with Mr. Cartwright upon his promotion to CEO. The Cartwright Employment Agreement became effective on May 9, 2019, with a three-year term, and renews automatically for twelve-month intervals, unless either Mr. Cartwright or the Company provides notice of non-renewal at least 180 days before the expiration date. The Cartwright Employment Agreement provides a minimum base salary and eligibility to participate in our annual incentive plan for executive officers. The Cartwright Employment Agreement provides for severance and change in control payments as more fully described under the section titled “Payments Upon Termination or Change in Control—2023” below in this proxy statement, which description is incorporated herein by reference.

Outstanding Equity Awards at Fiscal Year-End — 2023

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(2) ($)
Christopher A. Cartwright	6/1/2023	—		—	49,443	3,397,229
	2/28/2023	—		—	68,775	4,725,530
	2/28/2023	68,776		4,725,599	—	—
	2/25/2022	—		—	23,008	1,580,880
	2/25/2022	30,831		2,118,398	—	—
	2/19/2021	42,006	(4)	2,886,232	—	—
	2/19/2021	14,283		981,385	—	—

Todd M. Cello	6/1/2023	—		—	34,335	2,359,158
	2/28/2023	—		—	19,104	1,312,636
	2/28/2023	19,104		1,312,636	—	—
	2/25/2022	—		—	6,431	441,874
	2/25/2022	8,619		592,211	—	—
	9/1/2021	8,155		560,330	—	—
	2/19/2021	11,200	(4)	769,552	—	—
	2/19/2021	3,809		261,716	—	—

Venkat Achanta	6/30/2023	—		—	1,914	131,511
	6/30/2023	1,915		131,580	—	—
	6/1/2023	—		—	34,335	2,359,158
	2/28/2023	—		—	16,811	1,155,084
	2/28/2023	16,812		1,155,153	—	—
	2/25/2022	—		—	5,062	347,810
	2/25/2022	6,786		466,266	—	—

Steven M. Chaouki	6/1/2023	—		—	30,215	2,076,073
	2/28/2023	—		—	16,811	1,155,084
	2/28/2023	16,812		1,155,153	—	—
	2/25/2022	—		—	5,474	376,119
	2/25/2022	7,336		504,057	—	—
	2/19/2021	8,400	(4)	577,164	—	—
	2/19/2021	2,857		196,304	—	—

Timothy J. Martin	6/1/2023	—		—	24,721	1,698,580
	2/28/2023	—		—	13,755	945,106
	2/28/2023	13,755		945,106	—	—
	2/25/2022	—		—	3,831	263,228
	2/25/2022	5,135		352,826	—	—
	2/19/2021	5,600	(4)	384,776	—	—
	2/19/2021	1,905		130,893	—	—

(1)

RSUs granted on February 19, 2021 vested on February 16, 2024. RSUs granted to Mr. Cello on September 1, 2021, vest on September 1, 2024. RSUs granted to Mr. Achanta on December 1, 2021, vested on December 1, 2023. RSUs granted on February 25, 2022 vest ratably over a 42-month period, where 33% vest on August 25, 2023, 33% vest on August 25, 2024 and 34% vest on August 25, 2025. RSUs granted on February 28, 2023 and June 30, 2023 vest ratably over a 42-month period and a 38-month period, respectively, where 33% vest on August 28, 2024, 33% vest on August 28, 2025 and 34% vest on August 28, 2026.

(2)	The market value was determined based on the closing share price of $68.71 on December 29, 2023.
(3)

In accordance with SEC disclosure rules, amounts in this column represent the PSUs granted during 2022 at threshold performance levels and the PSUs granted during 2023 at the target performance levels, based on the closing share price of $68.71 on December 29, 2023. The final number of shares earned is based on actual Company performance, as determined by the Compensation Committee, during the three-year performance period ending on December 31, 2024 for PSUs granted in 2022, December 31, 2025 for PSUs granted on February 28, 2023, and April 30, 2026 for PSUs granted on June 1, 2023. Additionally, the NEOs must be employed by the Company as of February 25, 2025 to be eligible to earn PSUs granted on February 25, 2022, as of February 28, 2026 for PSUs granted on February 28, 2023, and as of April 30, 2026 for PSUs granted on June 1, 2023.
(4)

Reflects PSUs awarded in February 2021 tied to Cumulative Adjusted EBITDA, Cumulative Revenue and Relative TSR against the Relative TSR Peer Group for the performance period of January 1, 2021 to December 31, 2023, which vested on February 16, 2024. The value shown reflects actual performance results whereby 100% of target PSUs were earned.

Options Exercised and Stock Vested — 2023

The following table sets forth information regarding vesting of stock awards by the NEOs during 2023. None of the NEOs exercised any stock options in 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Christopher A. Cartwright	53,025	3,749,804

Todd M. Cello	15,933	1,121,324

Venkat Achanta	10,196	677,948

Steven M. Chaouki	11,579	821,836

Timothy J. Martin	11,250	843,965

(1)

Represents the value of vested RSUs and PSUs, calculated by multiplying (1) the number of vested RSUs or PSUs, as applicable, by (2) the closing price on the vesting date or, if the vesting date is not a trading day, the previous trading day. Amounts also include accrued dividend equivalents during the vesting period for RSUs and PSUs with the dividend equivalents for the PSUs based on the actual number of shares earned for the 2020-2022 performance period.

Nonqualified Deferred Compensation — 2023

Name	Executive Contributions in 2023(1) ($)	Registrant Contributions in 2023(2) ($)	Aggregate Earnings in 2023(3) ($)	Aggregate Balance at December 31, 2023(4) ($)

Christopher A. Cartwright	44,732	28,970	190,596	1,410,541

Todd M. Cello	33,615	17,692	106,957	703,748

Venkat Achanta	44,894	12,454	4,349	61,697

Steven M. Chaouki	36,815	22,352	85,699	556,499

Timothy J. Martin	28,326	13,153	13,698	321,147

(1)

Includes amounts reported in the “Salary” columns for 2023 and, if applicable, in the “Non-Equity Incentive Plan Compensation” column for 2023 in the Summary Compensation Table above. Amounts contributed in 2023 attributable to base salary and the annual incentive are detailed below.

Name	Base Salary ($)	Annual Incentive ($)

Christopher A. Cartwright	44,732	—

Todd M. Cello	28,025	5,590

Venkat Achanta	44,894	—

Steven M. Chaouki	27,940	8,875

Timothy J. Martin	25,869	2,456

(2)	Amounts reported in this column are reflected in the “All Other Compensation” column in the Summary Compensation Table above for 2023.
(3)

Amounts reported in this column do not constitute above-market or preferential earnings and, therefore, are not reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2023. Each NEO self-directs the investment of the Supplemental Plan account balance into one or more of the available investment funds described below.

(4)

The aggregate balance includes amounts previously reported as compensation for our NEOs in the Summary Compensation Table for prior years for each NEO except Mr. Achanta for whom no amount has previously been reported as compensation in the Summary Compensation Table. These amounts include the following for our other NEOs: Mr. Cartwright- $711,926; Mr. Cello- $257,380; Mr. Chaouki- $252,921; and Mr. Martin- $105,494.

Nonqualified Deferred Compensation Plan

The Supplemental Plan is a nonqualified tax deferred compensation program for a limited number of executives, including the NEOs. The Supplemental Plan provides a favorable tax vehicle for deferring cash compensation (i.e., salary and annual incentive payments). Under the terms of the Supplemental Plan, participants are able to defer up to 100% of cash compensation received. Deferred amounts are self-directed into one or more of the available investment funds described below and are credited with gains or losses of the various funds selected by the participant. The Supplemental Plan does not offer any above-market rate of return. Upon termination of employment, deferred amounts are paid, at the participant’s election, in a lump sum or annual installments over a period of either five or ten years. Participants are not permitted to take loans under the terms of the Supplemental Plan. On a discretionary basis, we contribute a match equal to 100% of the first 3% and 50% on the next 2% of the participant’s contributions, which mirrors the 401(k) Plan. The table below lists the available investment options under the Supplemental Plan and their annual rate of return for the 2023 calendar year.

Name of Fund	Annual Return (%)

Aberdeen Emerging Markets Fund Institutional Class	6.65

Columbia Contrarian Core Fund Class I3	32.21

Vanguard Institutional Index Fund Institutional Class	26.24

Vanguard Total International Stock Index Institutional Class	15.52

American EuroPacific Growth Fund R6	16.05

DFA US Small Cap Portfolio Instl Class	17.64

The Hartford Mid Cap Fund Class R6	14.77

Vanguard Extend Market Index Fund Inst Class	25.41

iShares Russell 2000 Small-Cap Index Fund Instl Class	16.90

Metropolitan West Total Return Bond Fund	6.07

Vanguard Inflation Protected Securities Fund Instl	3.85

Vanguard Total Bond Market Index Fund Inst Class	5.72

Vanguard Federal Money Market Investor Class	5.09

Vanguard Institutional Target Retirement 2020 Fund	12.51

Vanguard Institutional Target Retirement 2025 Fund	14.55

Vanguard Institutional Target Retirement 2030 Fund	15.99

Vanguard Institutional Target Retirement 2035 Fund	17.14

Vanguard Institutional Target Retirement 2040 Fund	18.34

Vanguard Institutional Target Retirement 2045 Fund	19.48

Vanguard Institutional Target Retirement 2050 Fund	20.17

Vanguard Institutional Target Retirement 2055 Fund	20.16

Vanguard Institutional Target Retirement 2060 Fund	20.18

Vanguard Institutional Target Retirement 2065 Fund	20.15

Vanguard Institutional Target Retirement 2070 Fund	20.24

Vanguard Institutional Target Retirement Income Fund	10.65

Payments upon Termination and Change in Control—2023

Pursuant to the Cartwright Employment Agreement, upon an involuntary termination without Cause (as defined in the Cartwright Employment Agreement), termination following non-renewal or voluntary termination for good reason, Mr. Cartwright is entitled to certain severance payments and benefits, contingent on his execution and non-revocation of a general release of claims. Details of the payments under the Cartwright Employment Agreement upon various separation scenarios are described below.

“Good reason” is defined in the Cartwright Employment Agreement as the occurrence or non-occurrence of any of the following events, without written consent:

•	a material reduction in position, overall responsibilities, level of authority, title or level of reporting;
•

a material reduction in base salary compensation and annual incentive compensation opportunity, measured in the aggregate, which is not the result of a uniformly applied adjustment across all similarly-situated employees;

•	a change in location of employment by more than 50 miles from the then-current location; or
•	a material breach of any material covenant, provision or term of the Cartwright Employment Agreement.

The Cartwright Employment Agreement also includes certain restrictive covenants and confidentiality provisions intended to protect our interests, including a non-compete clause for twelve months following termination, a customer non-solicitation clause for twelve months following termination and an employee non-solicitation clause for twenty-four months following termination. The table below outlines the payments under the Cartwright Employment Agreement upon various separation scenarios.

NEO Severance Agreements

We have also entered into Severance Agreements with each of the other NEOs. The Severance Agreement for each NEO contains similar provisions, including certain severance payments, contingent upon executing a general release of claims, upon an involuntary termination without cause or voluntary termination for good reason. Details of the payments under each NEO’s Severance Agreement upon various separation scenarios are described below.

“Good reason” is defined in the Severance Agreements as:

•	a material reduction in position, overall responsibilities, level of authority, title or level of reporting;
•

a material reduction in base salary compensation and annual incentive compensation opportunity, measured in the aggregate, which is not the result of a uniformly applied adjustment across all similarly-situated employees; or

•	a change in location of employment by more than 50 miles from the then-current location.

Each Severance Agreement also includes certain restrictive covenants and confidentiality provisions intended to protect our interests, including a non-compete clause for twelve months following termination, a customer non-solicitation clause for twelve months following termination and an employee non-solicitation clause for twelve months following termination. The tables below outline the payments under each NEO’s Severance Agreement upon various separation scenarios.

LTI Grants

LTI grants to our NEOs are governed by the terms and conditions of the underlying grant agreements and applicable plan. The tables below outline the vesting treatment of LTI grants upon various scenarios under the Amended 2015 Plan.

Scenario	Vesting Treatment	Definitions

Death or Disability	All unvested RSUs and PSUs immediately vest upon death or disability assuming target performance for the PSUs.

Disability has the meaning in any employment, consulting or similar agreement or, in the absence of any such definition or agreement, it is a condition entitling the employee to receive benefits under a long-term disability plan of the Company, or, in the absence of such a plan, the complete and permanent inability of the employee by reason of illness or accident to perform his or her duties.

Voluntary or Involuntary Termination

All unvested RSUs and PSUs forfeit, unless the employee is retirement eligible. If the employee is retirement eligible, the RSUs granted in the year prior to retirement vest pro rata based on the number of months actively employed during the vesting period. PSUs granted in the year prior to retirement vest pro rata, subject to actual Company performance during the full performance period, and based on the number of months the employee provides services to us during the performance period.

Under the terms of the Cartwright Employment Agreement, if Mr. Cartwright is involuntarily terminated without cause, terminates following a non-renewal of the agreement by the Company or voluntarily resigns for good reason, any outstanding RSUs or PSUs granted on or after January 1, 2019 will vest pro rata based on the number of full and partial months he was actively employed during either the vesting period (RSUs) or performance period (PSUs). All PSUs are subject to actual Company performance during the full performance period.

To qualify as retirement eligible, an employee must terminate employment (for any reason other than disability, death or for cause) at a time when:

•  the employee is age 55 (or older),

•  the sum of the employee’s age plus completed years of service is at least 65,

•  the employee has completed at least 5 years of service with the Company,

•  the employee does not have an offer for and has not accepted employment with any other for profit business on financial terms and conditions substantially similar to those provided by the Company, and

•  the employee provided at least 60 days’ written notice of the employee’s intent to retire.

As of December 31, 2023, only Mr. Cartwright was retirement eligible.

Scenario	Vesting Treatment	Definitions

Qualifying Termination following a Change in Control

All RSUs and PSUs fully vest only if there is a qualifying termination within two years following the change in control (unless the RSUs and PSUs are not assumed in the transaction).

The PSUs are paid based on our actual performance for the Relative TSR performance component as of the date of the change in control and target performance for the Cumulative Adjusted EBITDA and Cumulative Revenue performance components.

Qualifying termination includes an involuntary termination for any reason other than death, disability or cause or termination for good reason (as defined in the Cartwright Employment Agreement or Severance Agreement for the other NEOs).

Change in control is defined as (1) the acquisition by any person of more than 50% of Company common stock; (2) during any period of 12 months, individuals who, at the beginning of such period, constitute the Board of Directors cease for any reason to constitute at least a majority of the Board; or (3) the sale, transfer or other disposition of all or substantially all of our assets.

All RSUs and PSUs are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any clawback, forfeiture or other similar policy adopted by the Board or the Compensation Committee and as in effect from time to time, and applicable law. Also, if any employee receives any amount in excess of the amount that the employee should have otherwise received under the terms of the grant for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Compensation Committee may provide that the employee be required to repay any such excess amount.

The following chart illustrates payments and benefits our NEOs would receive upon the occurrence of various separation scenarios, including an involuntary termination without cause or a voluntary termination for good reason, death, disability, and a qualifying termination within two years following a change in control. All scenarios are assumed to occur on December 31, 2023. No incremental severance payments or equity vesting occurs upon a voluntary resignation.

Name	Type of Payment	Involuntary Termination ($)	Death ($)	Disability ($)	Qualifying Termination Following a Change In Control ($)
Christopher A. Cartwright	Severance Payments(1)	6,874,276	—	—	6,874,276
	Value of PSUs/RSUs(2)	10,151,078	21,996,201	21,996,201	21,996,201
	Other Benefits(3)	75,313	—	—	75,313
	Total:	17,100,667	21,996,201	21,996,201	28,945,790

Todd M. Cello	Severance Payments(1)	3,023,836	—	—	3,023,836
	Value of PSUs/RSUs(2)	—	8,052,194	8,052,194	8,052,194
	Other Benefits(3)	73,746	—	—	73,746
	Total:	3,097,582	8,052,194	8,052,194	11,149,775

Venkat Achanta	Severance Payments(1)	2,479,235	—	—	2,479,235
	Value of PSUs/RSUs(2)	—	6,094,508	6,094,508	6,094,508
	Other Benefits(3)	74,315	—	—	74,315
	Total:	2,553,550	6,094,508	6,094,508	8,648,058

Steven M. Chaouki	Severance Payments(1)	2,903,356	—	—	2,903,356
	Value of PSUs/RSUs(2)	—	6,416,140	6,416,140	6,416,140
	Other Benefits(3)	78,248	—	—	78,248
	Total:	2,981,605	6,416,140	6,416,140	9,397,745

Timothy J. Martin	Severance Payments(1)	2,609,689	—	—	2,609,689
	Value of PSUs/RSUs(2)	—	4,983,811	4,983,811	4,983,811
	Other Benefits(3)	62,903	—	—	62,903
	Total:	2,672,592	4,983,811	4,983,811	7,656,403

(1)

Severance payments for Mr. Cartwright represent payments under the terms of the Cartwright Employment Agreement. If Mr. Cartwright is involuntarily terminated without cause, terminates following a non-renewal of the agreement by the Company or voluntarily resigns for good reason, including following a change in control, then he receives a cash payment equal to two times the sum of his current base salary and target bonus, payable over 18 months in equal installments. The severance payments for the other NEOs (Mr. Cello, Mr. Achanta, Mr. Chaouki and Mr. Martin) represent payments under the terms of their individual Severance Agreements. If the NEO is involuntarily terminated without cause or voluntarily resigns for good reason, including following a change in control, then the NEO would receive an amount equal to 1.5 times the sum of the NEO’s annualized base salary and the average of such NEO’s two previous years of actual bonuses under the annual incentive plan, which is paid in equal installments over 18 months. The NEOs are also eligible for a pro rata target annual incentive payment based on the number of days worked during the calendar year.

(2)

Upon death or disability, all RSUs and PSUs vest. Similarly, upon a qualifying termination within two years following a change in control, all RSUs and PSUs vest. The RSU and PSU values above are based on the closing share price on December 29, 2023 ($68.71) and assume target performance for the PSUs in all cases. Under the terms of the Cartwright Employment Agreement, if Mr. Cartwright is involuntarily terminated without cause, terminated following a non-renewal of the agreement by the Company or voluntarily resigns for good reason, any outstanding RSUs or PSUs granted on or after January 1, 2019 will vest pro rata based on the number of full and partial months he was actively employed during either the vesting period (RSUs) or performance period (PSUs). All PSUs are subject to actual Company performance during the full performance period.

(3)

Under the terms of the Cartwright Employment Agreement and Severance Agreements, upon an involuntary termination without cause, termination following a non-renewal of the agreement by the Company (Cartwright Employment Agreement only) or voluntary resignation for good reason, including following a change in control, each NEO receives outplacement services for a period of one year (up to a maximum value of $50,000 for Mr. Cartwright and $35,000 for all other NEOs) and a lump sum amount equal to COBRA premiums for 18 months. The amounts reflect the maximum value of the outplacement services and the value of 18 months of health and dental coverage using our 2024 COBRA premium rate.

PAY RATIO DISCLOSURE
We calculated our CEO pay ratio described below in compliance with the requirements set forth in Item 402(u) of Regulation
S-K.
We identified the median employee using our estimated employee population as of December 31, 2023, which included 13,410 global full-time, part-time, temporary and seasonal employees employed on that date, and applied our consistently-applied compensation measure of annual base salary and annual short-term cash incentive target in effect on December 31, 2023. Nearly all of our employees receive an annual base salary (paid on an hourly, weekly, biweekly or monthly basis) and are eligible to participate in one of our short-term incentive programs (i.e., company annual bonus or sales commission plan), which reasonably reflects the annual compensation of our employees. For employees outside the United States, we converted the annual base salary into United States dollars using the applicable exchange rates on December 31, 2023.
Once we identified our median employee, we then calculated the median employee’s annual total compensation in the same manner as the NEOs found in the “Summary Compensation Table—2023”
on page 79
. Our median employee’s annual total compensation was $57,064. Our President & Chief Executive Officer’s annual total compensation disclosed in the Total column of the “Summary Compensation Table—2023” was $18,521,855. Accordingly, our estimated CEO to median employee pay ratio for 2023 was 325:1.

PAY VERSUS PERFORMANCE DISCLOSURE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and
Non-PEO
NEOs, and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay-versus-performance
disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1)(2) (3) (4) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)(3)(4) ($)	Value of Initial Fixed $100 Investment based on		Net Income ($ Millions) (6)	Defined Consolidated Adjusted EBITDA ($ Millions) (7)
					TSR ($)	Industry Index TSR ($) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	18,521,855	17,927,064	7,598,049	6,954,458	81.75	131.91	(206)	1,338

2022	10,472,396	(8,418,866)	3,113,025	(1,060,733)	67.09	113.64	285	1,363

2021	11,770,688	24,732,487	4,804,025	6,393,449	139.48	131.62	1,402	1,150

2020	8,633,152	8,154,145	3,031,546	3,632,585	116.32	99.47	356	1,057

(1)
Amounts shown for Summary Compensation Table Total and Compensation Actually Paid for the PEO and
Non-PEO
NEOs and Average Summary Compensation Table Total for
Non-PEO
NEOs for 2021 and 2022 have been adjusted to reflect (i) Company matching contributions to the Supplemental Plan for 2021 and 2022 and (ii) Company discretionary contributions to the Supplemental Plan for 2021, in each case, which were incorrectly reflected in prior years’
pay-versus-performance
disclosures.

(2)
Christopher A. Cartwright was our PEO for each year presented. Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining
Non-PEO
NEOs for each year presented, which includes the individuals listed below for each year presented.

2020	2021	2022	2023

Todd M. Cello	Todd M. Cello	Todd M. Cello	Todd M. Cello

Steven M. Chaouki	Steven M. Chaouki	Steven M. Chaouki	Steven M. Chaouki

David M. Neenan	Abhi Dhar	Venkat Achanta	Venkat Achanta

Heather J. Russell	Timothy J. Martin	Abhi Dhar	Timothy J. Martin

David M. Neenan

David E. Wojczynski

(3)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized or received by the Company’s PEO and non-PEO
NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 4 below.

(4)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Negative numbers reflect a reduction in the value of the equity compensation of the PEO and
Non-PEO
NEOs during the relevant period. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($) (A)	Compensation Actually Paid to PEO ($)
2023	18,521,855	(16,464,022)	15,869,231	17,927,064
2022	10,472,396	(8,602,920)	(10,288,341)	(8,418,866)
2021	11,770,688	(7,737,485)	20,699,284	24,732,487
2020	8,633,152	(6,533,655)	6,054,648	8,154,145

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($) (A)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	7,598,049	(6,516,668)	5,873,077	6,954,458
2022	3,113,025	(2,123,529)	(2,050,230)	(1,060,733)
2021	4,804,025	(2,336,849)	3,926,273	6,393,449
2020	3,031,546	(1,875,337)	2,476,376	3,632,585

(A)	The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted During Prior Year to PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total -Inclusion of Equity Values for PEO ($)
2023	15,461,910	(89,534)	749,328	(252,473)	15,869,231
2022	4,082,919	(11,288,856)	(3,050,791)	(31,613)	(10,288,341)
2021	13,477,272	7,512,120	(290,108)	—	20,699,284
2020	4,679,236	359,226	1,016,186	—	6,054,648

Year	Average Year- End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted During Prior Year to Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non- PEO NEOs ($)		Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non- PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	5,759,421	(18,730)	—		174,457	(42,070)	5,873,077
2022	1,007,825	(2,356,540)	—		(695,740)	(5,775)	(2,050,230)
2021	2,781,216	1,459,639	72,617	(i)	(292,749)	(94,450)	3,926,273
2020	1,704,871	356,421	—		415,085	—	2,476,376

(i)
Reflects the accelerated vesting of RSUs and PSUs, effective as of December 17, 2021 for certain employees of the Company’s Healthcare business in connection with the Healthcare Divestiture, including Mr. Wojczynski.

(5)
The “Industry Index TSR” set forth in this table utilizes the Dow Jones U.S. Financials Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Dow Jones U.S. Financials Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(6)	Our full year 2021 net income was impacted by a $982 million gain from the divestiture of our Healthcare business (the “Healthcare Divestiture”).
(7)
We determined Defined Consolidated Adjusted EBITDA ($ Millions) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2023. Defined Consolidated Adjusted EBITDA is a
non-GAAP
measure that, as described in our CD&A, is defined as consolidated Adjusted EBITDA as reported in our 2023 Annual Report on Form
10-K,
further adjusted to eliminate the impact of foreign currency fluctuations, and to eliminate the impact of certain legal and regulatory expenses as approved by management and the Compensation Committee for annual incentive plan purposes. Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. Defined Consolidated Adjusted EBITDA may not have been the most important financial performance measure for years 2022, 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid, Company TSR and Industry Index TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, the Company’s cumulative TSR and the Dow Jones U.S. Financials Index TSR over the four most recently completed fiscal years.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs and our Net Income during the four most recently completed fiscal years.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Defined Consolidated Adjusted EBITDA ($ Millions)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs and our Defined Consolidated Adjusted EBITDA during the four most recently completed fiscal years.
For a reconciliation of Defined Consolidated Adjusted EBITDA to its nearest GAAP measure, see our 2023 Annual Report on Form
10-K.

Tabular List of Most Important Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and
Non-PEO
NEOs for the fiscal year ended December 31, 2023 to Company performance. The measures in this table are not ranked.

Defined Consolidated Adjusted EBITDA
Defined Adjusted Diluted Earnings per Share
Relative TSR
Defined Consolidated Revenue
For additional details regarding our most important performance measures, please see the sections titled “2023 Executive Compensation Program—Annual Incentive Plan” and “2023 Executive Compensation Program—Long-Term Incentive Plan” in this proxy statement.

RISK ASSESSMENT IN COMPENSATION PROGRAMS

Our compensation programs, including our incentive compensation plans, are designed with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through appropriate risk taking. The following elements are incorporated into our compensation programs to mitigate risk:

•

A Balanced Mix of Compensation Components—The target compensation mix for our executive officers is composed of base salary, annual cash-based incentives and long-term incentive awards, representing a mix that is not overly weighted toward short-term cash incentives. For example, our RSUs and PSUs granted in 2023 have at least a three-year vesting or performance period, complementing our annual incentive.

•

Multiple Performance Factors—Our annual incentive plan uses both corporate and business unit financial metrics and individual performance, which encourages focus on the achievement of various strategic objectives for the overall benefit of the Company.

•	Capped Incentive Awards—Annual incentive awards and PSUs are capped at 200% of target.

•	Stock Ownership—We have stock ownership requirements for our executives aligning the interests of our executive officers with the long-term interests of stockholders.

•	Prohibited Transactions—Our executives are prohibited from various pledging and hedging transactions.

•	Clawback Policy—Our executive officers are subject to our Clawback Policy, which provides for the recovery of incentive-based compensation following an accounting restatement.

Based on these factors, the Compensation Committee, in consultation with management and FW Cook, concluded that our compensation programs are appropriate and do not create risks that are reasonably likely to have a material adverse effect on the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2023, with respect to our equity compensation plans under which common stock is authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
TransUnion Holding Company, Inc. 2012 Management Equity Plan (approved by security holders)	27,964	$15.88	—
TransUnion Amended and Restated 2015 Omnibus Incentive Plan (approved by security holders)(1)	3,439,035	$84.59	5,177,593
TransUnion 2015 Employee Stock Purchase Plan, as Amended and Restated (approved by security holders)	—	—	478,711
Equity compensation plans not approved by security holders	—	—	—

Total	3,466,999		5,656,304

(1)

The number of shares reflected in column (a) represent the number of shares that would be granted on the corresponding vesting dates for all outstanding RSUs and PSUs assuming 100% achievement for the PSUs, and restricted stock grants made to our directors. The amount reflected in column (b) reflects the weighted average grant date value of the RSUs, PSUs and restricted stock grants made to our directors, each as outstanding as of December 31, 2023, assuming 100% achievement for PSUs.

OTHER INFORMATION

Other Business

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion.

Proxy Solicitation

The expense of soliciting proxies will be paid by TransUnion. We have retained Georgeson LLC to assist with the solicitation of proxies at an estimated fee of $11,500 plus expenses. Some of the executive officers and other employees of TransUnion may solicit proxies personally, by telephone, mail, facsimile or other means of communication, if deemed appropriate. TransUnion will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of TransUnion’s common stock.

Stockholder Proposals for 2025 Annual Meeting and Director Nominations

Under SEC regulations, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for our 2024 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal at our principal executive offices at 555 West Adams Street, Chicago, Illinois 60661 by November 21, 2024.

Under our Bylaws, stockholders wishing to nominate a person for election as a director or to introduce an item of business at a meeting of our stockholders (but not include it in our proxy materials), must submit the proposed nominee or item of business by delivering notice to our Corporate Secretary at our principal executive offices, as follows:

•

Normally, for an annual meeting, we must receive the notice not less than 90 days or more than 120 days before the first anniversary of the prior year’s meeting. For our 2025 Annual Meeting of Stockholders, we must receive notice no earlier than January 2, 2025 and no later than February 1, 2025.

•

However, if we hold the annual meeting on a date that is more than 30 days before or 70 days after such anniversary date, we must receive the notice not earlier than 120 days before such annual meeting and no later than the close of business on the later of (i) the 90th day before such annual meeting and (ii) the 10th day after the date on which public announcement of the date of the meeting is first made.

The notice is required to contain certain information set forth in our Bylaws about both the nominee or proposed business, as applicable, and the stockholder making the nomination or proposal. Any such proposal must also comply with the requirements of Rule 14a-8 of the Exchange Act. A nomination or proposal that does not comply with the foregoing requirements will be disregarded.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 3, 2025.

In connection with our 2025 Annual Meeting of Stockholders, the Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.

Additional Information Available

For stockholders receiving paper copies of this proxy statement, a copy of our 2023 Annual Report (which includes our 2023 Form 10-K) will accompany the proxy statement. For stockholders receiving the Notice only, the proxy statement and our 2023 Annual Report (which includes our 2023 Form 10-K) will be available electronically.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2023, along with our proxy statement, as filed with the SEC, are also available on our Investor Relations website, investors.transunion.com, on the “Financials” page, or you may request a copy of the Annual Report on Form 10-K and/or the proxy statement, without charge, by writing to our Investor Relations department at 555 West Adams Street, Chicago, Illinois 60661.

Appendix A

TRANSUNION

SECOND AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN

Effective May [●], 2024

1. Purpose. The purpose of the TransUnion Second Amended and Restated 2015 Omnibus Incentive Plan is to provide a means through which the Company and other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “Absolute Share Limit” has the meaning given such term in Section 5(b) of the Plan.

(b) “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(c) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, Other Cash-Based Award and Performance Compensation Award granted under the Plan.

(d) “Award Agreement” means the document or documents by which each Award is evidenced, which may be in written or electronic form.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Cause”, as defined in any employment, consulting or similar agreement between the Participant and any member of the Company Group in effect at the time of such Termination, or (ii) in the absence of any such employment, consulting or similar agreement (or the absence of any definition of “Cause” contained therein), the Participant’s (A) the breach by Participant of the terms of any employment or severance agreement to which Participant is a party with any member of the Company Group, (B) if Participant has no such agreement, a breach of the terms of Participant’s employment (including, without limitation, the material policies of the Service Recipient, as applicable relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient), (C) the willful failure or refusal to perform Participant’s material duties for the Service Recipient or any member of the Company Group, as applicable, (D) the insubordination or disregard of the legal directives of the Board or senior management of the Company, as applicable, which are not inconsistent with the scope, ethics and nature of Participant’s duties and responsibilities, (E) engaging in misconduct that has, or could reasonably be expected to have, a material and adverse impact on the reputation, business, business relationships or financial condition of any member of the Company Group, (F) the commission of an act of fraud or embezzlement or acts of personal dishonesty involving personal profit against any member of the Company Group or (G) commission of acts constituting, any conviction of, or plea of guilty or nolo contendere to, a felony or of a crime involving fraud or misrepresentation, or any other crime that results, or could reasonably be expected to result in, material harm to the business or reputation of any member of the Company Group.

(g) “Change in Control” means:

(i) the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);

(ii) during any period of twelve (12) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company Group (taken as a whole) to any Person that is not an Affiliate of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i) “Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(j) “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

(k) “Company” means TransUnion, a Delaware corporation, and any successor thereto.

(l) “Company Group” means, collectively, the Company and any of its Subsidiaries.

(m) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(n) “Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(o) “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; (iii) the breach of any noncompetition, nonsolicitation or other agreement containing restrictive covenants, with any member of the Company Group; or (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion.

(p) “Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Disability”, as defined in any employment, consulting or similar agreement between the Participant and the Service Recipient in effect at the time of determination; or (ii) in the absence of any such employment, consulting or similar agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Service Recipient or other member of Company Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the occupation at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Company (or designee) in its sole and absolute discretion.

(q) “Eligible Director” means a person who is (i) with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and (ii) with respect to actions undertaken to comply with the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(r) “Eligible Person” means any (i) individual employed by any member of the Company Group; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of any member of the Company Group; or (iii) consultant or advisor to any member of the Company Group who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, who, in the case of each of clauses (i) through (iii) above has entered into an Award Agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(t) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(u) “Fair Market Value” means, on a given date, if (i) the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) the Common Stock is not listed on a national securities exchange or quoted in an inter- dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(v) “First Restatement Effective Date” has the meaning given such term in Section 3 of the Plan.

(w) “GAAP” has the meaning given such term in Section 14(b) of the Plan

(x) “Immediate Family Members” has the meaning given such term in Section 14(b) of the Plan.

(y) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(z) “Indemnifiable Person” has the meaning given such term in Section 4(e) of the Plan.

(aa) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(bb) “Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.

(cc) “NYSE” means the New York Stock Exchange.

(dd) “Option” means an Award granted under Section 7 of the Plan.

(ee) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ff) “Original Effective Date” has the meaning given such term in Section 3 of the Plan.

(gg) “Other Cash-Based Award” means an Award granted under Section 10 of the Plan that is payable without reference to the value of Common Stock.

(hh) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan that is payable by reference to the value of Common Stock.

(ii) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.

(jj) “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(kk) “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award under the Plan.

(ll) “Performance Formula” means, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(mm) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(nn) “Performance Period” means the one or more periods of time of not less than 12 months, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(oo) “Permitted Transferee” has the meaning given such term in Section 14(b) of the Plan.

(pp) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

(qq) “Plan” means this TransUnion Second Amended and Restated 2015 Omnibus Incentive Plan, as it may be amended from time to time.

(rr) “Qualifying Termination” means a Termination of a Participant’s employment or service with a Successor Company and its Subsidiaries without Cause during the period beginning on a Change in Control, and ending on the first anniversary of such Change in Control.

(ss) “Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(tt) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(uu) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(vv) “Second Restatement Effective Date” has the meaning given such term in Section 3 of the Plan.

(ww) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(xx) “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(yy) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(zz) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(aaa) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(bbb) “Substitute Award” has the meaning given such term in Section 5(e) of the Plan.

(ccc) “Sub-Plans” means any sub-plan to this Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit and the other limits specified in Section 5(b) shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.

(ddd) “Successor Award” has the meaning given such term in Section 12(b)(i) of the Plan.

(eee) “Successor Company” means an acquiring company or successor to the Company, or the surviving company of a Change in Control, or, if any, the parent or holding company thereof.

(fff) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient.

(ggg) “Vesting Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

3. Effective Date; Duration. The Plan was originally effective on June 18, 2015 (the “Original Effective Date”) and was amended and restated, effective as of May 12, 2020 (the “First Restatement Effective Date”). The Plan, as hereby amended and restated, shall become effective on May [●], 2024 (the “Second Restatement Effective Date”), the date on which the Plan is approved by the Company’s stockholders, subject to such approval. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Second Restatement Effective Date; provided, however, that no Incentive Stock Option may be granted under the Plan after the tenth anniversary of the date on which the Board adopted the Plan, as hereby amended and restated; provided, further, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards. If the Plan, as amended and restated hereby, is not approved by stockholders, the originally adopted Plan shall continue to remain in effect in accordance with its terms until the tenth anniversary of the Original Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.  Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of

Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (x) adopt Sub-Plans.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to Non-Employee Directors. Notwithstanding the foregoing in this Section 4(c), it is intended that any action under the Plan intended to qualify for the exemptions provided by Rule 16b-3 under the Exchange Act will be taken only by the Board or by a committee or subcommittee of two or more Eligible Directors. However, the fact that any member of such committee or subcommittee shall fail to qualify as an Eligible Director shall not invalidate any action that is otherwise valid under the Plan.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any other member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award granted hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Person harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.  Grant of Awards; Shares Subject to the Plan; Limitations.

(a) The Committee may, from time to time, grant Awards to one or more Eligible Persons.

(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, as of the Second Restatement Effective Date, no more than 16,400,000 shares of Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan, which shall include 5,400,000 shares of Common Stock authorized as of the Original Effective Date, 7,000,000 additional shares of Common Stock authorized as of the First Restatement Effective Date and 4,000,000 additional shares of Common Stock authorized as of the Second Restatement Effective Date; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 1,333,000 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company (for this purpose, if a SAR is granted in tandem with an Option (such that the SAR expires with respect to the number of shares of Common Stock for which the Option is exercised), only the shares underlying the Option shall count against this limitation); (iii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 1,333,000 shares of Common Stock may be issued in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such share denominated Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year in respect of such Non-Employee Director’s service on the Board, shall not exceed $1,500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); and (vi) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) pursuant to a Performance Compensation Award denominated in cash (described in Section 11(a) of the Plan) shall be $25,000,000.

(c) Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited, terminated, settled in cash, or otherwise is settled without delivery to the Participant of the full number of shares of Common Stock to which the Award related, the undelivered shares will again be available for grant. Shares of Common Stock withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number of shares surrendered in payment of any Exercise Price or Strike Price, or taxes relating to an Award, shall be deemed to constitute shares not issued to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that such shares shall not become available for issuance hereunder if either: (i) the applicable shares are withheld or surrendered following the termination of the Plan; or (ii) at the time the applicable shares are withheld or surrendered, it would constitute a material revision of the

Plan subject to stockholder approval under any then-applicable rules of the national securities exchange on which the Common Stock is listed.

(d) Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.

6. Eligibility. Participation in the Plan shall be limited to Eligible Persons.

7.  Options.

(a) General. Each Option granted under the Plan shall be evidenced by an Award Agreement, in written or electronic form, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company Group, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration; Termination.

(i) Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee; provided, however, that notwithstanding any such vesting dates or events, the Committee may in its sole discretion accelerate the vesting of any Options at any time and for any reason. Options shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition. Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group.

(ii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of: (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one year thereafter (but in no event beyond the expiration of the Option Period); and (C) a Participant’s Termination for any other reason, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for not less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP); or (ii) by such other method as the Committee may permit in its sole discretion, including, without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price. Any fractional shares of Common Stock shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.  Stock Appreciation Rights.

(a) General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration; Termination.

(i) A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such events as determined by the Committee; provided, however, that notwithstanding any such vesting dates or events, the Committee may, in its sole discretion, accelerate the vesting of any SAR at any time and for any reason. SARs shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.

(ii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of: (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding SARs granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the SAR Period); and (C) a Participant’s Termination for any other reason, each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the SAR Period).

(d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one (1) share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

9.  Restricted Stock and Restricted Stock Units.

(a) General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock; provided, that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of performance conditions (other than, or in addition to, the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within fifteen (15) days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.

(c) Vesting; Termination.

(i) Restricted Stock and Restricted Stock Units shall vest, and any applicable Vesting Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee; provided, however, that notwithstanding any such dates or events, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock or Restricted Stock Unit or the lapsing of any applicable Vesting Period at any time and for any reason.

(ii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock or Restricted Stock Units, as applicable, have vested, (A) all vesting with respect to such Participant’s Restricted Stock or Restricted Stock Units, as applicable, shall cease and (B) unvested shares of Restricted Stock and unvested Restricted Stock Units, as applicable, shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

(d) Issuance of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Vesting Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Vesting Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Vesting Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or his or her beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part shares of Common Stock and part cash, as the case may be) beyond the expiration of the Vesting Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in settlement of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Vesting Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the date on which the Vesting Period lapses with respect to such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).

(e) Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE TRANSUNION SECOND AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN TRANSUNION AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF TRANSUNION.

10. Other Stock-Based Awards and Other Cash-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock, valued by reference to, or are otherwise based on the Fair Market Value per share of Common Stock, including, without limitation, performance shares or performance units, or other Awards denominated in cash, (including, without limitation, cash bonuses), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award Agreement, and each Other Cash-Based Awards shall be evidenced such form as the Committee may determine from time to time. Each Other Stock-Based Award or Other Cash-Based Award, as applicable, so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award, including, without limitation, those set forth in Section 14(c) of the Plan.

11.  Performance Compensation Awards.

(a) General. The Committee shall have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Compensation Award.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula(e).

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more members of the Company Group, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and may include, but are not limited to, any of the following, which may be determined in accordance with generally accepted accounting principles (“GAAP”) or on a non-GAAP basis: (i) net earnings, net income (before or after taxes) or consolidated net income; (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, or cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer/client satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other ‘value creation’ metrics; (xvii) enterprise value; (xviii) sales; (xix) stockholder return; (xx) customer/client retention; (xxi) competitive market metrics; (xxii) employee retention; (xxiii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxiv) comparisons of continuing operations to other operations; (xxv) market share; (xxvi) cost of capital, debt leverage year-end cash position or book value; (xxvii) strategic objectives; (xxviii) any other objective or subjective Performance Criteria specified by the Committee; or (xxix) any combination of the foregoing. The Committee may specify any reasonable definition of the Performance Criteria that it uses, and any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more members of the Company Group as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more members of the Company Group or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.

(d) Modification of Performance Goal(s). Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee shall specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; (x) a change in the Company’s fiscal year; and (xi) any other adjustments specified by the Committee. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render Performance Goals to be unsuitable, the Committee may modify such Performance Goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted, or transferred to a different business unit or function during a Performance Period, the Committee may determine that the Performance Goals or Performance Period are no longer appropriate and may (x) adjust, change or eliminate the Performance Goals or the applicable Performance Period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Committee.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Award Agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period, and in so doing, the Committee may make such adjustments to the amount of the Performance Compensation Award earned as it determines in its sole discretion.

(f) Timing of Award Payments. Unless otherwise provided in the applicable Award Agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii) of the Plan).

12. Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder (except Other Cash-Based awards):

(a) General. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control), or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder, (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan, and (C) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award, or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals); provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment made under this Section 12 shall be conclusive and binding for all purposes.

(b) Adjustment Events. Without limiting the foregoing, except as may otherwise be provided in an Award Agreement, in connection with any Adjustment Event, the Committee may, in its sole discretion, provide for any one or more of the following:

(i) providing for (A) subject to Section 12(c), a substitution or assumption of Awards (any substituted Award or assumed Award, a “Successor Award”), (B) accelerating the exercisability of, lapse of restrictions on, or termination of, Awards, or (C) providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(ii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, cancelling any one or more outstanding Awards and causing to be paid to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor), or, in the case of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Stock-Based Awards prior to such cancellation, or the underlying shares in respect thereof;

(c) Corporate Transactions. Except as may otherwise be provided in an Award Agreement or otherwise determined by the Committee, in the event of (x) any sale, transfer, disposition, or other transaction of assets to any Person that is not an Affiliate of the Company which results in the Participant’s ceasing to provide services to any member of the Company Group, or (y) a Change in Control of the Company:

(i) with respect to each Successor Award issued pursuant to the first clause of Section 12(b)(i) which vests solely based upon the continued employment or service of the Participant, if the Participant experiences a Qualifying Termination, such Successor Award shall become fully vested and exercisable (to the extent applicable), and any forfeiture provisions will lapse; and

(ii) with respect to each outstanding and unvested Award that is subject to any performance-based vesting conditions or criteria, (A) satisfaction of the performance-based conditions or criteria shall be measured based on actual performance through the date of such Change in Control (and to the extent the Committee cannot determine whether a performance level has been achieved, satisfaction shall be deemed to have occurred at target levels), and (B) a Successor Award may be issued with respect to a prorated portion of such Award (with such proration determined based on the satisfaction of the performance-based conditions or criteria), provided, that, any such Successor Award shall become fully vested and exercisable (to the extent applicable), and any forfeiture provisions will lapse, on the last day of the performance period that was applicable to such Award prior to the Change in Control, subject to the Participant’s continued employment with the Successor Company and its Subsidiaries through such date, or, if earlier, on the date the Participant experiences a Qualifying Termination.

Payments to holders pursuant to clause (b)(ii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price).

(d) Other Requirements. Prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

13.  Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if: (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 12 of the Plan) or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) of the Plan without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 12, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

14.  General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom the award was granted, and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company.

(b) Nontransferability.

(i) Each Award shall be exercisable only by such Participant to whom the award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (including, without limitation, except as may be prohibited by applicable law, pursuant to a domestic relations order) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any other member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as

“charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with clauses (ii), above, shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that: (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c) Dividends and Dividend Equivalents. The Committee, in its sole discretion, may provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends, dividend equivalents or other similar payments shall be payable in respect of outstanding (i) Options or SARs; or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than, or in addition to, the passage of time) (although dividends, dividend equivalents or other similar payments may be accumulated in respect of unearned Awards and paid within fifteen (15) days after such Awards are earned and become payable or distributable).

(d) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any other member of the Company Group, and the Company or any other member of the Company Group shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property issuable or deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding or any other applicable taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding or any other applicable taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may (but is not obligated to), in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been held by the Participant for not less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP) having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability, provided that with respect to shares withheld pursuant to clause (B), the number of such shares may not have a Fair Market Value greater than the maximum required statutory withholding liability.

(e) Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and his or her participation in the Plan.

(f) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or any other member of the Company Group, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(g) International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or any other member of the Company Group.

(h) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(i) Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(j) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.

(k) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan in book- entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable), over (II) the aggregate Exercise Price or Strike Price (of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, or the underlying shares in respect thereof.

(l) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(m) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(n) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting equity awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(o) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any other member of the Company Group, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

(p) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company or any other member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(q) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.

(r) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF HIS OR HER RIGHTS OR OBLIGATIONS HEREUNDER.

(s) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(t) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(u) 409A of the Code.

(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code and any Treasury Regulations promulgated thereunder (collectively, “Section 409A of the Code”), and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.

(v) Clawback/Forfeiture. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time; and (ii) applicable law, including, but not limited to, the applicable rules and regulations of the Securities and Exchange Commission and the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Company may require the Participant to repay any such excess amount to the Company.

(w) Whistleblower Acknowledgements. Nothing in this Plan or any Award Agreement prohibits a Participant from voluntarily reporting possible violations of federal law or regulation to any governmental agency or entity, including the Securities and Exchange Commission, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. A Participant is not required to obtain prior authorization or a release from the Company or any of its Affiliates to make such a report or disclosure, nor is a Participant required to notify the Company or any of its Affiliates of any such report or disclosure.

(x) Detrimental Activity. Notwithstanding anything to the contrary contained herein, but at all times subject to the provisions of Section 14(w) above, if a Participant has engaged in any Detrimental Activity, as determined by the Committee (except to the extent such activity is protected under applicable whistleblower provisions of federal law or regulation), the Committee may, in its sole discretion, provide for one or more of the following:

(i) cancel any or all of such Participant’s outstanding Awards; or

(ii) require such Participant to forfeit any amount or gain realized due to the vesting or exercise of Awards, and to repay any such amount or gain promptly to the Company.

(y) Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company or any other member of the Company Group, as applicable, and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

(z) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Appendix B

AMENDMENT TO THE

TRANSUNION 2015 EMPLOYEE STOCK PURCHASE PLAN

This Amendment (this “Amendment”) to the TransUnion 2015 Employee Stock Purchase Plan (as amended and restated November 6, 2018 and as may be further amended from time to time, the “ESPP”) is made as of February 21, 2024. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the ESPP.

RECITALS

WHEREAS, Section 11.01 of the ESPP permits the Board to amend the ESPP, subject to stockholder approval as may be required for such amendment;

WHEREAS, the Company previously reserved a total of 2,400,000 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), under the ESPP;

WHEREAS, the Board, at the recommendation of the Compensation Committee, desires to amend the ESPP to provide for an increase of 3,000,000 shares of Common Stock to be reserved for issuance pursuant to the ESPP;

WHEREAS, this Amendment shall be submitted to the Company’s stockholders for approval, and shall become effective as of the date on which the Company’s stockholders approve such Amendment (the “Effective Date”);

WHEREAS, if the Company’s stockholders fail to approve this Amendment, the existing Plan shall continue in full force and effect;

NOW, THEREFORE, BE IT:

RESOLVED, that the ESPP is hereby amended, effective as of the Effective Date as follows:

1. Section 3.01(a) of the ESPP is hereby amended by deleting said subsection in its entirety and substituting in lieu thereof the following new Section 3.01(a):

3.01.  Shares of Common Stock Reserved For the Plan.

(a)   Subject to adjustment upon changes in capitalization of the Company as provided in Section 9.01, the maximum number of shares of Common Stock which may be issued under the Plan shall be 5,400,000.

2.  Except as expressly amended by this Amendment, the ESPP shall continue in full force and effect in accordance with the provisions thereof.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

B-1

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

TransUnion

By:
Name:
Title:

B-2

TransUnion

TRANSUNION
555 WEST ADAMS STREET
CHICAGO, ILLINOIS 60661

SCAN TO VIEW MATERIALS & VOTE

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 1, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 1, 2024. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

V34015-P04271

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TRANSUNION

1. Election of Directors

Nominees:

		For	Against	Abstain
1a.	George M. Awad	☐	☐	☐
1b.	William P. (Billy) Bosworth	☐	☐	☐
1c.	Christopher A. Cartwright	☐	☐	☐
1d.	Suzanne P. Clark	☐	☐	☐
1e.	Hamidou Dia	☐	☐	☐
1f.	Russell P. Fradin	☐	☐	☐
1g.	Charles E. Gottdiener	☐	☐	☐
1h.	Pamela A. Joseph	☐	☐	☐
1i.	Thomas L. Monahan, III	☐	☐	☐
1j.	Ravi Kumar Singisetti	☐	☐	☐
1k.	Linda K. Zukauckas	☐	☐	☐

TRANSUNION 555 WEST ADAMS STREET CHICAGO, ILLINOIS 60661 SCAN TO VIEW MATERIALS & VOTE w Before VOTE BY The INTERNET Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use until the 11:59 Internet p.m. to Eastern transmit Daylight your Time voting on instructions May 1, 2024 and . Have for electronic your proxy delivery card in of hand information when you up access voting instruction the website form and . follow the instructions to obtain your records and to create an electronic During The Meeting—Go to www.virtualshareholdermeeting.com/TRU2024 is You printed may attend in the box the meeting marked by via the the arrow Internet available and vote and during follow the the meeting instructions . Have . the information that Use VOTE any BY touch PHONE -tone — telephone 1-800-690 to -6903 transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 1, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE Mark, BY sign MAIL and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC If you would like DELIVERY to reduce OF the FUTURE costs incurred PROXY MATERIALS by us in mailing proxy materials, you can consent to receiving Internet. To all future sign up proxy for electronic statements, delivery, proxy cards please and follow annual the reports instructions electronically above to via vote e-mail using or the the in Internet future and, years when . prompted, indicate that you agree to receive or access proxy materials electronically TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V34015-P04271 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TRANSUNION The Board of Directors recommends you vote FOR each of the nominees for director: 1. Election of Directors Nominees: For Against Abstain 1a. George M. Awad 1b. William P. (Billy) Bosworth The Board of Directors recommends you vote FOR For Against Abstain proposals 2 through 5: 1c. Christopher A. Cartwright 2. Ratification of appointment of PricewaterhouseCoopers LLP as TransUnion’s independent registered public accounting firm for the fiscal year ending December 31, 2024. 1d. Suzanne P. Clark 3. To approve, on a non-binding advisory basis, the compensation of TransUnion’s named executive officers. 1e. Hamidou Dia 4. To amend and restate TransUnion’s Amended and Restated 2015 Omnibus Incentive Plan to, among other 1f. Russell P. Fradin things, increase the number of shares authorized for issuance by 4 million shares and extend the term of the 1g. Charles E. Gottdiener plan through the tenth anniversary of the effective date of such amendment and restatement. 1h. Pamela A. Joseph 5. To amend TransUnion’s 2015 Employee Stock Purchase Plan, as Amended and Restated, to increase the number of shares authorized for issuance by 3 million shares. 1i. Thomas L. Monahan, III NOTE: By execution of this Proxy Card, the undersigned hereby 1j. Ravi Kumar Singisetti authorizes the proxies to vote, in their discretion, on any other business that may properly be brought before the meeting or any postponement thereof. 1k. Linda K. Zukauckas Your signature should appear exactly the same as your name appears. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and our 2023 Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2023) are available at www.proxyvote.com. V34016-P04271 TRANSUNION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 2, 2024 The undersigned stockholder(s) of TransUnion hereby appoint(s) Heather J. Russell and Rachel W. Mantz, or either of them, as proxies, with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TransUnion that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m., Central Daylight Time on May 2, 2024, and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually via live audio webcast at: www.virtualshareholdermeeting.com/TRU2024. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 THROUGH 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. CONTINUED AND TO BE SIGNED ON REVERSE SIDE.